1940 Act File No.	811-22217

Form N-1A

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

Amendment No.	23

FEDERATED CORE TRUST III

(Exact Name of Registrant as Specified in Charter)

Federated Investors Funds

4000 Ericsson Drive

Warrendale, PA 15086-7561

(Address of Principal Executive Offices)

(412) 288-1900

(Registrant’s Telephone Number, including Area Code)

Peter J. Germain, Esquire

Federated Investors Tower

Pittsburgh, Pennsylvania 15222-3779

(Name and Address of Agent for Service)

Private Offering Memorandum
May 31, 2019 (Revised July 29, 2019)

Federated Project and Trade Finance Core Fund

A Portfolio of Federated Core Trust III
The securities described herein are offered pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“1933 Act”), and Regulation D (including Rule 506(c)) thereunder, and have not been registered with or approved or disapproved by the Securities and Exchange Commission (SEC) or any other regulatory authority of any jurisdiction, nor has the SEC passed upon the accuracy or adequacy of this Private Offering Memorandum. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE TO SHAREHOLDERS
Beginning on January 1, 2021, as permitted by regulations adopted by the Securities and Exchange Commission, paper copies of the Fund's shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from the Fund or from your financial intermediary, such as a broker-dealer or bank. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.
If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications from the Fund or your financial intermediary electronically by contacting your financial intermediary (such as a broker-dealer or bank); other shareholders may call the Fund at 1-800-341-7400, Option 4.
You may elect to receive all future reports in paper free of charge. You can inform the Fund or your financial intermediary that you wish to continue receiving paper copies of your shareholder reports by contacting your financial intermediary (such as a broker-dealer or bank); other shareholders may call the Fund at 1-800-341-7400, Option 4. Your election to receive reports in paper will apply to all funds held with the Fund complex or your financial intermediary.
Investment Adviser
Federated Investment Management Company
Placement Agent
Federated Securities Corp.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222
Do Not Copy or Circulate

Not FDIC Insured ■ May Lose Value ■ No Bank Guarantee

A Statement of Additional Information (SAI), with respect to Federated Project and Trade Finance Core Fund, a portfolio of Federated Core Trust III (“Trust”), with the same date has been filed with the SEC, and is incorporated herein by reference. A copy of the SAI is available without charge by calling the Fund's placement agent at 1-800-341-7400.
Shares of the Fund are not deposits or obligations of any bank, are not endorsed or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. The Fund is not a mutual fund. The Fund operates as an open-end extended payment fund. Shareholders of the Fund will have a restricted ability to redeem Shares of the Fund. When a redeeming shareholder presents Shares to the transfer agent in proper order for redemption, the Fund has up to thirty-one (31) days to make payment to the redeeming shareholder. The price of redeemed Shares will be determined as of the closing net asset value of the Fund twenty-four (24) days after receipt of a shareholder redemption request or if such date is a weekend or holiday, on the preceding business day. See “Redemption of Fund Shares.”
Shares of the Fund are being offered for investment only to investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D of the 1933 Act, and that are also “qualified purchasers” as defined in Section 2(a)(51) of the Investment Company Act of 1940 (“1940 Act”) (“Eligible Investors”).
Investors will be required to represent that they meet certain financial requirements and that they are familiar with and understand the terms, risks and merits of an investment in the Fund.
No resale of Shares may be made unless the Shares are subsequently registered under the 1933 Act or an exemption from such registration is available.
This Private Offering Memorandum has been prepared solely for the information of the recipient and may not be reproduced, provided to others or used for any other purpose.
No person has been authorized to make representations or give any information with respect to the Shares, except the information contained herein or in the Trust's registration statement filed under the Investment Company Act of 1940.

PART A: INFORMATION REQUIRED IN A PROSPECTUS
May 31, 2019 (Revised July 29, 2019)
Items 1, 2, 3, 4 and 13 of Part A are omitted pursuant to Item B(2)(b) of the General Instructions to Form N-1A.
Please read this Private Offering Memorandum carefully before investing and retain it for future reference. It contains important information about the Fund that investors should know before investing.
A copy of a Subscription Agreement and Investor Questionnaire for use in subscribing to purchase Shares of the Fund accompanies delivery of this Private Offering Memorandum. In order to purchase Shares of the Fund, a prospective investor must satisfactorily complete, execute and deliver the Subscription Agreement and Investor Questionnaire to the Fund's Placement Agent.
Fund Summary Information
Federated Project and Trade Finance Core Fund (the “Fund”)
Fund Management
The Fund's Investment Adviser is Federated Investment Management Company (Adviser). The Fund's Sub-Adviser is Federated Investors (UK) LLP, a limited liability partnership incorporated in England and Wales, (the “Sub-Adviser”) and an affiliate of the Adviser. For purposes of this Private Offering Memorandum, the Adviser and Sub-Adviser, are sometimes referred to together, as applicable, as the “Fund's Adviser”.
Ihab Salib, Senior Portfolio Manager, has been the Fund's portfolio manager since its inception in August of 2009.
Christopher P. McGinley has been the Fund's portfolio manager since December of 2009.
Maarten Offeringa has been the Fund's portfolio manager since July 2019.
PURCHASE AND SALE OF FUND SHARES
Beneficial interests in the Fund are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act pursuant to Regulation D thereunder (including, without limitation, Rule 506(c)). Investments in the Fund may only be made by organizations or entities that are “accredited investors” within the meaning of Regulation D of the 1933 Act and that are also “qualified purchasers” as defined in Section 2(a)(51) of the 1940 Act (“Eligible Investors”). The Fund has adopted policies to limit the transfer of Shares, which may occur only pursuant to Board authorization, and only to persons who are Eligible Investors. The Fund operates as an open-end extended payment fund. Shareholders of the Fund will have a restricted ability to redeem shares of the Fund.
Tax Information
The Fund's distributions are taxable as ordinary income or capital gains.
Payments to Broker-Dealers and Other Financial Intermediaries
Federated Securities Corp. is the Fund's Placement Agent. It receives no fee for its services.
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The Fund is NOT a mutual fund. The Fund operates as an open-end extended payment fund. Shareholders of the Fund will have a restricted ability to redeem Shares of the Fund. When a redeeming shareholder presents Shares to the transfer agent in proper order for redemption the Fund has up to thirty-one (31) days to make payment to the redeeming shareholder. The price of the redeemed Shares will be determined as of the closing net asset value (the NAV) of the Fund twenty-four (24) days after receipt of a shareholder redemption request or if such date is a weekend or holiday, on the preceding business day (“Redemption Pricing Date”). Under normal circumstances, the Fund will make payment to the redeeming shareholder one business day after the Redemption Pricing Date (the “Redemption Payment Date”). However, the Fund reserves the right to make payment up to seven (7) days after the Redemption Pricing Date, provided such date does not exceed thirty-one (31) days after the Shares have been presented for redemption in proper order. Shareholders that redeem Shares will incur the risk that the value of their Shares presented for redemption will be worth less on the Redemption Pricing Date than on the date they submitted their redemption request.
Investment Objective, Principal Investment Strategies, Principal Investments and Principal Risks
INVESTMENT OBJECTIVE
The investment objective of the Fund is to provide total return.
PRINCIPAL INVESTMENT STRATEGIES
While there is no assurance that the Fund will achieve its investment objective it endeavors to do so by following the strategies and policies described in this Private Offering Memorandum.
The Fund pursues its investment objective primarily by investing in trade finance, structured trade, export finance, import finance and project finance or related assets of companies or other entities (including sovereign entities) located primarily in or having exposure to global emerging markets (“trade finance related securities”).
Trade finance is a long established form of commercial financing that involves providing producers, traders, distributors and end users with short and medium term loans or other forms of debt obligation. Trade finance is a major loan asset class for many of the world's commercial banks as trade finance is an important source of funding in emerging markets. Trade finance is typically used to finance critical commodity imports such as soft commodities (e.g., rice, wheat and soy beans) required to feed the population and oil, coal, ferrous and non-ferrous metals which provide inputs for the functioning of an evolving economy. For emerging economies that are exporters of commodities, payments made in advance and prior to export sale (“pre-export finance”) provide a way for banks and other lenders to lend to local producers against future earnings. Trade finance also seeks to finance the industrialization of these economies in the form of project-finance and project-related finance lending. This lending activity is supported by commercial banks, export credit agencies as well as multilateral agencies. Imports that are financed will include production inputs, inventory and plant and equipment. Many transactions of this type facilitate import substitution or provide future enhancement of export generation.
The Adviser and Sub-Adviser believe that trade finance is a risk mitigated asset class and historically, while trade finance is not immune from default arising from credit or sovereign risk factors, during these periods of financial stress, treatment of trade finance creditors typically has been preferential either formally or informally as a result of:
■	The underlying use or purpose of funds (critical imports or key exports, governmental economic priorities, etc.);
■	The types of transactional security (export contracts, escrow accounts, inventory, fixed assets, etc.); and
■	The recognition of the economic benefit that is derived from trade generally.
For purposes of this Private Offering Memorandum, the Adviser and Sub-Adviser, are sometimes referred to together, as applicable, as the “Fund's Adviser.”
During sovereign and corporate restructurings, trade finance related securities can achieve differentiated treatment in a default and then recovery situation compared to other forms of debt.
The Fund's investments are expected to consist primarily of loans, or similar instruments used to finance international trade and related infrastructure projects. These are expected to include, but not be limited to, facilities for pre-export finance, process and commodities finance, receivables financing, letters of credit and other documentary credits, promissory notes, bills of exchange and other negotiable instruments. The Fund may engage in such investments by way of purchase, assignment, participation, guarantee, insurance, derivative or any other appropriate financial instrument.
The Fund may invest without limitation in securities and obligations for which there is no readily available trading market or which are otherwise illiquid, including trade finance securities and other fixed-income or derivative instruments.
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The Fund may also take positions in traditional assets including bonds, (investment-grade or noninvestment-grade (otherwise known as “junk bonds”)) debt securities, equities, foreign exchange instruments, as well as derivatives for the purposes set forth below. The instruments in which the Fund invests may be guaranteed by the U.S. government. A substantial portion of the Fund's investments will be in obligations of non-U.S. issuers or borrowers, including those of issuers in emerging markets. Derivative investments made by the Fund are included within the Fund's 80% policy (as described below) and are calculated at market value.
Under normal circumstances, the Fund will invest at least 80% of its total assets in trade finance related securities. Up to 20% of the Fund's assets may be invested in other types of fixed-income securities and money market instruments as described in this Private Offering Memorandum. It is the Fund's Adviser's intent to focus the Fund's investments in trade finance related securities.
Because the Fund refers to trade finance-related securities in its name, it will notify shareholders at least 60 days in advance of any change in its investment policies that would enable the Fund to normally invest less than 80% of its net assets (plus any borrowing for investment purposes), in trade finance-related securities.
At least 85% of the Fund's total assets will be invested so that in the Fund's Adviser's opinion either: (i) such securities can be sold or disposed of in the ordinary course of business at approximately the price used in computing the Fund's net asset value, in a period of time equal to the period of time available to the Fund for paying redemption proceeds; or (ii) a sufficient amount of securities will mature before the next Redemption Payment Date.
In managing the Fund, the Fund's Adviser utilizes a five part decision making process (as monitored by the Fund's Adviser on a regular basis):
1. Identify Securities that meet the Fund's Investment Selection Criteria. These are expected to include trade finance related securities and other floating-rate and fixed income securities which are principally obligations of emerging-market domiciled issuers.
2. Security Screening: Mitigating Macro Risks. Screen the securities for transactions whose structure, in the Fund's Adviser's opinion mitigates the following macro risks to an acceptable level for the Fund: (i) industry risk, seeking to create and maintain a portfolio with industry diversification; (ii) geographical risk, seeking to diversify on the basis of underlying country and regional exposure; (iii) interest rate risk, seeking to maintain consistency between the relative value and return objectives of the Fund; (iv) commodity price risk, seeking to hedge against commodity price fluctuations; and (v) exchange rate risk, seeking to minimize exchange rate volatility.
3. Security Screening: Mitigating Credit Risks. Screen the securities for transactions whose structure, in the Fund's Adviser's opinion mitigates credit risks to an acceptable level for the Fund.
4. Detailed Credit and Document Review. The Fund's Adviser will conduct a detailed review of the creditworthiness of each issuer or borrower of each trade finance related security, including analyzing such issuer's or borrower's financial statements, financial ratios and industry peer group, among other credit-analysis tools. The Fund's Adviser will also seek to assess the enforceability and effectiveness of facility and security documentation.
5. Relative Value Analysis. The Fund's Adviser will undertake a relative value analysis of the proposed investment by comparing each security's yield spread to yield spreads of comparable corporate issues, countries, credit rating-tranches and non-risk mitigated securities.
The Fund may also use derivative contracts and/or hybrid instruments to implement elements of its investment strategy. For example, the Fund may use derivative contracts and/or hybrid instruments to increase or decrease the allocation of the portfolio to securities, currencies or types of securities in which the Fund may invest directly in an attempt to benefit from changes in the value of the underlying investment(s). The Fund may also, for example, use derivative contracts to:
■	increase or decrease the effective duration of the Fund's existing security positions or overall portfolio;
■	obtain premiums from the sale of derivative contracts only on existing securities;
■	realize gains from trading a derivative contract only on existing securities;
■	hedge against potential losses on existing security positions; and/or
■	hedge risk components on existing security positions by way of proxy or sovereign risk hedging.
There can be no assurance that the Fund's use of derivative contracts or hybrid instruments will work as intended.
TEMPORARY INVESTMENTS
The Fund may temporarily depart from its principal investment strategies by investing its assets in shorter-term debt securities and similar obligations or holding cash. It may do this in response to unusual circumstances, such as: adverse market, economic, or other conditions (for example, to help avoid potential losses, or during periods when there is a shortage of appropriate securities); to maintain liquidity to meet shareholder redemptions; or to accommodate cash inflows. It is possible that such investments could affect the Fund's investment returns and/or the ability to achieve the Fund's investment objectives.
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Principal investments
The following provides general information on the Fund's principal investments. The Fund's Statement of Additional Information (SAI) provides information about the Fund's non-principal investments and may provide additional information about the Fund's principal investments.
TRADE FINANCE RELATED SECURITIES
The Fund's Adviser will attempt to identify opportunities and invest the Fund's assets in trade finance related securities. Specifically these securities will consist of trade finance, structured trade finance, project finance or export finance transactions where there is a flow of goods or services (typically of a cross-border nature) and a financing need. These trade finance structures are subject to significant individual variation but typical structures may include but not be limited to the following:
Buyer's credit. An extension of credit typically made by a bank to a buyer of goods (i.e., importer) to finance the purchase of goods under a commercial contract of sale.
Contract frustration and trade credit indemnity. An insurance policy issued by an insurer in favor of an insured (typically a supplier or a bank) that provides conditional coverage to the insured against loss incurred as a result of non-payment/non-delivery by an obligor involved in a trade transaction.
Cross border leases. Cross border leases, often structured with insignificant residual value.
Export credit agency financing. A loan where an export credit agency act as lender, co-lender or guarantor.
Import finance. An extension of credit made to an importer that finances his imports.
Inventory finance. An extension of credit made to a borrowing entity (be it an importer or exporter) secured against the physical inventory held and owned by that borrower. The inventory may be held in a warehouse.
Letter of Credit (L/C). A written undertaking, or obligation, of a bank made at the request of its customer (usually an importer) to honor or pay an exporter against presentation of trade documents that comply with terms specified in the letter of credit.
Multilateral agency financing. A loan where a multilateral agency acts as either a lender or a co-lender. Such a loan may benefit from preferred creditor status in the event of shortages of foreign exchange that may be experienced by sovereign governments.
Pre-export finance. An extension of credit to an exporter before export of the goods has taken place. This can be secured against the subject goods or sales proceeds, or unsecured.
Pre-payment agreement. An extension of credit to an exporter where the source of pay-back is through the future export of goods. The difference between pre-export finance and a pre-payment agreement is that the latter arrangement may involve the buyer of the goods as a contractual party and is in effect a payment for goods in advance of delivery.
Promissory notes, bills of exchange and other forms of negotiable instrument. A written promise to pay issued by (or drawn on) an obligor in favor of a beneficiary.
Receivables. Receivables or flows of receivables created in consideration for the transfer of goods and services.
Supplier Credit. An extension of credit made by a supplier (or exporter) to an importer to finance a purchase of goods. Banks or other lenders may purchase or participate in the credit instrument if the instrument permits transfer.
Trade finance related loans and other loan assignments and participations. The Fund expects primarily to purchase trade finance loans and other loans by assignment, transfer or novation from a participant in the original syndicate of lenders or from subsequent holders of such interests. The Fund may also purchase participations on a primary basis from a mandated lead arranger during the formation of the original syndicate making such loans. Loan participations typically represent direct participations in a loan to a corporate or other borrower, and generally are offered by banks or other financial institutions or on behalf of themselves or the lending syndicate. The Fund may participate in such syndications, or can buy part of a loan, becoming a part lender. When purchasing loan participations, the Fund assumes the credit risk associated with the corporate or other borrower and may assume the credit or counterparty risk associated with an interposed bank or other financial intermediary.
Fixed-Income Securities
Fixed-income securities pay interest, dividends or distributions at a specified rate. The rate may be a fixed percentage of the principal or may be adjusted periodically. In addition, the issuer of a fixed-income security must repay the principal amount of the security, normally within a specified time. Fixed-income securities provide more regular income than equity securities. However, the returns on fixed-income securities are limited and normally do not increase with the issuer's earnings. This limits the potential appreciation of fixed-income securities as compared to equity securities.
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A security's yield measures the annual income earned on a security as a percentage of its price. A security's yield will increase or decrease depending upon whether it costs less (a “discount”) or more (a “premium”) than the principal amount. If the issuer may redeem the security before its scheduled maturity, the price and yield on a discount or premium security may change based upon the probability of an early redemption. Securities with higher risks generally have higher yields.
The following describes the fixed-income securities in which the Fund principally invests:
Treasury Securities (A Type of Fixed-Income Security)
Treasury securities are direct obligations of the federal government of the United States. Treasury securities are generally regarded as having minimal credit risks.
Government Securities (A Type of Fixed-Income Security)
Government securities are issued or guaranteed by a federal agency or instrumentality acting under federal authority. Some government securities, including those issued by Government National Mortgage Association (“Ginnie Mae”), are supported by the full faith and credit of the United States and are guaranteed only as to the timely payment of interest and principal.
Other government securities receive support through federal subsidies, loans or other benefits, but are not backed by the full faith and credit of the United States. For example, the U.S. Treasury is authorized to purchase specified amounts of securities issued by (or otherwise make funds available to) the Federal Home Loan Bank System, Federal Home Loan Mortgage Corporation (“Freddie Mac”) and Federal National Mortgage Association (“Fannie Mae”) in support of such obligations.
Some government agency securities have no explicit financial support and are supported only by the credit of the applicable agency, instrumentality or corporation. The U.S. government has provided financial support to Freddie Mac and Fannie Mae, but there is no assurance that it will support these or other agencies in the future.
The Fund treats mortgage-backed securities guaranteed by a federal agency or instrumentality as government securities. Although such a guarantee protects against credit risk, it does not eliminate it entirely or reduce other risks.
Corporate Debt Securities (A Type of Fixed-Income Security)
Corporate debt securities are fixed-income securities issued by businesses. Notes, bonds, debentures and commercial paper are the most prevalent types of corporate debt securities. The Fund may also purchase interests in bank loans to companies. The credit risks of corporate debt securities vary widely among issuers.
In addition, the credit risk of an issuer's debt security may vary based on its priority for repayment. For example, higher ranking (“senior”) debt securities have a higher priority than lower ranking (“subordinated”) securities. This means that the issuer might not make payments on subordinated securities while continuing to make payments on senior securities. In addition, in the event of bankruptcy, holders of senior securities may receive amounts otherwise payable to the holders of subordinated securities. Some subordinated securities, such as trust-preferred and capital-securities notes, also permit the issuer to defer payments under certain circumstances. For example, insurance companies issue securities known as surplus notes that permit the insurance company to defer any payment that would reduce its capital below regulatory requirements.
Asset-Backed Securities (A Type of Fixed-Income Security)
Asset-backed securities are payable from pools of obligations other than mortgages. Most asset-backed securities involve consumer or commercial debts with maturities of less than 10 years. However, almost any type of fixed-income assets (including other fixed-income securities) may be used to create an asset-backed security. Asset-backed securities may take the form of notes or pass-through certificates.
Lower-Rated, Fixed-Income Securities
Lower-rated, fixed-income securities are securities rated below investment grade (i.e., BB or lower) by a nationally recognized statistical rating organization (NRSRO). There is no minimal acceptable rating for a security to be purchased or held by the Fund and the Fund may purchase or hold unrated securities and securities whose issuers are in default.
FOREIGN SECURITIES
Foreign securities are securities of issuers based outside the United States. To the extent a Fund invests in securities included in its applicable broad-based securities market index, the Fund may consider an issuer to be based outside the United States if the applicable index classifies the issuer as based outside the United States. Accordingly, the Fund may consider an issuer to be based outside the United States if the issuer satisfies at least one, but not necessarily all, of the following:
■	it is organized under the laws of, or has its principal office located in, another country;
■	the principal trading market for its securities is in another country;
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■	it (directly or through its consolidated subsidiaries) derived in its most current fiscal year at least 50% of its total assets, capitalization, gross revenue or profit from goods produced, services performed or sales made in another country; or
■	it is classified by an applicable index as based outside the United States.
Foreign securities are primarily denominated in foreign currencies. Along with the risks normally associated with domestic securities of the same type, foreign securities are subject to currency risks and risks of foreign investing. Trading in certain foreign markets is also subject to liquidity risks.
Foreign Government Securities (A Type of Foreign Fixed-Income Security)
Foreign government securities generally consist of fixed-income securities supported by national, state or provincial governments or similar political subdivisions. Foreign government securities also include debt obligations of supranational entities, such as international organizations designed or supported by governmental entities to promote economic reconstruction or development, international banking institutions and related government agencies. Examples of these include, but are not limited to, the International Bank for Reconstruction and Development (the “World Bank”), the Asian Development Bank, the European Investment Bank and the Inter-American Development Bank.
Foreign government securities also include fixed-income securities of quasi-governmental agencies that are either issued by entities owned by a national, state or equivalent government or are obligations of a political unit that are not backed by the national government's full faith and credit. Further, foreign government securities include mortgage-related securities issued or guaranteed by national, state or provincial governmental instrumentalities, including quasi-governmental agencies.
Foreign Exchange Contracts
In order to convert U.S. dollars into the currency needed to buy a foreign security, or to convert foreign currency received from the sale of a foreign security into U.S. dollars, the Fund may enter into spot currency trades. In a spot trade, the Fund agrees to exchange one currency for another at the current exchange rate. The Fund may also enter into derivative contracts in which a foreign currency is an underlying asset. The exchange rate for currency derivative contracts may be higher or lower than the spot exchange rate. Use of these derivative contracts may increase or decrease the Fund's exposure to currency risks.
Derivative Contracts
Derivative contracts are financial instruments that require payments based upon changes in the values of designated securities, commodities, currencies, indices, or other assets or instruments including other derivative contracts, (each a “Reference Instrument” and collectively, “Reference Instruments”). Each party to a derivative contract may sometimes be referred to as a counterparty. Some derivative contracts require payments relating to an actual, future trade involving the Reference Instrument. These types of derivatives are frequently referred to as “physically settled” derivatives. Other derivative contracts require payments relating to the income or returns from, or changes in the market value of, a Reference Instrument. These types of derivatives are known as “cash-settled” derivatives, since they require cash payments in lieu of delivery of the Reference Instrument.
Many derivative contracts are traded on securities or commodities exchanges. In this case, the exchange sets all the terms of the contract except for the price. Investors make payments due under their contracts through the exchange. Most exchanges require investors to maintain margin accounts through their brokers to cover their potential obligations to the exchange. Parties to the contract make (or collect) daily payments to the margin accounts to reflect losses (or gains) in the value of their contracts. This protects investors against potential defaults by the other party to the contract. Trading contracts on an exchange also allows investors to close out their contracts by entering into offsetting contracts.
The Fund may also trade derivative contracts over-the-counter (OTC) in transactions negotiated directly between the Fund and a financial institution. OTC contracts do not necessarily have standard terms, so they may be less liquid and more difficult to close out than exchange-traded contracts. In addition, OTC contracts with more specialized terms may be more difficult to value than exchange-traded contracts, especially in times of financial stress.
The market for swaps and other OTC derivatives was largely unregulated prior to the enactment of federal legislation known as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Regulations enacted by the Commodity Futures Trading Commission (the CFTC) under the Dodd-Frank Act require the Fund to clear certain swap contracts through a clearing house or central counterparty (a CCP).
To clear a swap through the CCP, the Fund will submit the contract to, and post margin with, a futures commission merchant (FCM) that is a clearing house member. The Fund may enter into the swap with a financial institution other than the FCM and arrange for the contract to be transferred to the FCM for clearing, or enter into the contract with the FCM itself. If the Fund must centrally clear a transaction, the CFTC's regulations also generally require that the swap be executed on a registered exchange or through a market facility that is known as a swap execution facility or SEF. Central clearing is presently required only for certain swaps; the CFTC is expected to impose a mandatory central clearing requirement for additional derivative instruments over time.
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The CCP, SEF and FCM are all subject to regulatory oversight by the CFTC. In addition, most derivative market participants are now regulated as swap dealers or major swap participants and are subject to certain minimum capital and margin requirements and business conduct standards. Similar regulatory requirements are expected to apply to derivative contracts that are subject to the jurisdiction of the SEC, although the SEC has not yet finalized its regulations. In addition, uncleared OTC swaps will be subject to regulatory collateral requirements that could adversely affect the Fund's ability to enter into swaps in the OTC market. These developments could cause the Fund to terminate new or existing swap agreements or to realize amounts to be received under such instruments at an inopportune time.
Until the mandated rulemaking and regulations are implemented completely, it will not be possible to determine the complete impact of the Dodd-Frank Act and related regulations on the Fund.
Depending on how the Fund uses derivative contracts and the relationships between the market value of a derivative contract and the Reference Instrument, derivative contracts may increase or decrease the Fund's exposure to the risks of the Reference Instrument, and may also expose the Fund to liquidity and leverage risks. OTC contracts also expose the Fund to credit risks in the event that a counterparty defaults on the contract, although this risk may be mitigated by submitting the contract for clearing through a CCP.
Payment obligations arising in connection with derivative contracts are frequently required to be secured with margin (which is commonly called “collateral”).
The Fund may invest in a derivative contract if it is permitted to own, invest in, or otherwise have economic exposure to the Reference Instrument. The Fund is not required to own a Reference Instrument in order to buy or sell a derivative contract relating to that Reference Instrument. The Fund may trade in the following specific types and/or combinations of derivative contracts:
Futures Contracts (A Type of Derivative)
Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a Reference Instrument at a specified price, date and time. Entering into a contract to buy a Reference Instrument is commonly referred to as buying a contract or holding a long position in the asset. Entering into a contract to sell a Reference Instrument is commonly referred to as selling a contract or holding a short position in the Reference Instrument. Futures contracts are considered to be commodity contracts. The Adviser has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act with respect to the Fund and, therefore, is not subject to registration or regulation with respect to the Fund. Futures contracts traded OTC are frequently referred to as forward contracts. The Fund can buy or sell financial futures (such as interest rate futures, index futures and security futures), as well as, currency futures and currency forward contracts.
Option Contracts (A Type of Derivative)
Option contracts (also called “options”) are rights to buy or sell a Reference Instrument for a specified price (the “exercise price”) during, or at the end of, a specified period. The seller (or “writer”) of the option receives a payment, or premium, from the buyer, which the writer keeps regardless of whether the buyer uses (or exercises) the option. A call option gives the holder (buyer) the right to buy the Reference Instrument from the seller (writer) of the option. A put option gives the holder the right to sell the Reference Instrument to the writer of the option. Options may be bought or sold on a wide variety of Reference Instruments. Options that are written on futures contracts will be subject to margin requirements similar to those applied to futures contracts.
Swap Contracts (A Type of Derivative)
A swap contract (also known as a “swap”) is a type of derivative contract in which two parties agree to pay each other (swap) the returns derived from Reference Instruments. Swaps do not always involve the delivery of the Reference Instruments by either party, and the parties might not own the Reference Instruments underlying the swap. The payments are usually made on a net basis so that, on any given day, the Fund would receive (or pay) only the amount by which its payment under the contract is less than (or exceeds) the amount of the other party's payment. Swap agreements are sophisticated instruments that can take many different forms and are known by a variety of names. Common types of swaps in which the Fund may invest include, interest rate swaps, caps and floors, total return swaps, credit default swaps and currency swaps.
OTHER INVESTMENTS, TRANSACTIONS, TECHNIQUES
Hybrid Instruments
Hybrid instruments combine elements of two different kinds of securities or financial instruments (such as a derivative contract). Frequently, the value of a hybrid instrument is determined by reference to changes in the value of a Reference Instrument (that is a designated security, commodity, currency, index or other asset or instrument including a derivative contract). The Fund may use hybrid instruments only in connection with permissible investment activities. Hybrid
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instruments can take on many forms including, but not limited to, the following forms. First, a common form of a hybrid instrument combines elements of a derivative contract with those of another security (typically a fixed-income security). In this case all or a portion of the interest or principal payable on a hybrid security is determined by reference to changes in the price of a Reference Instrument. Second, hybrid instruments may include convertible securities with conversion terms related to a Reference Instrument.
Depending on the type and terms of the hybrid instrument, its risks may reflect a combination of the risks of investing in the Reference Instrument with the risks of investing in other securities, currencies and derivative contracts. Thus, an investment in a hybrid instrument may entail significant risks in addition to those associated with traditional investments or the Reference Instrument. Hybrid instruments are also potentially more volatile than traditional securities or the Reference Instrument. Moreover, depending on the structure of the particular hybrid, it may expose the Fund to leverage risks or carry liquidity risks.
Asset Segregation
In order to cover its obligations in connection with derivative contracts or special transactions, such as reverse repurchase agreements or when-issued and delayed delivery transactions, the Fund will either own the underlying assets, enter into offsetting transactions or set aside cash or readily marketable securities in each case, as provided by the SEC Staff or Staff guidance. This requirement may cause the Fund to miss favorable trading opportunities, due to a lack of sufficient cash or readily marketable securities. This requirement may also cause the Fund to realize losses on offsetting or terminated derivative contracts or special transactions.
Investment Ratings for Investment-Grade Securities
The Fund's Adviser will determine whether a security is investment grade based upon the credit ratings given by one or more nationally recognized statistical rating organizations (NRSROs). For example, Standard & Poor's, an NRSRO, assigns ratings to investment-grade securities (AAA, AA, A and BBB including modifiers, sub-categories or gradations) based on their assessment of the likelihood of the issuer's inability to pay interest or principal (default) when due on each security. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, the Fund must rely entirely upon the Fund's Adviser's credit assessment that the security is comparable to investment grade. The presence of a ratings modifier, sub-category or gradation (for example, a (+) or (-)) is intended to show relative standing within the major rating categories and does not affect the security credit rating for purposes of the Fund's investment parameters). If a security is downgraded below the minimum quality grade discussed above, the Fund's Adviser will reevaluate the security, but will not be required to sell it.
Investment Ratings for Noninvestment-Grade Securities
Noninvestment-grade securities are rated below BBB- by an NRSRO. These bonds have greater economic, credit and liquidity risks than investment-grade securities.
Illiquid Securities
Illiquid securities are securities that cannot be sold or disposed of in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. These may include private placements, repurchase agreements that the Fund cannot dispose of within seven days, and securities eligible for resale under Rule 144A of the Securities Act of 1933.
Investing in Securities of Other Investment Companies
The Fund may invest its assets in securities of other investment companies, including the securities of affiliated money market funds, as an efficient means of implementing its investment strategies and/or managing its uninvested cash. These other investment companies are managed independently of the Fund and incur additional fees and/or expenses which would, therefore, be borne indirectly by the Fund in connection with any such investment. However, the Adviser believes that the benefits and efficiencies of this approach should outweigh the potential additional fees and/or expenses. The Fund may invest in money market securities directly.
Principal Risks
The following provides general information on the risks associated with the Fund's principal investments. Any additional risks associated with the Fund's non-principal investments are described in the Fund's SAI. The Fund's SAI also may provide additional information about the risks associated with the Fund's principal investments.
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RISK OF NON-DIVERSIFIED FUND
The Fund is non-diversified. Compared to diversified mutual funds, it may invest a higher percentage of its assets among fewer issuers of portfolio securities. In certain situations, being non-diversified may reduce the Fund's credit risk by enabling it to avoid investing in certain countries, regions or sectors that exhibit above average credit risk. However, being non-diversified may also increase the Fund's risk by magnifying the impact (positively or negatively) that only one issuer has on the Fund's share price and performance.
Risk of Investing In Trade Finance Related Securities
The Fund pursues its investment objective by investing primarily in trade finance, structured trade finance, export finance and project finance or related obligations of companies or other entities (including sovereign entities) located primarily in or having exposure to global emerging markets. As such, the Fund is subject to all of the risks typical to investments generally made in emerging markets, in addition to risks specific to the trade finance asset class.
Emerging Markets. The Fund will make investments in emerging markets. Investors should be aware that the risks associated with an investment in emerging markets are higher than those attached to similar investments in developed countries. Investment in emerging markets involves risk factors and special considerations which may not be typically associated with investing in more developed markets and are likely to include but not be restricted to the following:
Political and Economic Factors: Political and economic change and instability may be more likely to occur and have a greater effect on the economies and markets of emerging countries. Government policies, taxation, restrictions on foreign investment and on currency convertibility and repatriation, currency fluctuations and other developments in the laws and regulations of the relevant country could result in losses.
Status of Loan Markets: In comparison with more developed primary and secondary loan markets, the emerging market loan market is smaller, can be less liquid and as a result potentially more volatile. This may result in greater volatility in the net asset value of the Fund than would be the case if the investments were made in more developed markets. In addition, settlement, clearing, safe custody and registration procedures may be underdeveloped enhancing the chance of an error, fraud or default, causing losses to the Fund. In addition, custodial expenses for emerging market securities are generally higher than for developed market securities.
Legal Considerations: The legal infrastructure and accounting, auditing and reporting standards in emerging markets may not provide the same degree of investor information or protection as would generally apply in more developed markets. Certain investments in particular emerging markets may be subject to restrictions which may limit the availability of attractive investment opportunities to the Fund. Furthermore, emerging markets are generally not as efficient as those in more developed countries. In some cases, a market for the security may not exist locally and therefore transactions may need to be made on a neighboring exchange.
Costs: Emerging markets securities may incur brokerage or stock transfer taxes or other withholding taxes levied by foreign governments which may have the effect of increasing the cost of investment and which may reduce the realized gain or increase the loss on such securities at the time of sale.
Regulation: The issuers of emerging markets securities or borrowers in emerging market countries, such as companies, banks and other financial institutions, may be subject to less stringent regulation than would be the case for issuers in developed countries, and therefore potentially carry greater risk.
Accounting Reporting Standards: The issuers of emerging market securities or borrowers in emerging market countries, such as companies, banks and other financial institutions, may be subject to local accounting and audit practices. These may differ from international accounting practices leading to a greater risk of financial misreporting or misrepresentation.
Credit Ratings: Emerging market loans are often below investment grade, or unrated. The market values of corporate loans rated below investment grade and comparable unrated securities tend to be more sensitive to company-specific developments and changes in economic conditions than for higher rated securities. Issuers of these securities are often highly leveraged, so that their ability to service debt obligations during an economic downturn may be impaired. In addition, such issuers may not have more traditional methods of financing available to them, and may be unable to repay debt at maturity by refinancing. The risk of loss due to default in payment of interest or principal by such issuers is significantly greater than in the case of investment grade securities. These securities may be subordinated to the prior payment of senior or secured indebtedness.
Taxation: Taxation of interest received by the Fund with respect to emerging market borrowers may be subject to foreign taxes that may or may not be reclaimable. Trade finance related securities may include methods to minimize such risks but no assurance can be given that such techniques will be successful. In addition, markets in which the Fund invests may have less well developed or defined tax laws and procedures than in more developed markets and this may adversely affect the level of tax suffered by investment in those markets. This may also include the imposition of retroactive taxation which had not reasonably been anticipated in the valuation of the assets of the Fund. This may result in uncertainty which could necessitate significant provisions being made for foreign taxes in the calculation of the NAV of the Fund. The Fund intends
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to elect to be treated and to qualify each year as a regulated investment company (RIC) under the Internal Revenue Code of 1986 (the “Code”). In order to qualify as a RIC, the Fund must meet certain requirements regarding the source of its income and the diversification of its assets. Interest received by the Fund in connection with its trade finance related investments will be qualifying income for purposes of such requirements, but income from engaging in lending or other business activities would not be qualifying income. The Fund must take into account the distinction between these types of income in structuring its participation in trade finance related investments.
Additional risks associated with investing in foreign securities, and emerging markets in particular, are discussed below under “Risks of Foreign Investing.”
Transportation and Warehousing Risk. Because of the transaction structuring involved, certain of the Fund's investments will be backed by commodities or other trade finance goods in transit or held in warehouses or physical assets such as plant or land. Negligence and fraud are always significant risks in transactions involving the financing of such assets. The Fund may use methods to minimize such risks but no assurance can be given that such efforts will be successful.
Legal Risk. Laws in emerging markets may be less sophisticated than in developed countries. Accordingly the Fund may be subject to additional legal risks concerning its investments in the underlying trade finance related security and in particular the effectiveness of various legal contracts that form the trade finance related security such as loan documentation, local law security agreements and collateral management arrangements. These include, but are not limited to, inadequate investor protection, unclear or contradictory legislation or regulations and lack of enforcement thereof, ignorance or breach of legislation or regulations on the part of other market participants, lack of legal redress and breaches of confidentiality. It may be difficult to obtain and enforce a judgment in certain emerging markets against borrowers or against local assets which provide collateral or security in support of a specific investment in a trade finance related security in which the Fund may be invested.
Collateral Price Risk. Many investment transactions may be supported or secured by underlying collateral, which may include primary commodities, and other secondary or tertiary goods or physical assets. The price of this commodity or asset collateral may be highly volatile in terms of value or subject to illiquidity at the time of a required sale.
Liquidity. Trade finance investments are not listed on any stock exchange or securities market, and the established or recognized market (if any) for the investments may be relatively small and/or poorly developed, therefore trades may only be executed on a matched bargain basis and prices may not be published or be readily available from an independent price source.
Market Risk. The profitability of the investment strategy of the Fund may depend on correct assessments of the future course of credit spreads of trade finance loans and other investments by the Fund's Adviser. There can be no assurance that the Fund's Adviser will be able to accurately predict such price movements.
Specificity of Certain Investments. Certain securities in particular jurisdictions may only be held by entities (often banks) resident in those jurisdictions, and not directly by the Fund. Depending on the existence or otherwise and local interpretation of trust or fiduciary laws in the relevant jurisdiction, the Fund may have the risk of such entity holding or registering such security. In the event of the insolvency of such an entity, the Fund may only rank as an unsecured creditor and the whole or part of such security may be lost.
The Fund may also acquire participations, sub-participations or other interests in emerging market debt, where the additional performance risk of the grantor of such interest will be taken, as well as the risk of the underlying emerging market debt. In the event of the insolvency of the grantor, the relevant Fund would only rank as an unsecured creditor and the whole or part of the relevant investments may be lost.
Interest Rate Risk
Prices of fixed-income securities rise and fall in response to changes in interest rates. Generally, when interest rates rise, prices of fixed-income securities fall. However, market factors, such as the demand for particular fixed-income securities, may cause the price of certain fixed-income securities to fall while the prices of other securities rise or remain unchanged.
The longer the duration of a fixed-income security, the more susceptible it is to interest rate risk. The duration of a fixed-income security may be equal to or shorter than the stated maturity of a fixed-income security. Recent and potential future changes in monetary policy made by central banks and/or their governments are likely to affect the level of interest rates. Duration measures the price sensitivity of a fixed-income security given a change in interest rates. For example, if a fixed-income security has an effective duration of three years, a 1% increase in general interest rates would be expected to cause the security's value to decline about 3% while a 1% decrease in general interest rates would be expected to cause the security's value to increase about 3%.
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Issuer Credit Risk
It is possible that interest or principal on securities will not be paid when due. Non-investment grade securities generally have a higher default risk than investment-grade securities. Such non-payment or default may reduce the value of the Fund's portfolio holdings, its share price and its performance.
Many fixed-income securities receive credit ratings from nationally recognized statistical rating organizations (NRSROs) such as Fitch Rating Service, Moody's Investor Services, Inc. and Standard & Poor's that assign ratings to securities by assessing the likelihood of an issuer and/or guarantor default. Higher credit ratings correspond to lower perceived credit risk and lower credit ratings correspond to higher perceived credit risk. Credit ratings may be upgraded or downgraded from time to time as an NRSRO's assessment of the financial condition of a party obligated to make payments with respect to such securities and credit risk changes. The impact of any credit rating downgrade can be uncertain. Credit rating downgrades may lead to increased interest rates and volatility in financial markets, which in turn could negatively affect the value of the Fund's portfolio holdings, its share price and its investment performance. Credit ratings are not a guarantee of quality. Credit ratings may lag behind the current financial conditions of the issuer and/or guarantor and do not provide assurance against default or other loss of money. Credit ratings do not protect against a decline in the value of a security. If a security has not received a rating, the Fund must rely entirely upon the Adviser's credit assessment.
Fixed-income securities generally compensate for greater credit risk by paying interest at a higher rate. The difference between the yield of a security and the yield of a U.S. Treasury security or other appropriate benchmark with a comparable maturity (the “spread”) measures the additional interest paid for risk. Spreads may increase generally in response to adverse economic or market conditions. A security's spread may also increase if the security's rating is lowered, or the security is perceived to have an increased credit risk. An increase in the spread will cause the price of the security to decline if interest rates remain unchanged.
Counterparty Credit Risk
Credit risk includes the possibility that a party to a transaction involving the Fund will fail to meet its obligations. This could cause the Fund to lose money or to lose the benefit of the transaction or prevent the Fund from selling or buying other securities to implement its investment strategy.
PREPAYMENT AND EXTENSION RISK AND CALL RISK
Unlike traditional fixed-income securities, which pay a fixed rate of interest until maturity (when the entire principal amount is due) payments on mortgage-backed securities include both interest and a partial payment of principal. Partial payment of principal may be comprised of scheduled principal payments as well as unscheduled payments from the voluntary prepayment, refinancing or foreclosure of the underlying loans. These unscheduled prepayments of principal create risks that can adversely affect a Fund holding mortgage-backed securities.
For example, when interest rates decline, the values of mortgage-backed securities generally rise. However, when interest rates decline, unscheduled prepayments can be expected to accelerate, and the Fund would be required to reinvest the proceeds of the prepayments at the lower interest rates then available. Unscheduled prepayments would also limit the potential for capital appreciation on mortgage-backed securities.
Conversely, when interest rates rise, the values of mortgage-backed securities generally fall. Since rising interest rates typically result in decreased prepayments, this could lengthen the average lives of mortgage-backed securities, and cause their value to decline more than traditional fixed-income securities.
Generally, mortgage-backed securities compensate for the increased risk associated with prepayments by paying a higher yield. The additional interest paid for risk is measured by the difference between the yield of a mortgage-backed security and the yield of a U.S. Treasury security or other appropriate benchmark with a comparable maturity (the “spread”). An increase in the spread will cause the price of the mortgage-backed security to decline. Spreads generally increase in response to adverse economic or market conditions. Spreads may also increase if the security is perceived to have an increased prepayment risk or is perceived to have less market demand.
Call risk is the possibility that an issuer may redeem a fixed-income security before maturity (a “call”) at a price below its current market price. An increase in the likelihood of a call may reduce the security's price.
If a fixed-income security is called, the Fund may have to reinvest the proceeds in other fixed-income securities with lower interest rates, higher credit risks or other less favorable characteristics.
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LIQUIDITY RISK
Trading opportunities are more limited for fixed-income securities that have not received any credit ratings, have received any credit ratings below investment grade or are not widely held. These features may make it more difficult to sell or buy a security at a favorable price or time. Consequently, the Fund may have to accept a lower price to sell a security, sell other securities to raise cash or give up an investment opportunity, any of which could have a negative effect on the Fund's performance. Infrequent trading of securities may also lead to an increase in their price volatility. Noninvestment-grade securities generally have less liquidity than investment-grade securities.
Liquidity risk also refers to the possibility that the Fund may not be able to sell a security or close out a derivative contract when it wants to. If this happens, the Fund will be required to continue to hold the security or keep the position open, and the Fund could incur losses.
OTC derivative contracts generally carry greater liquidity risk than exchange-traded contracts. This risk may be increased in times of financial stress, if the trading market for OTC derivative contracts becomes restricted.
Loan instruments may not be readily marketable and may be subject to restrictions on resale. In some cases, negotiations involved in disposing of loans may require weeks to complete. This could pose a liquidity risk to the Fund and, if the Fund's exposure to such investments is substantial, could impair the Fund's ability to meet shareholder redemptions in a timely manner. Additionally, collateral on loan instruments may consist of assets that may not be readily liquidated, and there is no assurance that the liquidation of such assets will satisfy a borrower's obligations under the instrument.
Risk Associated with Noninvestment-Grade Securities
Securities rated below investment grade, also known as junk bonds, generally entail greater economic, credit and liquidity risks than investment-grade securities. For example, their prices are more volatile, economic downturns and financial setbacks may affect their prices more negatively, and their trading market may be more limited. These securities are considered speculative with respect to the issuer's ability to pay interest and repay principal.
RISK RELATED TO THE ECONOMY
The value of the Fund's portfolio may decline in tandem with a drop in the overall value of the markets in which the Fund invests and/or other markets based on negative developments in the United States and global economies. Economic, political and financial conditions, or industry or economic trends and developments, may, from time to time, and for varying amounts of time, cause volatility, illiquidity and/or other potentially adverse effects in the financial markets, including the fixed-income market. The commencement, continuation or ending of government policies and economic stimulus programs, changes in monetary policy, increases or decreases in interest rates, or other factors or events that affect the financial markets, including the fixed-income markets, may contribute to the development of or increase in volatility, illiquidity, shareholder redemptions and other adverse effects which could negatively impact the Fund's performance. For example, the value of certain portfolio securities may rise and fall in response to changes in interest rates, which could result from a change in government policies, and has the potential to cause investors to move out of certain portfolio securities, including fixed-income securities, on a large scale. This may increase redemptions from funds that hold large amounts of certain securities and may result in decreased liquidity and increased volatility in the financial markets. Market factors, such as the demand for particular portfolio securities, may cause the price of certain portfolio securities to fall while prices of other securities rise or remain unchanged. Among other investments, lower-grade bonds and loans may be particularly sensitive to changes in the economy.
Risk of Foreign Investing
Foreign securities pose additional risks because foreign economic or political conditions may be less favorable than those of the United States. Securities in foreign markets may also be subject to taxation policies that reduce returns for U.S. investors.
Foreign companies may not provide information (including financial statements) as frequently or to as great an extent as companies in the United States. Foreign companies may also receive less coverage than U.S. companies by market analysts and the financial press. In addition, foreign countries may lack uniform accounting, auditing and financial reporting standards or regulatory requirements comparable to those applicable to U.S. companies. These factors may prevent the Fund and its Adviser from obtaining information concerning foreign companies that is as frequent, extensive and reliable as the information available concerning companies in the United States.
Foreign countries may have restrictions on foreign ownership of securities or may impose exchange controls, capital flow restrictions or repatriation restrictions which could adversely affect the liquidity of the Fund's investments.
Since many loan instruments involve parties (for example, lenders, borrowers and agent banks) located in multiple jurisdictions outside of the United States, there is a risk that a security interest in any related collateral may be unenforceable and obligations under the related loan agreements may not be binding.
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Currency Risk
Exchange rates for currencies fluctuate daily. The combination of currency risk and market risks tends to make securities traded in foreign markets more volatile than securities traded exclusively in the United States. The Adviser and Sub-Adviser attempt to manage currency risk by limiting the amount the Fund invests in securities denominated in a particular currency. However, diversification will not protect the Fund against a general increase in the value of the U.S. dollar relative to other currencies.
Investing in currencies or securities denominated in a foreign currency, entails risk of being exposed to a currency that may not fully reflect the strengths and weaknesses of the economy of the country or region utilizing the currency. Currency risk includes both the risk that currencies in which the Fund's investments are traded, or currencies in which the Fund has taken an active investment position, will decline in value relative to the U.S. dollar and, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged. In addition, it is possible that a currency (such as, for example, the euro) could be abandoned in the future by countries that have already adopted its use, and the effects of such an abandonment on the applicable country and the rest of the countries utilizing the currency are uncertain but could negatively affect the Fund's investments denominated in the currency. If a currency used by a country or countries is replaced by another currency, the Fund's Adviser and Sub-Adviser would evaluate whether to continue to hold any investments denominated in such currency, or whether to purchase investments denominated in the currency that replaces such currency, at the time. Such investments may continue to be held, or purchased, to the extent consistent with the Fund's investment objective(s) and permitted under applicable law.
Many countries rely heavily upon export-dependent businesses and any strength in the exchange rate between a currency and the U.S. dollar or other currencies can have either a positive or a negative effect upon corporate profits and the performance of investments in the country or region utilizing the currency. Adverse economic events within such country or region may increase the volatility of exchange rates against other currencies, subjecting the Fund's investments denominated in such country's or region's currency to additional risks. In addition, certain countries, particularly emerging market countries, may impose foreign currency exchange controls or other restrictions on the transferability, repatriation or convertibility of currency.
Leverage Risk
Leverage risk is created when an investment, which includes, for example, an investment in a derivative contract, exposes the Fund to a level of risk that exceeds the amount invested. Changes in the value of such an investment magnify the Fund's risk of loss and potential for gain. Investments can have these same results if their returns are based on a multiple of a specified index, security or other benchmark.
Risk of Investing in Derivative Contracts and Hybrid Instruments
The Fund's exposure to derivative contracts and hybrid instruments (either directly or through its investment in another investment company) involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. First, changes in the value of the derivative contracts and hybrid instruments in which the Fund invests may not be correlated with changes in the value of the underlying Reference Instruments or, if they are correlated, may move in the opposite direction than originally anticipated. Second, while some strategies involving derivatives may reduce the risk of loss, they may also reduce potential gains or, in some cases, result in losses by offsetting favorable price movements in portfolio holdings. Third, there is a risk that derivative contracts and hybrid instruments may be erroneously priced or improperly valued and, as a result, the Fund may need to make increased cash payments to the counterparty. Fourth, exposure to derivative contracts and hybrid instruments may have tax consequences to the Fund and its shareholders. For example, derivative contracts and hybrid instruments may cause the Fund to realize increased ordinary income or short-term capital gains (which are treated as ordinary income for Federal income tax purposes) and, as a result, may increase taxable distributions to shareholders. In addition, under certain circumstances certain derivative contracts and hybrid instruments may cause the Fund to: (a) incur an excise tax on a portion of the income related to those contracts and instruments; and/or (b) reclassify, as a return of capital, some or all of the distributions previously made to shareholders during the fiscal year as dividend income. Fifth, a common provision in OTC derivative contracts permits the counterparty to terminate any such contract between it and the Fund, if the value of the Fund's total net assets declines below a specified level over a given time period. Factors that may contribute to such a decline (which usually must be substantial) include significant shareholder redemptions and/or a marked decrease in the market value of the Fund's investments. Any such termination of the Fund's OTC derivative contracts may adversely affect the Fund (for example, by increasing losses and/or costs, and/or preventing the Fund from fully implementing its investment strategies). Sixth, the Fund may use a derivative contract to benefit from a decline in the value of a Reference Instrument. If the value of the Reference Instrument declines during the term of the contract, the Fund makes a profit on the difference (less any payments the Fund is required to pay under the terms of the contract). Any such strategy involves risk. There is no assurance that the Reference Instrument will decline in value during the term of the contract and make a profit for the Fund. The Reference Instrument may instead
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appreciate in value creating a loss for the Fund. Seventh, a default or failure by a CCP or an FCM (also sometimes called a “futures broker”), or the failure of a contract to be transferred from an Executing Dealer to the FCM for clearing, may expose the Fund to losses, increase its costs, or prevent the Fund from entering or exiting derivative positions, accessing margin or fully implementing its investment strategies. The central clearing of a derivative and trading of a contract over a SEF could reduce the liquidity in, or increase costs of entering into or holding, any contracts. Finally, derivative contracts and hybrid instruments may also involve other risks described in this Private Offering Memorandum such as interest rate, credit, currency, liquidity and leverage risks.
RISK OF LOSS AFTER REDEMPTION
The Fund is an extended payment fund. A shareholder will bear the risk of investment loss during the period between when Shares are presented to the transfer agent for redemption and when the net asset value of the Fund is determined for payment of the redeemed Shares (the “Redemption Pricing Date”). The time between when Shares are presented for redemption and the Redemption Pricing Date will be no more than twenty-four (24) days or if such date falls on a weekend or a holiday, on the preceding business day. Shares tendered for redemption will participate proportionately in the Fund's gains and losses during between when Shares are presented for redemption and the Redemption Pricing Date. During this time the value of the Fund's Shares will likely fluctuate and Shares presented for redemption could be worth less on the Redemption Pricing Date than on the day the Shares were presented to the transfer agent for redemption. The Fund has adopted a fundamental policy that may only be changed by shareholder vote, that the Redemption Pricing Date will be no more than twenty-four (24) days after the date a shareholder presents Shares for redemption in good order. If such date is a weekend or holiday the Redemption Pricing Date will be on the preceding business day.
Share Ownership Concentration Risk
A majority of the Fund's Shares may be held by other mutual funds advised by the Adviser and its affiliates. It also is possible that some or all of these other mutual funds will decide to purchase or redeem Shares of the Fund simultaneously or within a short period of time of one another in order to execute their asset allocation strategies. Accordingly, there is a risk that the Share trading activities of these shareholders could disrupt the Fund's investment strategies which could have adverse consequences for the Fund and other shareholders (e.g., by requiring the Fund to sell investments at inopportune times or causing the Fund to maintain larger-than-expected cash positions pending acquisition of investments).
technology Risk
The Adviser uses various technologies in managing the Fund, consistent with its investment objective(s) and strategy described in this Private Offering Memorandum. For example, proprietary and third-party data and systems are utilized to support decision-making for the Fund. Data imprecision, software or other technology malfunctions, programming inaccuracies and similar circumstances may impair the performance of these systems, which may negatively affect Fund performance.
Management Organization and Capital Structure
Investment Adviser
The Board of Trustees (“Board”) governs the Fund. The Board selects and oversees the Adviser, Federated Investment Management Company (FIMC or the “Adviser”). The Adviser manages the Fund's assets including buying and selling portfolio securities. Federated Advisory Services Company (FASC), an affiliate of the Adviser, provides certain support services to the Adviser. The fee for these services is paid by the Adviser and not by the Fund. The address of the Adviser and FASC is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.
The Adviser and other subsidiaries of Federated advise approximately 102 equity, fixed-income and money market mutual funds as well as a variety of other pooled investment vehicles, private investment companies, and customized separately managed accounts (including non-U.S/offshore funds), which totaled approximately $459.9 billion in assets as of December 31, 2018. Federated was established in 1955 and is one of the largest investment managers in the United States with nearly 1,900 employees. Federated provides investment products to approximately 9,500 investment professionals and institutions.
The Adviser advises approximately 76 fixed-income and money market mutual funds (including sub-advised funds) and private investment companies, which totaled approximately $264.8 billion in assets as of December 31, 2018.
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The Adviser has delegated daily management of some or all of the Fund assets to the Sub-Adviser, Federated Investors (UK) LLP, a limited liability partnership incorporated in England and Wales, (the “Sub-Adviser”) and an affiliate of the Adviser. For purposes of this Private Offering Memorandum, the Adviser and Sub-Adviser, are sometimes referred to together, as applicable, as the “Fund's Adviser” The Sub-Adviser is paid by the Adviser and not by the Fund, based on the portion of securities the Sub-Adviser manages. The Sub-Adviser's address is 150 Cheapside, London EC2V 6ET, United Kingdom.
THE SUB-ADVISER
Under the supervision of the Adviser and oversight by the Board and pursuant to a sub-advisory agreement between the Adviser and the Sub-Adviser (the “Sub-Advisory Agreement”), Federated Investors (UK) LLP, will act as sub-investment adviser to the Fund. The Sub-Adviser will have day-to-day portfolio management responsibilities of the Fund.
Federated Investors (UK) LLP, a limited liability partnership incorporated in England and Wales, is wholly owned, London based subsidiary of Federated Investors, Inc., and is authorized and regulated by the U.K. Financial Conduct Authority (FCA) to provide investment management services. The Sub-Adviser is also registered as an investment adviser with the SEC. The Sub-Adviser currently has 10 employees and approximately $7.0 billion in assets under management. The Sub-Adviser's assets under management are currently comprised primarily of European-registered money market funds, and its client base is principally U.K.- and European-based institutional investors and governmental entities.
PORTFOLIO MANAGEMENT INFORMATION
Ms. Dalia Kay and Messrs. Ihab Salib and Christopher P. McGinley are the Fund's portfolio managers responsible for managing the Fund's overall investment program.
Ihab Salib, Senior Portfolio Manager
Ihab L. Salib, Senior Portfolio Manager, has been the Fund's portfolio manager since its inception August of 2009.
Mr. Salib is a Senior Portfolio Manager, Head of the International Fixed Income Group and Chairman of the Currency Management Committee. He is responsible for day to day management of the Fund focusing on asset allocation, interest rate strategy and security selection. He has been with Federated since 1999; has worked in investment management since 1992; has managed investment portfolios since 2002. Education: B.A., State University of New York at Stony Brook.
Christopher P. McGinley, Portfolio Manager
Christopher P. McGinley has been the Fund's portfolio manager since December of 2009.
Mr. McGinley is Head of the Trade Finance Team and is responsible for day to day management of the Fund focusing on asset allocation, interest rate strategy and security selection. He has been with Federated since 2004; has worked in investment management since 2005; has managed investment portfolios since 2009. Education: B.S., University of Pittsburgh; M.P.I.A., University of Pittsburgh.
Maarten Offeringa, Portfolio Manager
Maarten Offeringa has been the Fund's portfolio manager since July 2019.
Mr. Offeringa is responsible for providing research and advice on sector allocation and security selection. He has been with Federated since 2018; has worked in investment management since 2018; has managed investment portfolios since 2019. Education: MA, Vrije Universiteit Amsterdam.
The Fund's SAI provides additional information about the Portfolio Managers' compensation, management of other accounts and ownership of securities in the Fund.
ADVISORY FEES
The Fund's investment advisory contract provides for payment to the Adviser of an annual investment advisory fee of 0.10% of the Fund's average daily net assets. The Adviser may voluntarily waive a portion of its fee or reimburse the Fund for certain operating expenses. The Adviser and its affiliates have agreed to voluntarily waive their fees (if any) and reimburse the Fund such that the Fund pays operating expenses associated with the operation and maintenance of the Fund (excluding fees and expenses that may be charged by the Adviser and its affiliates) in an amount up to 0.15% of the Fund's average net assets. Examples of such operating expenses include, but are not limited to, legal fees, auditor fees, director fees, custody fees, transfer agency fees, and other service provider expenses. Waivers and/or reimbursements by the Adviser for purposes of the 0.15% voluntary expense limit described above exclude operating expenses: (1) associated with premiums for risk insurance policies on portfolio securities or other assets that have been or may be purchased for the benefit of the Fund by the Adviser from time to time, and (2) certain legal fees paid by the Fund (such as, for example, litigation expenses) related to specific investments purchased or held by the Fund. In each case, such operating expenses will be paid directly by the Fund. The Adviser and its affiliates reserve the right to modify or eliminate these voluntary waiver and/or reimbursement arrangements at any time in its sole discretion.
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The Adviser (and not the Fund) will pay to the Sub-Adviser compensation under the Sub-Advisory Agreement an annual fee equal to 0.39% of the average daily net assets of the Fund.
A discussion of the Board's review of the Fund's investment advisory contract is available in the Fund's annual and semi-annual shareholder reports for the periods ended March 31 and September 30, respectively.
Shareholder Information
Beneficial interests in the Fund are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act pursuant to Regulation D thereunder (including, without limitation, Rule 506(c)). Investments in the Fund may only be made by organizations or entities that are “accredited investors” within the meaning of Regulation D of the 1933 Act and that are also “qualified purchasers” as defined in Section 2(a)(51) of the 1940 Act (“Eligible Investors”). The Fund has adopted policies to limit the transfer of Shares, which may occur only pursuant to Board authorization, and only to persons who are Eligible Investors.
This Private Offering Memorandum does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.
RULE 506(e) DISCLOSURE MATTERS
Rule 506 of Regulation D under the 1933 Act requires disclosure if certain covered persons of the Fund, including the Fund itself; the Fund's investment adviser; the Fund's placement agent and/or the Fund's sub-placement agents, have been subject to certain regulatory events defined in Rule 506 (“Reportable Events”) that occurred prior to September 23, 2013. Disclosure of a Reportable Event occurring after September 23, 2013, may also be required under certain circumstances.
Regulatory Action Initiated by the SEC
In November 2005, FIMC, FSC and FSSC (each as defined below) resolved certain matters in a settlement with the SEC in which FIMC, FSC and FSSC, without admitting or denying the findings by the SEC, consented to the SEC's issuance of a final order instituting administrative and cease-and-desist proceedings, making findings and imposing remedial sanctions and a cease-and-desist order.
It was alleged that Federated Investment Management Company (FIMC), a registered investment adviser to mutual funds in the Federated mutual fund complex (the “Federated Funds”), and Federated Securities Corp. (FSC), distributor for the Federated Funds, approved three market timing arrangements without appropriate disclosure of the arrangements either to Federated Fund shareholders or to the relevant funds' boards of trustees. Specifically, during the period March 2002 through August 2013, FIMC and FSC were alleged to have approved “timing capacity” in certain mutual funds to three entities, and never to have disclosed these arrangements to Federated Fund shareholders. Allegedly, in return for its arrangement, one of the entities also made a separate investment of non-timed assets in a Federated Fund. In addition, Federated Shareholder Services Company (FSSC), formerly a registered transfer agent, was alleged to have allowed a customer and a Federated employee to late trade. The terms and conditions of the settlement are detailed at http://www.sec.gov/litigation/admin/34-52839.pdf.
Pricing of Fund Shares
The net asset value of the Fund is determined as of the end of regular trading (normally, 4:00 p.m., Eastern time) each day the New York Stock Exchange (NYSE) is open. The NAV per share of the Fund is computed by dividing the value of the Fund's assets, less all liabilities, by the total number of Shares outstanding.
The Board of Trustees has ultimate responsibility for determining the fair value of investments for which market quotations are not readily available. The Board has appointed a Valuation Committee comprised of officers of the Fund, the Adviser and certain of the Adviser's affiliated companies to assist in determining fair value and in overseeing the calculation of the NAV.
The Board has also authorized the use of pricing services recommended by the Valuation Committee to provide fair value evaluations of the current value of certain investments for purposes of calculating the NAV, including most trade finance related securities and other debt securities at their market value. The Fund's SAI discusses the methods used by pricing services and the Valuation Committee to assist the Board in valuing investments.
In certain situations, the Valuation Committee may determine fair value of a security or loan, as discussed below.
When the Fund holds securities that trade principally in foreign markets on days the NYSE is closed, the value of the Fund's assets may change on days you cannot purchase or redeem Shares. This may also occur when the U.S. markets for fixed-income securities are open on a day the NYSE is closed.
In calculating its NAV, the Fund generally values investments as follows:
■	Equity securities listed on an exchange or traded through a regulated market system are valued at their last reported sale price or official closing price in their principal exchange or market.
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■	Fixed-income securities are fair valued using price evaluations provided by a pricing service approved by the Board of Trustees (“Board”).
■	Derivative contracts listed on exchanges are valued at their reported settlement or closing price, except that options are valued at the mean of closing bid and asked quotations.
■	Over-the-counter (OTC) derivative contracts are fair valued using price evaluations provided by a pricing service approved by the Board.
If any price, quotation, price evaluation or other pricing source is not readily available when the NAV is calculated, if the Fund cannot obtain price evaluations from a pricing service or from more than one dealer for an investment within a reasonable period of time as set forth in the Fund's valuation policies and procedures, or if information furnished by a pricing service, in the opinion of the Valuation Committee, is deemed not representative of the fair value of such security, the Fund uses the fair value of the investment determined in accordance with the procedures generally described below. There can be no assurance that the Fund could obtain the fair value assigned to an investment if it sold the investment at approximately the time at which the Fund determines its NAV per share.
Shares of other mutual funds are valued based upon their reported NAVs. The prospectuses for these mutual funds explain the circumstances under which they will use fair value pricing and the effects of using fair value pricing.
Fair Valuation and Significant Events Procedures
The Board has ultimate responsibility for determining the fair value of investments for which market quotations are not readily available. The Board has appointed a Valuation Committee comprised of officers of the Fund, the Adviser and certain of the Adviser's affiliated companies to assist in determining fair value and in overseeing the calculation of the NAV. The Board has also authorized the use of pricing services recommended by the Valuation Committee to provide fair value evaluations of the current value of certain investments for purposes of calculating the NAV. In the event that market quotations and price evaluations are not available for an investment, the Valuation Committee determines the fair value of the investment in accordance with procedures adopted by the Board. The Board periodically reviews and approves the fair valuations made by the Valuation Committee and any changes made to the procedures.
Using fair value to price investments may result in a value that is different from an investment's most recent closing price and from the prices used by other mutual funds to calculate their NAVs. The application of the fair value procedures to an investment represent a good faith determination of such investment's fair value. There can be no assurance that the Fund could obtain the fair value assigned to an investment if it sold the investment at approximately the time at which the Fund determines its NAV per share.
The Board also has adopted procedures requiring an investment to be priced at its fair value whenever the Adviser determines that a significant event affecting the value of the investment has occurred between the time as of which the price of the investment would otherwise be determined and the time as of which the NAV is computed. An event is considered significant if there is both an affirmative expectation that the investment's value will change in response to the event and a reasonable basis for quantifying the resulting change in value.
Examples of significant events that may occur after the close of the principal market on which a security is traded, or after the time of a price evaluation provided by a pricing service or a dealer, include:
■	With respect to securities traded principally in foreign markets, significant trends in U.S. equity markets or in the trading of foreign securities index futures contracts;
■	Political or other developments affecting the economy or markets in which an issuer conducts its operations or its securities are traded; and
■	Announcements concerning matters such as acquisitions, recapitalizations or litigation developments or a natural disaster affecting the issuer's operations or regulatory changes or market developments affecting the issuer's industry.
The Board has also authorized the use of pricing services recommended by the Valuation Committee to provide fair value evaluations of the current value of certain investments for purposes of calculating the NAV. The pricing services base their evaluations for the majority of Fund investments on indications of values from banks that make project and trade finance loans, weighted based on the accuracy of their historical indications and other factors to arrive at a price evaluation. The Fund may hold securities that are valued on the basis of prices provided by a single pricing source, including dealers from whom the securities were purchased. These securities may be less liquid and the price realized upon a sale may be different than the price used to value the security. Although the factors on which pricing services base their evaluations generally consist of observable inputs, certain fixed-income securities, such as trade finance agreements, are typically held to maturity by investors and therefore do not trade on a consistent basis. Accordingly, pricing services frequently cannot rely on executed trade prices to support their evaluations of these securities and must necessarily rely more heavily on unobservable inputs.
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The Board has adopted procedures whereby the Valuation Committee uses a pricing service to provide factors to update the fair value of equity securities traded principally in foreign markets from the time of the close of their respective foreign stock exchanges to the pricing time of the Fund. For other significant events, the Fund may seek to obtain more current quotations or price evaluations from alternative pricing sources. If a reliable alternative pricing source is not available, the Valuation Committee will determine the fair value of the investment using another method approved by the Board. The Board has ultimate responsibility for any fair valuations made in response to a significant event.
The fair valuation of securities following a significant event can serve to reduce arbitrage opportunities for short-term traders to profit at the expense of long-term investors in the Fund. For example, such arbitrage opportunities may exist when the market on which portfolio securities are traded closes before the Fund calculates its NAV, which is typically the case with Asian and European markets. However, there is no assurance that these significant event procedures will prevent dilution of the NAV by short-term traders. See “Account and Share Information–Frequent Trading Policies” for other procedures the Fund employs to deter such short-term trading.
Frequent Trading Policies
Frequent or short-term trading into and out of the Fund can have adverse consequences for the Fund and shareholders who use the Fund as a long-term investment vehicle. Such trading in significant amounts can disrupt the Fund's investment strategies (e.g., by requiring it to sell investments at inopportune times or maintain excessive short-term or cash positions to support redemptions), increase brokerage and administrative costs and affect the timing and amount of taxable gains distributed by the Fund. Investors engaged in such trading may also seek to profit by anticipating changes in the Fund's net asset value in advance of the time as of which net asset value is calculated. The Fund is designed as an investment vehicle exclusively for “accredited investors,” who are also “qualified purchasers.” The Fund is designed primarily for use by other funds managed by the Adviser and its affiliates as a substitute for direct investment in the types of securities held by the Fund. Given the limitation on the types of shareholders who may invest in the Fund, the sophistication of such shareholders and the expected role the Fund will play helping to efficiently diversify their investment portfolios, the Fund's Board has not adopted policies and procedures to discourage frequent trading or short-term trading into and out of the Fund.
PORTFOLIO HOLDINGS INFORMATION
Information concerning the Fund's portfolio holdings is available at www.Federatedinvestors.com under the “Private Funds” section of the “Products” tab, where you will be directed to a statement of agreement that you are an “accredited investor” before proceeding. Click “I agree” to agree to the terms; then you will be taken to the “Private Funds” home page where you can select the appropriate asset class or category. Select a Fund to access the “Characteristics” tab. A complete listing of the Fund's portfolio holdings as of the end of each calendar quarter is posted on the website 30 days (or the next business day) after the end of the quarter and remains posted for six months thereafter.
Summary portfolio composition information as of the close of each month is posted on the website 15 days (or the next business day) after month end and remains posted until replaced by the information for the succeeding month. The summary portfolio composition information may include identification of the Fund's top 10 holdings and a percentage breakdown of the portfolio by sector and country.
You may also access portfolio information as of the end of the Fund's fiscal quarters under the “Private Funds” section of the “Products” tab by following the directions listed above. The Fund's Annual Shareholder Report and Semi-Annual Shareholder Report contain complete listings of the Fund's portfolio holdings as of the end of the Fund's second and fourth fiscal quarters. Fiscal quarter information is made available on the website within 70 days after the end of the fiscal quarter. This information is also available in reports filed with the SEC at the SEC's website at www.sec.gov.
Each fiscal quarter, the Fund will file with the SEC a complete schedule of its monthly portfolio holdings on “Form N-PORT.” The Fund's holdings as of the end of the third month of every fiscal quarter, as reported on Form N-PORT, will be publicly available on the SEC's website at www.sec.gov within 60 days of the end of the fiscal quarter upon filing. You may also access this information via the link to the Fund and share class name at www.FederatedInvestors.com.
In addition, from time to time (for example, during periods of unusual market conditions), additional information regarding the Fund's portfolio holdings and/or composition may be posted to Federated's website. If and when such information is posted, its availability will be noted on, and the information will be accessible from, the home page of the website.
Purchase of Fund Shares
Shares of the Fund may be purchased any day the NYSE is open.
Purchases should be made in accordance with procedures established by the Fund's transfer agent, State Street Bank and Trust Company (the “Transfer Agent”).
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Purchase orders for Shares of the Fund will receive the net asset value next determined after the purchase order is received in proper form by the Transfer Agent.
Payment by federal funds must be received by the Trust's custodian, State Street Bank and Trust Company, by the close of the Federal Reserve wire transfer system the next business day following receipt of the purchase order.
The Fund reserves the right to cease accepting investments in the Fund at any time or to reject any investment order.
REDEMPTION OF FUND SHARES
THIS FUND IS NOT A MUTUAL FUND. As an investor you have only limited opportunities to redeem Fund Shares. A mutual fund offers an investor the opportunity to redeem shares held any day the mutual fund is open for business. The Fund is an extended payment fund. As an extended payment fund, a shareholder must follow the guidelines below to redeem and receive payment for those redeemed Shares.
Depending upon the method of payment, when shareholders receive redemption proceeds can differ. Payment may be delayed for up to seven days under certain circumstances (see “Limitations on Redemption Proceeds”).
Extended Payment Process for Redeemed Shares
Shareholders wishing to redeem Shares must submit their redemption requests in proper order to the Fund's Transfer Agent (the “Redemption Request”). Once the Shares have been presented to the Transfer Agent and the Transfer Agent has confirmed the order is in proper form, the Fund has up to thirty-one (31) days to make payment to the redeeming shareholder. The price of the redeemed Shares will be determined as of the closing net asset value of the Fund twenty-four (24) days after receipt of a Redemption Request or if such date is a weekend or holiday, on the preceding business day (the “Redemption Pricing Date”). For example, if a shareholder requests a redemption of Shares in proper order on November 15th, the price of the Shares redeemed would be the closing net asset value of the Fund on December 9th (twenty-four (24) days after receipt of the Redemption Request), and the Fund will make payment to the redeeming shareholder by December 16th (seven (7) days after the Redemption Pricing Date and thirty-one (31) days after the shareholder's Redemption Request). However, if a Redemption Request is received on June 10th, the twenty-fourth (24th) day after the receipt of the Redemption Request would fall on July 4th (a holiday and a day that the Fund is not open for business), therefore the Redemption Pricing Date would be the prior business day (July 3rd, assuming it is a weekday) and the Fund will make payment to the redeeming shareholder no more than thirty-one (31) days after the Redemption Request, or in this example July 11th. The same principal will apply if a Redemption Pricing Date falls on a weekend or any other day the Fund is not open for business. Under normal circumstances, the Fund will make payment to the redeeming shareholder one business day after the Redemption Pricing Date (the “Redemption Payment Date”). However, the Fund reserves the right to make payment up to seven (7) days after the Redemption Pricing Date, provided such date does not exceed thirty-one (31) days after the Shares have been presented for redemption in proper order.
The Fund has adopted as a fundamental policy, which can only be changed by shareholder vote and approval of the SEC or its Staff, that: (i) the Redemption Pricing Date will be twenty-four (24) days after a shareholder has presented its Shares to the Transfer Agent in proper order for redemption (unless such twenty-fourth (24th) day falls on a weekend or holiday in which case it shall be the business day immediately prior); and (ii) the Redemption Payment Date shall not exceed thirty-one (31) days after the Shares have been presented in proper order for redemption.
Shareholders that redeem Shares will incur the risk that the value of their Shares presented for redemption will be worth less on the Redemption Pricing Date than on the date they presented the Shares for redemption.
Methods the Fund May Use to Meet Redemption Requests
The Fund intends to pay Share redemptions in cash. To ensure that the Fund has cash to meet Share redemptions on any day, the Fund typically expects to hold a cash or cash equivalent reserve or sell portfolio securities.
In unusual or stressed circumstances, the Fund may generate cash in the following ways:
■	Inter-fund Borrowing and Lending. The SEC has granted an exemption that permits the Fund and all other funds advised by subsidiaries of Federated Investors, Inc. (“Federated funds”) to lend and borrow money for certain temporary purposes directly to and from other Federated funds. Inter-fund borrowing and lending is permitted only: (a) to meet shareholder redemption requests; (b) to meet commitments arising from “failed” trades; and (c) for other temporary purposes. All inter-fund loans must be repaid in seven days or less.
■	Redemption in Kind. Although the Fund intends to pay Share redemptions in cash, it reserves the right to pay the redemption price in whole or in part by an “in-kind” distribution of the Fund's portfolio securities. Because the Fund has elected to be governed by Rule 18f-1 under the 1940 Act, the Fund is obligated to pay Share redemptions to any one shareholder in cash only up to the lesser of $250,000 or 1% of the net assets represented by such Share class during any
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90-day period. Redemptions in kind are made consistent with the procedures adopted by the Fund's Board, which generally include distributions of a pro rata share of the Fund's portfolio assets. Redemption in kind is not as liquid as a cash redemption. If redemption is made in kind, securities received may be subject to market risk and the shareholder could incur taxable gains and brokerage or other charges in converting the securities to cash.
CONFIRMATIONS AND ACCOUNT STATEMENTS
Shareholders will receive confirmation of purchases and redemptions. In addition, shareholders will receive periodic statements reporting all account activity, including dividends and capital gains paid.
Dividends and Distributions
The Fund may declare any dividends daily and, if dividends are declared, shall pay them monthly to shareholders. If you purchase Shares by wire, you begin earning dividends on the day your wire is received. If you purchase Shares by check, you begin earning dividends on the business day after the Fund receives your check. In either case, you earn dividends through the day your redemption request is received.
In addition, the Fund pays any capital gains at least annually and may make such special distributions of dividends and capital gains as may be necessary to meet applicable regulatory requirements. Your dividends and capital gains distributions will be automatically reinvested in additional Shares without a sales charge, unless you elect cash payments. Dividends may also be reinvested without sales charges in shares of any class of any other Federated fund of which you are already a shareholder.
If you have elected to receive dividends and/or capital gain distributions in cash, and your check is returned by the postal or other delivery service as “undeliverable,” or you do not respond to mailings from Federated with regard to uncashed distribution checks, your distribution option will automatically be converted to having all dividends and capital gains reinvested in additional Shares. No interest will accrue on amounts represented by uncashed distribution checks.
If you purchase Shares just before the record date for a capital gain distribution, you will pay the full price for the Shares and then receive a portion of the price back in the form of a taxable distribution, whether or not you reinvest the distribution in Shares. Therefore, you should consider the tax implications of purchasing Shares shortly before the record date for a capital gain. Contact your financial intermediary or the Fund for information concerning when dividends and capital gains will be paid.
Under the federal securities laws, the Fund is required to provide a notice to shareholders regarding the source of distributions made by the Fund if such distributions are from sources other than ordinary investment income. In addition, important information regarding the Fund's distributions, if applicable, is available at www.FederatedInvestors.com under the “Private Funds” section of the “Products” tab, where you will be directed to a statement of agreement that you are an “accredited investor” before proceeding. Click “I agree” to agree to the terms then you will be taken to the “Private Funds” home page where you can select the appropriate asset class or category.” Select a Fund to access the “Distributions and Taxes” tab.
Tax Consequences
The Fund intends to elect to be treated and to qualify each year as a RIC under Subchapter M of the Code. In order to qualify as a RIC, the Fund must meet certain requirements regarding the source of its income and the diversification of its assets. The Fund must also distribute substantially all of its net investment company taxable income and net tax-exempt income each year. Fund distributions are taxable to the shareholder whether paid in cash or reinvested in the Fund. Dividends are taxable at different rates depending on the source of dividend income. Capital gain distributions are taxable at different rates depending upon the length of time the Fund holds its assets.
Fund distributions are expected to be both dividends and capital gains. Redemptions are taxable sales. For a more complete discussion of the federal income tax consequences of investing in the Fund, see discussion under “Taxation of the Fund” in the Fund's SAI.
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SPECIAL PROVISION FOR ABANDONED OR UNCLAIMED PROPERTY
Certain states, including the state of Texas, have laws that allow shareholders to designate a representative to receive abandoned or unclaimed property (“escheatment”) notifications by completing and submitting a designation form that generally can be found on the official state website. If a shareholder resides in an applicable state, and elects to designate a representative to receive escheatment notifications, escheatment notices generally will be delivered as required by such state laws, including, as applicable, to both the shareholder and the designated representative. A completed designation form may be mailed to the Fund (if Shares are held directly with the Fund) or to the shareholder's financial intermediary (if Shares are not held directly with the Fund). Shareholders should refer to relevant state law for the shareholder's specific rights and responsibilities under his or her state's escheatment law(s), which can generally be found on a state's official website.
Distribution Arrangements
Federated Securities Corp. is the Fund's Placement Agent. It receives no fee for its services.
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Appendix A: Hypothetical Investment and Expense Information
The following chart provides hypothetical information about the effect of the Fund's expenses, including investment advisory fees and other Fund costs, on the Fund's assumed returns over a 10-year period. The chart shows the estimated expenses that would be incurred in respect of a hypothetical investment of $10,000, assuming a 5% return each year, and no redemption of Shares. The chart also assumes that the Fund's annual expense ratio stays the same throughout the 10-year period and that all dividends and distributions are reinvested. The annual expense ratio used in the chart may not reflect any fee waiver or expense reimbursement currently in effect. The maximum amount of any sales charge that might be imposed on the purchase of Shares (and deducted from the hypothetical initial investment of $10,000; the “Front-End Sales Charge”) is reflected in the “Hypothetical Expenses” column. The hypothetical investment information does not reflect the effect of charges (if any) normally applicable to redemptions of Shares (e.g., deferred sales charges, redemption fees). Mutual fund returns, as well as fees and expenses, may fluctuate over time, and your actual investment returns and total expenses may be higher or lower than those shown below.
FEDERATED PROJECT AND TRADE FINANCE CORE FUND
ANNUAL EXPENSE RATIO: 0.24%
MAXIMUM FRONT-END SALES CHARGE: NONE
Year	Hypothetical Beginning Investment	Hypothetical Performance Earnings	Investment After Returns	Hypothetical Expenses	Hypothetical Ending Investment
1	$10,000.00	$500.00	$10,500.00	$24.57	$10,476.00
2	$10,476.00	$523.80	$10,999.80	$25.74	$10,974.66
3	$10,974.66	$548.73	$11,523.39	$26.97	$11,497.05
4	$11,497.05	$574.85	$12,071.90	$28.25	$12,044.31
5	$12,044.31	$602.22	$12,646.53	$29.59	$12,617.62
6	$12,617.62	$630.88	$13,248.50	$31.00	$13,218.22
7	$13,218.22	$660.91	$13,879.13	$32.48	$13,847.41
8	$13,847.41	$692.37	$14,539.78	$34.02	$14,506.55
9	$14,506.55	$725.33	$15,231.88	$35.64	$15,197.06
10	$15,197.06	$759.85	$15,956.91	$37.34	$15,920.44
Cumulative		$6,218.94		$305.60
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An SAI dated May 31, 2019 (Revised July 29, 2019), is incorporated by reference into this Private Offering Memorandum. Additional information about the Fund and its investments is contained in the Fund's SAI and Annual and Semi-Annual Reports to shareholders as they become available. The Annual Report's Management's Discussion of Fund Performance discusses market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. The SAI contains a description of the Fund's policies and procedures with respect to the disclosure of its portfolio securities.
These documents, as well as additional information about the Fund (including portfolio holdings, performance and distributions) are also available at www.FederatedInvestors.com under the “Private Funds” section of the “Products” tab. Click on the appropriate asset class or category where you will be directed to a statement of agreement that you are an “accredited investor” before proceeding. Click “I agree” to agree to the terms then you will be taken to the “Private Funds” home page where you can select the appropriate asset class or category. Select a Fund to access an appropriate tab.
You can obtain information about the Fund (including the SAI) by accessing Fund information from the EDGAR Database on the SEC's website at www.sec.gov. You can purchase copies of this information by contacting the SEC by email at publicinfo@sec.gov.
Federated Project and Trade Finance Core Fund
Federated Investors Funds
4000 Ericsson Drive
Warrendale, PA 15086-7561
Investment Company Act File No. 811-22217
CUSIP 31415N103
38882 (7/19)
Federated is a registered trademark of Federated Investors, Inc.
2019 ©Federated Investors, Inc.

Part B Information Required In a
Statement of Additional Information
May 31, 2019 (Revised July 29, 2019)

Federated Project and Trade Finance Core Fund

A Portfolio of Federated Core Trust III
This Part B (“Statement of Additional Information” or SAI) is not a Prospectus. Read this SAI in conjunction with the Private Offering Memorandum for Federated Project and Trade Finance Core Fund (“Fund”) dated May 31, 2019 (Revised July 29, 2019). This SAI incorporates by reference the Fund's Annual Report.
Obtain the Private Offering Memorandum or the Annual or Semi-Annual Report, when available, without charge by calling 1-800-341-7400. This SAI has been prepared solely for the information of the recipient and may not be reproduced, provided to others or used for any other purpose.
Contents
1	Fund History
1	Investment Strategy
1	Investments, Techniques, Risks and Limitations
8	Investment Risks
11	Investment Objective and Policies and Investment Limitations
12	Account and Share Information
13	Management of the Trust
19	Investment Advisory and Other Services
28	Capital Stock and Other Securities
28	Shareholder Information
32	Taxation of the Fund
34	Financial Statements
35	Addresses
36	Appendix
Federated Project and Trade Finance Core Fund
Federated Investors Funds
4000 Ericsson Drive
Warrendale, PA 15086-7561
Contact us at FederatedInvestors.com
or call 1-800-341-7400.
Federated Securities Corp., Placement Agent
38883 (7/19)
Federated is a registered trademark
of Federated Investors, Inc.
2019 ©Federated Investors, Inc.

Fund History
The Fund is a non-diversified portfolio of Federated Core Trust III (the “Trust”). The Trust is an open-end, management investment company that was established under the laws of the state of Delaware on August 29, 2007. The Trust is registered as a series company that is an open-end investment company under the Investment Company Act of 1940, as amended. The Trust may offer separate series of shares of beneficial interest representing interests in separate portfolios of securities. The Trust is governed by a board of trustees (the “Board” or “Board of Trustees”). The Fund's investment adviser is Federated Investment Management Company (FIMC or the “Adviser”). The Fund's sub-adviser is Federated Investors (UK) LLP (“Sub-Adviser”). For purposes of this Statement of Additional Information, the Adviser and the Sub-Adviser are sometimes referred together, as applicable, as the “Fund's Adviser” or the “Adviser.”
Investment Strategy
Primary investment strategies are described in the Private Offering Memorandum. The following is a description of the various additional investment policies that may be engaged in, whether as a primary or secondary strategy, and a summary of certain attendant risks. The Adviser may not buy any of the following instruments or use any of the following techniques unless it believes that doing so will help to achieve the Fund's investment objectives.
The Fund may invest in equity securities, including common stocks, warrants, or rights. Additionally, the Fund may hold equity interests acquired in conjunction with investments in bonds, loans or other similar instruments of the same or a related issuer, which may include equity interests embedded in or attached to such instrument, equity interests that are separate investments in which the Fund has the ability to invest by virtue of its ownership in such instrument of the same or a related issuer, and equity interests received in respect of ownership of such instrument in connection with a financial restructuring or reorganization. Such investments may include, among other equity interests, common and preferred stock, warrants and stock participation rights.
Investments, Techniques, Risks and Limitations
The principal securities or other investments in which the Fund invests are described in the Fund's Private Offering Memorandum. The Fund also may invest in securities or other investments as non-principal investments for any purpose that is consistent with its investment objective. The following information is either additional information in respect of a principal security or other investment referenced in the Private Offering Memorandum or information in respect of a non-principal security or other investment in which case there is no related disclosure in the Private Offering Memorandum.
Securities Descriptions and Techniques
EQUITY SECURITIES
Equity securities represent a share of an issuer's earnings and assets, after the issuer pays its liabilities. The Fund cannot predict the income it will receive from equity securities because issuers generally have discretion as to the payment of any dividends or distributions. However, equity securities offer greater potential for appreciation than many other types of securities, because their value increases directly with the value of the issuer's business. The following describes the types of equity securities in which the Fund invests.
Common Stocks
Common stocks are the most prevalent type of equity security. Common stocks receive the issuer's earnings after the issuer pays its creditors and any preferred stockholders. As a result, changes in an issuer's earnings directly influence the value of its common stock.
Preferred Stocks
Preferred stocks have the right to receive specified dividends or distributions before the issuer makes payments on its common stock. Some preferred stocks also participate in dividends and distributions paid on common stock. Preferred stocks may also permit the issuer to redeem the stock. The Fund may also treat such redeemable preferred stock as a fixed-income security.
Interests In Other Limited Liability Companies
Entities such as limited partnerships, limited liability companies, business trusts and companies organized outside the United States may issue securities comparable to common or preferred stock.

Real Estate Investment Trusts (REITs)
REITs are real estate investment trusts (including foreign REITS and REIT-like entities) that lease, operate and finance commercial real estate. REITs in the United States are exempt from federal corporate income tax if they limit their operations and distribute most of their income. Such tax requirements limit a U.S. REIT's ability to respond to changes in the commercial real estate market.
Warrants
Warrants give the Fund the option to buy the issuer's equity securities at a specified price (the “exercise price”) at a specified future date (the “expiration date”). The Fund may buy the designated securities by paying the exercise price before the expiration date. Warrants may become worthless if the price of the stock does not rise above the exercise price by the expiration date. This increases the market risks of warrants as compared to the underlying security. Rights are the same as warrants, except companies typically issue rights to existing stockholders.
Fixed-Income Securities
Fixed-income securities pay interest, dividends or distributions at a specified rate. The rate may be a fixed percentage of the principal or may be adjusted periodically. In addition, the issuer of a fixed-income security must repay the principal amount of the security, normally within a specified time. Fixed-income securities provide more regular income than equity securities. However, the returns on fixed-income securities are limited and normally do not increase with the issuer's earnings. This limits the potential appreciation of fixed-income securities as compared to equity securities.
A security's yield measures the annual income earned on a security as a percentage of its price. A security's yield will increase or decrease depending upon whether it costs less (a “discount”) or more (a “premium”) than the principal amount. If the issuer may redeem the security before its scheduled maturity, the price and yield on a discount or premium security may change based upon the probability of an early redemption. Securities with higher risks generally have higher yields.
The following describes the types of fixed-income securities in which the Fund invests. This information is either additional information in respect of a principal security referenced in the Private Offering Memorandum or information in respect of a non-principal security (in which case there is no related disclosure in the Private Offering Memorandum).
Mortgage-Backed Securities (MBS) (A Type of Fixed-Income Security)
An MBS is a type of pass-through security, which is a pooled debt obligation repackaged as interests that pass principal and interest through an intermediary to investors. In the case of MBS, the ownership interest are issued by a trust and represent participation interests in pools of adjustable and fixed-rate mortgage loans. MBS are most commonly issued or guaranteed by the U.S. government (or one of its agencies or instrumentalities) (“agency MBS”), but also may be issued or guaranteed by private entities (“non-agency MBS”). Unlike conventional debt obligations, MBS provide monthly payments derived from the monthly interest and principal payments (including any prepayments) made by the individual borrowers on the pooled mortgage loans. Most MBS make these payments monthly; however, certain MBS are backed by mortgage loans which do not generate monthly payments but rather generate payments less frequently.
The mortgage loan collateral for non-agency MBS consists of residential mortgage loans that do not conform to GSEs underwriting guidelines. Non-agency MBS generally offer a higher yield than agency MBS because there are no direct or indirect government guarantees of payment.
The non-agency and agency MBS acquired by the Fund could be secured by fixed-rate mortgages, adjustable-rate mortgages or hybrid adjustable-rate mortgages. Adjustable-rate mortgages are mortgages whose interest rates are periodically reset when market rates change. A hybrid adjustable-rate mortgage (“hybrid ARM”) is a type of mortgage in which the interest rate is fixed for a specified period and then resets periodically, or floats, for the remaining mortgage term. Hybrid ARMs are usually referred to by their fixed and floating periods. For example, a “5/1 ARM” refers to a mortgage with a five-year fixed interest rate period, followed by 25 annual interest rate adjustment periods.
DERIVATIVE CONTRACTS
Derivative contracts are financial instruments that require payments based upon changes in the values of designated securities, commodities, currencies, indices, or other assets or instruments including other derivative contracts, (each a “Reference Instrument” and collectively, “Reference Instruments”). Each party to a derivative contract may sometimes be referred to as a counterparty. Some derivative contracts require payments relating to an actual, future trade involving the Reference Instrument. These types of derivatives are frequently referred to as “physically settled” derivatives. Other derivative contracts require payments relating to the income or returns from, or changes in the market value of, a Reference Instrument. These types of derivatives are known as “cash settled” derivatives, since they require cash payments in lieu of delivery of the Reference Instrument.

Many derivative contracts are traded on securities or commodities exchanges. In this case, the exchange sets all the terms of the contract except for the price. Investors make payments due under their contracts through the exchange. Most exchanges require investors to maintain margin accounts through their brokers to cover their potential obligations to the exchange. Parties to the contract make (or collect) daily payments to the margin accounts to reflect losses (or gains) in the value of their contracts. This protects investors against potential defaults by the other party to the contract. Trading contracts on an exchange also allows investors to close out their contracts by entering into offsetting contracts.
For example, the Fund could close out an open contract to buy an asset at a future date by entering into an offsetting contract to sell the same asset on the same date. If the offsetting sale price is more than the original purchase price, the Fund realizes a gain; if it is less, the Fund realizes a loss. Exchanges may limit the amount of open contracts permitted at any one time. Such limits may prevent the Fund from closing out a position. If this happens, the Fund will be required to keep the contract open (even if it is losing money on the contract), and to make any payments required under the contract (even if it has to sell portfolio securities at unfavorable prices to do so). Inability to close out a contract could also harm the Fund by preventing it from disposing of or trading any assets it has been using to secure its obligations under the contract.
The Fund may also trade derivative contracts over-the-counter (OTC) in transactions negotiated directly between the Fund and a financial institution. OTC contracts do not necessarily have standard terms, so they may be less liquid and more difficult to close-out than exchange-traded contracts. In addition, OTC contracts with more specialized terms may be more difficult to value than exchange traded contracts, especially in times of financial stress.
The market for swaps and other OTC derivatives was largely unregulated prior to the enactment of federal legislation known as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Regulations enacted by the Commodity Futures Trading Commission (the CFTC) under the Dodd-Frank Act require the Fund to clear certain swap contracts through a clearing house or central counterparty (a CCP).
To clear a swap through the CCP, the Fund will submit the contract to, and post margin with, a futures commission merchant (FCM) that is a clearing house member. The Fund may enter into the swap with a financial institution other than the FCM and arrange for the contract to be transferred to the FCM for clearing, or enter into the contract with the FCM itself. If the Fund must centrally clear a transaction, the CFTC's regulations also generally require that the swap be executed on registered exchange or through a market facility that is known as a swap execution facility or “SEF.” Central clearing is presently required only for certain swaps, the CFTC is expected to impose a mandatory central clearing requirement for additional derivative instruments over time.
The CCP, SEF and FCM are all subject to regulatory oversight by the CFTC. In addition, most derivative market participants are now regulated as swap dealers or major swap participants and are subject to certain minimum capital and margin requirements and business conduct standards. Similar regulatory requirements are expected to apply to derivative contracts that are subject to the jurisdiction of the SEC, although the SEC has not yet finalized its regulations. In addition, uncleared OTC swaps will be subject to regulatory collateral requirements that could adversely affect the Fund's ability to enter into swaps in the OTC market. These developments could cause the Fund to terminate new or existing swap agreements or to realize amounts to be received under such instruments at an inopportune time.
Until the mandated rulemaking and regulations are implemented completely, it will not be possible to determine the complete impact of the Dodd-Frank Act and related regulations on the Fund.
Depending on how the Fund uses derivative contracts and the relationships between the market value of a derivative contract and the Reference Instrument, derivative contracts may increase or decrease the Fund's exposure to the risks of the Reference Instrument, and may also expose the fund to liquidity and leverage risks. OTC contracts also expose the Fund to credit risks in the event that a counterparty defaults on the contract, although this risk may be mitigated by submitting the contract for clearing through a CCP.
The Fund may invest in a derivative contract if it is permitted to own, invest in, or otherwise have economic exposure to the Reference Instrument. The Fund is not required to own a Reference Instrument in order to buy or sell a derivative contract relating to that Reference Instrument. The Fund may trade in the following specific types and/or combinations of derivative contracts:
Futures Contracts (A Type of Derivative)
Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a Reference Instrument at a specified price, date and time. Entering into a contract to buy a Reference Instrument is commonly referred to as buying a contract or holding a long position in the asset. Entering into a contract to sell a Reference Instrument is commonly referred to as selling a contract or holding a short position in the Reference Instrument. Futures contracts are considered to be commodity contracts. The Adviser has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act with respect to the Fund and, therefore, is not subject to registration or regulation with respect to the Fund. Futures contracts traded OTC are frequently referred to as forward contracts. The Fund can buy or sell financial futures (such as interest rate futures, index futures and security futures), as well as currency futures and currency forward contracts.
Interest Rate Futures
An interest-rate futures contract is an exchange-traded contract for which the Reference Instrument is an interest-bearing fixed income security or an inter-bank deposit. Two examples of common interest rate futures contracts are U.S. Treasury futures contracts and Eurodollar futures contracts. The Reference Instrument for a U.S. Treasury futures contract is a U.S. Treasury security. The Reference Instrument for a Eurodollar futures contract is the London Interbank Offered Rate (commonly referred to as LIBOR); Eurodollar futures contracts enable the purchaser to obtain a fixed rate for the lending of funds over a stated period of time and the seller to obtain a fixed rate for a borrowing of funds over that same period.
Index Futures
An index futures contract is an exchange-traded contract to make or receive a payment based upon changes in the value of an index. An index is a statistical composite that measures changes in the value of designated Reference Instruments within the index.
Security Futures
A security futures contract is an exchange-traded contract to purchase or sell in the future a specific quantity of a security (other than a Treasury security) or a narrow-based securities index at a certain price. Presently, the only available security futures contracts use shares of a single equity security as the Reference Instrument. However, it is possible that in the future security futures contracts will be developed that use a single fixed-income security as the Reference Instrument.
Currency Futures and Currency Forward Contracts
A currency futures contract is an exchange-traded contract to buy or sell a particular currency at a specific price at some time in the future (commonly three months or more). A currency forward contract is not an exchange-traded contract and represents an obligation to purchase or sell a specific currency at a future date, at a price set at the time of the contract and for a period agreed upon by the parties which may be either a window of time or a fixed number of days from the date of the contract. Currency futures and forward contracts are highly volatile, with a relatively small price movement potentially resulting in substantial gains or losses to the Fund. Additionally, the Fund may lose money on currency futures and forward contracts if changes in currency rates do not occur as anticipated or if the Fund's counterparty to the contract were to default.
Option Contracts (A Type of Derivative)
Option contracts (also called “options”) are rights to buy or sell a Reference Instrument for a specified price (the “exercise price”) during, or at the end of, a specified period. The seller (or “writer”) of the option receives a payment, or premium, from the buyer, which the writer keeps regardless of whether the buyer uses (or exercises) the option. Options may be bought or sold on a wide variety of Reference Instruments. Options that are written on futures contracts will be subject to margin requirements similar to those applied to futures contracts.
The Fund may buy and/or sell the following types of options:
CALL OPTIONS
A call option gives the holder (buyer) the right to buy the Reference Instrument from the seller (writer) of the option. The Fund may use call options in the following ways:
■	Buy call options on a Reference Instrument in anticipation of an increase in the value of the Reference Instrument; and
■	Write call options on a Reference Instrument to generate income from premiums, and in anticipation of a decrease or only limited increase in the value of the Reference Instrument. If the Fund writes a call option on a Reference Instrument that it owns and that call option is exercised, the Fund foregoes any possible profit from an increase in the market price of the Reference Instrument over the exercise price plus the premium received.
Put Options
A put option gives the holder the right to sell the Reference Instrument to the writer of the option. The Fund may use put options in the following ways:
■	Buy put options on a Reference Instrument in anticipation of a decrease in the value of the Reference Instrument; and
■	Write put options on a Reference Instrument to generate income from premiums, and in anticipation of an increase or only limited decrease in the value of the Reference Instrument. In writing puts, there is a risk that the Fund may be required to take delivery of the Reference Instrument when its current market price is lower than the exercise price.

The Fund may also buy or write options, as needed, to close out existing option positions.
Finally, the Fund may enter into combinations of options contracts in an attempt to benefit from changes in the prices of those options contracts (without regard to changes in the value of the Reference Instrument).
Swap Contracts (A Type of Derivative Contract)
A swap contract (also known as a “swap”) is a type of derivative contract in which two parties agree to pay each other (swap) the returns derived from Reference Instruments. Most swaps do not involve the delivery of the underlying assets by either party, and the parties might not own the Reference Instruments. The payments are usually made on a net basis so that, on any given day, the Fund would receive (or pay) only the amount by which its payment under the contract is less than (or exceeds) the amount of the other party's payment. Swap agreements are sophisticated instruments that can take many different forms and are known by a variety of names. Common swap agreements that the Fund may use include:
Interest Rate Swaps
Interest rate swaps are contracts in which one party agrees to make regular payments equal to a fixed or floating interest rate times a stated principal amount (commonly referred to as a “notional principal amount”) in return for payments equal to a different fixed or floating rate times the same principal amount, for a specific period. For example, a $10 million London Interbank Offered Rate (commonly referred to as LIBOR) swap would require one party to pay the equivalent of the London Interbank Offered Rate of interest (which fluctuates) on $10 million principal amount in exchange for the right to receive the equivalent of a stated fixed rate of interest on $10 million principal amount.
Caps and Floors
Caps and Floors are contracts in which one party agrees to make payments only if an interest rate or index goes above (Cap) or below (Floor) a certain level in return for a fee from the other party.
Total Return Swaps
A total return swap is an agreement between two parties whereby one party agrees to make payments of the total return from a Reference Instrument (or a basket of such instruments) during the specified period, in return for payments equal to a fixed or floating rate of interest or the total return from another Reference Instrument. Alternately, a total return swap can be structured so that one party will make payments to the other party if the value of a Reference Instrument increases, but receive payments from the other party if the value of that instrument decreases.
Credit Default Swaps
A credit default swap (CDS) is an agreement between two parties whereby one party (the “Protection Buyer”) agrees to make payments over the term of the CDS to the other party (the “Protection Seller”), provided that no designated event of default, restructuring or other credit related event (each a “Credit Event”) occurs with respect to a Reference Instrument that is usually a particular bond, loan or the unsecured credit of an issuer, in general (the “Reference Obligation”). Many CDS are physically settled, which means that if a Credit Event occurs, the Protection Seller must pay the Protection Buyer the full notional value, or “par value,” of the Reference Obligation in exchange for delivery by the Protection Buyer of the Reference Obligation or another similar obligation issued by the issuer of the Reference Obligation (the “Deliverable Obligation”). The Counterparties agree to the characteristics of the Deliverable Obligation at the time that they enter into the CDS. Alternately, a CDS can be “cash-settled,” which means that upon the occurrence of a Credit Event, the Protection Buyer will receive a payment from the Protection Seller equal to the difference between the par amount of the Reference Obligation and its market value at the time of the Credit Event. The Fund may be either the Protection Buyer or the Protection Seller in a CDS. If the Fund is a Protection Buyer and no Credit Event occurs, the Fund will lose its entire investment in the CDS (i.e., an amount equal to the payments made to the Protection Seller over the term of the CDS). However, if a Credit Event occurs, the Fund (as Protection Buyer) will deliver the Deliverable Obligation and receive a payment equal to the full notional value of the Reference Obligation, even though the Reference Obligation may have little or no value. If the Fund is the Protection Seller and no Credit Event occurs, the Fund will receive a fixed rate of income throughout the term of the CDS. However, if a Credit Event occurs, the Fund (as Protection Seller) will pay the Protection Buyer the full notional value of the Reference Obligation and receive the Deliverable Obligation from the Protection Buyer. A CDS may involve greater risks than if the Fund invested directly in the Reference Obligation. For example, a CDS may increase credit risk since the Fund has exposure to both the issuer of the Reference Obligation and the Counterparty to the CDS.
Currency Swaps
Currency swaps are contracts which provide for interest payments in different currencies. The parties might agree to exchange the notional principal amounts of the currencies as well (commonly called a “foreign exchange swap”).

OTHER INVESTMENTS, TRANSACTIONS, TECHNIQUES
Repurchase Agreements
Repurchase agreements are transactions in which the Fund buys a security from a dealer or bank and agrees to sell the security back at a mutually agreed-upon time and price. The repurchase price exceeds the sale price, reflecting the Fund's return on the transaction. This return is unrelated to the interest rate on the underlying security. The Fund will enter into repurchase agreements only with banks and other recognized financial institutions, such as securities dealers, deemed creditworthy by the Adviser.
The Fund's custodian or subcustodian will take possession of the securities subject to repurchase agreements. The Adviser or subcustodian will monitor the value of the underlying security each day to ensure that the value of the security always equals or exceeds the repurchase price.
Repurchase agreements are subject to credit risks.
Hybrid Instruments
Hybrid instruments combine elements of two different kinds of securities or financial instruments (such as a derivative contract). Frequently, the value of a hybrid instrument is determined by reference to changes in the value of a Reference Instrument (that is a designated security, commodity, currency, index, or other asset or instrument including a derivative contract). Hybrid instruments can take on many forms including, but not limited to, the following forms. First, a common form of a hybrid instrument combines elements of a derivative contract with those of another security (typically a fixed-income security). In this case all or a portion of the interest or principal payable on a hybrid security is determined by reference to changes in the price of a Reference Instrument. Second, a hybrid instrument may also combine elements of a fixed-income security and an equity security. Third, hybrid instruments may include convertible securities with conversion terms related to a Reference Instrument.
Depending on the type and terms of the hybrid instrument, its risks may reflect a combination of the risks of investing in the Reference Instrument with the risks of investing in other securities, currencies and derivative contracts. Thus, an investment in a hybrid instrument may entail significant risks in addition to those associated with traditional securities or the Reference Instrument. Hybrid instruments are also potentially more volatile than traditional securities or the Reference Instrument. Moreover, depending on the structure of the particular hybrid, it may expose the Fund to leverage risks or carry liquidity risks.
Credit Linked Note (A Type of Hybrid Instrument)
A credit linked note (CLN) is a type of hybrid instrument in which a special purpose entity issues a structured note (the “Note Issuer”) with respect to which the Reference Instrument is a single bond, a portfolio of bonds, or the unsecured credit of an issuer, in general (each a “Reference Credit”). The purchaser of the CLN (the “Note Purchaser”) invests a par amount and receives a payment during the term of the CLN that equals a fixed or floating rate of interest equivalent to a high rated funded asset (such as a bank certificate of deposit) plus an additional premium that relates to taking on the credit risk of the Reference Credit. Upon maturity of the CLN, the Note Purchaser will receive a payment equal to: (i) the original par amount paid to the Note Issuer, if there is no occurrence of a designated event of default, restructuring or other credit event (each a “Credit Event”) with respect to the issuer of the Reference Credit; or (ii) the market value of the Reference Credit, if a Credit Event has occurred. Depending upon the terms of the CLN, it is also possible that the Note Purchaser may be required to take physical delivery of the Reference Credit in the event of a Credit Event. Most credit linked notes use a corporate bond (or a portfolio of corporate bonds) as the Reference Credit. However, almost any type of fixed-income security (including foreign government securities), index or derivative contract (such as a credit default swap) can be used as the Reference Credit.
Equity Linked Note (A Type of Hybrid Instrument)
An equity linked note (ELN) is a type of hybrid instrument that provides the noteholder with exposure to a single equity security, a basket of equity securities, or an equity index (the “Reference Equity Instrument”). Typically, an ELN pays interest at agreed rates over a specified time period and, at maturity, either converts into shares of a Reference Equity Instrument or returns a payment to the noteholder based on the change in value of a Reference Equity Instrument.
Asset Segregation
In accordance with the Securities and Exchange Commission (SEC) and SEC staff positions regarding the interpretation of the Investment Company Act of 1940 (“1940 Act”), with respect to derivatives that create a future payment obligation of the Fund, the Fund must “set aside” (referred to sometimes as “asset segregation”) liquid assets, or engage in other SEC- or staff-approved measures, while the derivative contracts are open. For example, with respect to forwards and futures contracts that are not contractually required to “cash-settle,” the Fund must cover its open positions by setting aside cash or readily marketable securities equal to the contracts' full, notional value. With respect to forwards and futures that are contractually required to “cash-settle,” however, the Fund is permitted to set aside cash or readily marketable securities in an amount equal to the Fund's daily marked-to-market (net) obligations, if any (i.e., the Fund's daily net liability, if any), rather than the notional value.

The Fund will employ another approach to segregating assets to cover options that it sells. If the Fund sells a call option, the Fund will set aside either the Reference Instrument subject to the option, cash or readily marketable securities with a value that equals or exceeds the current market value of the Reference Instrument. In no event, will the value of the cash or readily marketable securities set aside by the Fund be less than the exercise price of the call option. If the Fund sells a put option, the Fund will set aside cash or readily marketable securities with a value that equals or exceeds the exercise price of the put option.
The Fund's asset segregation approach for swap agreements varies among different types of swaps. For example, if the Fund enters into a credit default swap as the Protection Buyer, then it will set aside cash or readily marketable securities necessary to meet any accrued payment obligations under the swap. By comparison, if the Fund enters into a credit default swap as the Protection Seller, then the Fund will set aside cash or readily marketable securities equal to the full notional amount of the swap that must be paid upon the occurrence of a Credit Event. For some other types of swaps, such as interest rate swaps, the Fund will calculate the obligations of the counterparties to the swap on a net basis. Consequently, the Fund's current obligation (or rights) under this type of swap will equal only the net amount to be paid or received based on the relative values of the positions held by each counterparty to the swap (the “net amount”). The net amount currently owed by or to the Fund will be accrued daily and the Fund will set aside cash or readily marketable securities equal to any accrued but unpaid net amount owed by the Fund under the swap.
The Fund may reduce the liquid assets segregated to cover obligations under a derivative contract by entering into an offsetting derivative contract. For example, if the Fund sells a put option for the same Reference Instrument as a call option the Fund has sold, and the exercise price of the call option is the same as or higher than the exercise price of the put option, then the Fund may net its obligations under the options and set aside cash or readily marketable securities (including any margin deposited for the options) with a value equal to the greater of: (a) the current market value of the Reference Instrument deliverable under the call option; or (b) the exercise price of the put option.
By setting aside cash or readily marketable securities equal to only its net obligations under swaps and certain cash-settled derivative contracts, the Fund will have the ability to employ leverage to a greater extent than if the Fund were required to segregate cash or readily marketable securities equal to the full notional value of such contracts. The use of leverage involves certain risks. Unless the Fund has other cash or readily marketable securities to set aside, it cannot trade assets set aside in connection with derivative contracts or special transactions without entering into an offsetting derivative contract or terminating a special transaction. This may cause the Fund to miss favorable trading opportunities or to realize losses on derivative contracts or special transactions. The Fund reserves the right to modify its asset segregation policies in the future to comply with any changes in the positions articulated from time to time by the SEC and its staff.
Generally, special transactions do not cash-settle on a net basis. Consequently, with respect to special transactions, the Fund will set aside cash or readily marketable securities with a value that equals or exceeds the Fund's obligations.
Securities Lending
The Fund may lend portfolio securities to borrowers that the Adviser deems creditworthy. In return, the Fund receives cash or liquid securities from the borrower as collateral. The borrower must furnish additional collateral if the market value of the loaned securities increases. Also, the borrower must pay the Fund the equivalent of any dividends or interest received on the loaned securities.
The Fund will reinvest cash collateral in securities that qualify as an acceptable investment for the Fund. However, the Fund must pay interest to the borrower for the use of cash collateral. An acceptable investment into which the Fund may reinvest cash collateral includes, among other acceptable investments, securities of affiliated money market funds (including affiliated institutional prime money market funds with a “floating” net asset value that can impose redemption fees and liquidity gates, impose certain operational impediments to investing cash collateral, and, if net asset value decreases, result in the Fund having to cover the decrease in the value of the cash collateral).
Loans are subject to termination at the option of the Fund or the borrower. The Fund will not have the right to vote on securities while they are on loan. However, the Fund will attempt to terminate a loan in an effort to reacquire the securities in time to vote on matters that are deemed to be material by the Adviser. There can be no assurance that the Fund will have sufficient notice of such matters to be able to terminate the loan in time to vote thereon. The Fund may pay administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash collateral to a securities lending agent or broker.
Securities lending activities are subject to interest rate risks and credit risks. These transactions create leverage risks.

Hedging
Hedging transactions are intended to reduce specific risks. For example, to protect the Fund against circumstances that would normally cause the Fund's portfolio securities to decline in value, the Fund may buy or sell a derivative contract that would normally increase in value under the same circumstances. The Fund may also attempt to hedge by using combinations of different derivative contracts, or derivative contracts and securities. The Fund's ability to hedge may be limited by the costs of the derivative contracts. The Fund may attempt to lower the cost of hedging by entering into transactions that provide only limited protection, including transactions that: (1) hedge only a portion of its portfolio; (2) use derivative contracts that cover a narrow range of circumstances; or (3) involve the sale of derivative contracts with different terms. Consequently, hedging transactions will not eliminate risk even if they work as intended. In addition, hedging strategies are not always successful, and could result in increased expenses and losses to the Fund.
Investment Risks
There are many factors which may affect an investment in the Fund. The Fund's principal risks are described in the Private Offering Memorandum. The following information is either additional information in respect of a principal risk factor referenced in the Private Offering Memorandum or information in respect of a non-principal risk factor applicable to the Fund (in which case there is no related disclosure in the Private Offering Memorandum).
EQUITY RISK
Equity risk is the risk that the value of securities held by the Fund will rise or fall over time. These fluctuations could be a sustained trend or a drastic movement. Historically, the equity market has moved in cycles, and the value of the Fund's securities may fluctuate from day to day. The Fund's portfolio will reflect changes in prices of individual portfolio stocks or general changes in stock valuations. Consequently, the Fund's Share price may decline. Although common stocks have historically generated higher average returns than fixed-income securities over the long term, common stocks also have experienced significantly more volatility in returns. An adverse event, such as an unfavorable earnings report, may depress the value of equity securities of an issuer held by the Fund; the price of common stock of an issuer may be particularly sensitive to general movements in the stock market; or a drop in the stock market may depress the price of most or all of the common stocks held by the Fund. In addition, common stock of an issuer in the Fund's portfolio may decline in price if the issuer fails to make anticipated dividend payments because, among other possible reasons, the issuer of the security experiences a decline in its financial condition. Furthermore, equity interests in an issuer held by the Fund may not be listed on public stock exchanges and therefore subject to risks typical of privately held equity. Finally, common stock prices may be sensitive to rising interest rates, as the costs of capital rise and borrowing costs increase.
The Adviser attempts to manage market risk by limiting the amount the Fund invests in each company's equity securities. However, diversification will not protect the Fund against widespread or prolonged declines in the stock market.
REAL ESTATE INVESTMENT TRUST (REIT) RISK
Real estate investment trusts (REITs), including foreign REITS and REIT-like entities are subject to risks associated with the ownership of real estate. Some REITs experience market risk due to investment in a limited number of properties, in a narrow geographic area, or in a single property type, which increases the risk that such REIT could be unfavorably affected by the poor performance of a single investment or investment type. These companies are also sensitive to factors such as changes in real estate values and property taxes, interest rates, cash flow of underlying real estate assets, supply and demand, and the management skill and creditworthiness of the issuer. Borrowers could default on or sell investments that a REIT holds, which could reduce the cash flow needed to make distributions to investors. In addition, REITs may also be affected by tax and regulatory requirements impacting the REITs' ability to qualify for preferential tax treatments or exemptions. REITs require specialized management and pay management expenses. REITs also are subject to physical risks to real property, including weather, natural disasters, terrorist attacks, war, or other events that destroy real property. Foreign REITS and REIT-like entities can also be subject to currency risk, emerging market risk, limited public information, illiquid trading and the impact of local laws.
REITs include equity REITs and mortgage REITs. Equity REITs may be affected by changes in the value of the underlying property owned by the trusts, while mortgage REITs may be affected by the quality of any credit extended. Further, equity and mortgage REITs are dependent upon management skills and generally may not be diversified. Equity and mortgage REITs are also subject to heavy cash flow dependency, defaults by borrowers, and self-liquidations. In addition, equity and mortgage REITs could possibly fail to qualify for tax-free pass-through of income under applicable tax laws or to maintain their exemptions from registration under the 1940 Act. The above factors may also adversely affect a borrower's or a lessee's ability to meet its obligations to the REIT. In the event of a default by a borrower or lessee, the REIT may experience delays in enforcing its rights as a mortgagee or lessor and may incur substantial costs associated with protecting its investments. In addition, even many of the larger REITs in the industry tend to be small to medium-sized companies in relation to the equity markets as a whole.

Effective for taxable years beginning after December 31, 2017, the recently enacted Tax Cuts and Jobs Act generally allows individuals and certain non-corporate entities, such as partnerships, a deduction for 20% of qualified REIT dividends. Recently issued proposed regulations allow a regulated investment company to pass the character of its qualified REIT dividends through to its shareholders provided certain holding period requirements are met.
SECTOR RISK
Companies with similar characteristics may be grouped together in broad categories called sectors. Sector risk is the possibility that a certain sector may underperform other sectors or the market as a whole. As the Adviser allocates more of the Fund's portfolio holdings to a particular sector, the Fund's performance will be more susceptible to any economic, business or other developments which generally affect that sector.
RISK OF INVESTING IN DERIVATIVE CONTRACTS AND HYBRID INSTRUMENTS
The Fund's exposure to derivative contracts and hybrid instruments (either directly or through its investment in another investment company) involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. First, changes in the value of the derivative contracts and hybrid instruments in which the Fund invests may not be correlated with changes in the value of the underlying Reference Instruments or, if they are correlated, may move in the opposite direction than originally anticipated. Second, while some strategies involving derivatives may reduce the risk of loss, they may also reduce potential gains or, in some cases, result in losses by offsetting favorable price movements in portfolio holdings. Third, there is a risk that derivative contracts and hybrid instruments may be erroneously priced or improperly valued and, as a result, the Fund may need to make increased cash payments to the counterparty. Fourth, exposure to derivative contracts and hybrid instruments may have tax consequences to the Fund and its shareholders. For example, derivative contracts and hybrid instruments may cause the Fund to realize increased ordinary income or short-term capital gains (which are treated as ordinary income for federal income tax purposes) and, as a result, may increase taxable distributions to shareholders. In addition, under certain circumstances, certain derivative contracts and hybrid instruments may cause the Fund to: (a) incur an excise tax on a portion of the income related to those contracts and instruments; and/or (b) reclassify, as a return of capital, some or all of the distributions previously made to shareholders during the fiscal year as dividend income. Fifth, a common provision in OTC derivative contracts permits the counterparty to terminate any such contract between it and the Fund, if the value of the Fund's total net assets declines below a specified level over a given time period. Factors that may contribute to such a decline (which usually must be substantial) include significant shareholder redemptions and/or a marked decrease in the market value of the Fund's investments. Any such termination of the Fund's OTC derivative contracts may adversely affect the Fund (for example, by increasing losses and/or costs, and/or preventing the Fund from fully implementing its investment strategies). Sixth, the Fund may use a derivative contract to benefit from a decline in the value of a Reference Instrument. If the value of the Reference Instrument declines during the term of the contract, the Fund makes a profit on the difference (less any payments the Fund is required to pay under the terms of the contract). Any such strategy involves risk. There is no assurance that the Reference Instrument will decline in value during the term of the contract and make a profit for the Fund. The Reference Instrument may instead appreciate in value creating a loss for the Fund. Seventh, a default or failure by a CCP or an FCM (also sometimes called a “futures broker”), or the failure of a contract to be transferred from an Executing Dealer to the FCM for clearing, may expose the Fund to losses, increase its costs, or prevent the Fund from entering or exiting derivative positions, accessing margin or fully implementing its investment strategies. The central clearing of a derivative and trading of a contract over a SEF could reduce the liquidity in, or increase costs of entering into or holding, any contracts. Finally, derivative contracts and hybrid instruments may also involve other risks described herein or in the Fund's Private Offering Memorandum, such as interest rate, credit, currency, liquidity and leverage risks.
Asset-Backed Securities (ABS) Risk
The value of asset-backed securities (ABS) may be affected by certain factors such as interest rate risk, the availability of information concerning the pool of underlying assets and its structure, the creditworthiness of the servicing agent for the pool or the originator of the underlying assets and the ability of the servicer to service the underlying collateral. Under certain market conditions, ABS may be less liquid and may be difficult to value. Movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain types of ABS. Unscheduled prepayments of ABS may result in a loss of income if the proceeds are invested in lower-yielding securities. Conversely, in a rising interest rate environment, a declining prepayment rate will extend the average life of many ABS, which increases the risk of depreciation due to future increases in market interest rates. ABS can also be subject to the risk of default on the underlying assets.

CYBERSECURITY RISK
Like other funds and business enterprises, Federated's business relies on the security and reliability of information and communications technology, systems and networks. Federated uses digital technology, including, for example, networked systems, email and the Internet, to conduct business operations and engage clients, customers, employees, products, accounts, shareholders, and relevant service providers, among others. Federated, as well as its funds and certain service providers, also generate, compile and process information for purposes of preparing and making filings or reports to governmental agencies, and a cybersecurity attack or incident that impacts that information, or the generation and filing processes, may prevent required regulatory filings and reports from being made. The use of the Internet and other electronic media and technology exposes the Fund, the Fund's shareholders, and the Fund's service providers, and their respective operations, to potential risks from cybersecurity attacks or incidents (collectively, “cyber-events”).
Cyber-events can result from intentional (or deliberate) attacks or unintentional events by insiders or third parties, including cybercriminals, competitors, nation-states and “hacktivists,” among others. Cyber-events may include, for example, phishing, use of stolen access credentials, unauthorized access to systems, networks or devices (such as, for example, through “hacking” activity), structured query language attacks, infection from or spread of malware, ransomware, computer viruses or other malicious software code, corruption of data, and attacks (including, but not limited to, denial of service attacks on websites) which shut down, disable, slow, impair or otherwise disrupt operations, business processes, technology, connectivity or website or internet access, functionality or performance. Like other funds and business enterprises, the Fund and its service providers have experienced, and will continue to experience, cyber-events on a daily basis. In addition to intentional cyber-events, unintentional cyber-events can occur, such as, for example, the inadvertent release of confidential information. To date, cyber-events have not had a material adverse effect on the Fund's business operations or performance.
Cyber-events can affect, potentially in a material way, Federated's relationships with its customers, employees, products, accounts, shareholders and relevant service providers. Any cyber-event could adversely impact the Fund and its shareholders and cause the Fund to incur financial loss and expense, as well as face exposure to regulatory penalties, reputational damage and additional compliance costs associated with corrective measures. A cyber-event may cause the Fund, or its service providers, to lose proprietary information, suffer data corruption, lose operational capacity (such as, for example, the loss of the ability to process transactions, calculate the Fund's NAV, or allow shareholders to transact business or other disruptions to operations), and/or fail to comply with applicable privacy and other laws. Among other potentially harmful effects, cyber-events also may result in theft, unauthorized monitoring and failures in the physical infrastructure or operating systems that support the Fund and its service providers. In addition, cyber-events affecting issuers in which the Fund invests could cause the Fund's investments to lose value.
The Fund's Adviser and its relevant affiliates have established risk management systems reasonably designed to seek to reduce the risks associated with cyber-events. The Fund's Adviser employs various measures aimed at mitigating cybersecurity risk, including, among others, use of firewalls, system segmentation, system monitoring, virus scanning, periodic penetration testing, employee phishing training and an employee cybersecurity awareness campaign. Among other vendor management efforts, Federated also conducts due diligence on key service providers (or vendors) relating to cybersecurity. Federated has established a committee to oversee Federated's information security and data governance efforts, and updates on cyber-events and risks are reviewed with relevant committees, as well as Federated's and the Fund's Boards of Directors or Trustees (or a committee thereof), on a periodic (generally quarterly) basis (and more frequently when circumstances warrant) as part of risk management oversight responsibilities. However, there is no guarantee that the efforts of Federated, the Fund's Adviser or its affiliates, or other service providers, will succeed, either entirely or partially as there are limits on Federated's and the Fund's ability to prevent, detect or mitigate cyber-events. Among other reasons, the cybersecurity landscape is constantly evolving, the nature of malicious cyber-events is becoming increasingly sophisticated and the Fund's Adviser, and its relevant affiliates, cannot control the cyber systems and cybersecurity systems of issuers or third-party service providers.
RISK ASSOCIATED WITH THE INVESTMENT ACTIVITIES OF OTHER ACCOUNTS
Investment decisions for the Fund are made independently from those of other accounts managed by the Adviser and accounts managed by affiliates of the Adviser. Therefore, it is possible that investment-related actions taken by such other accounts could adversely impact the Fund with respect to, for example, the value of Fund portfolio holdings, and/or prices paid to or received by the Fund on its portfolio transactions, and/or the Fund's ability to obtain or dispose of portfolio securities. Related considerations are discussed elsewhere in this SAI under “Brokerage Transactions and Investment Allocation.”

Investment Objective and Policies and Investment Limitations
Fundamental Investment Objective
The fundamental investment objective of the Fund is to provide total return. The Fund pursues its investment objective primarily by investing in floating-rate trade finance related securities (and other floating and fixed-income securities) that generate interest income. The investment objective may not be changed by the Board of Trustees without shareholder approval.
Investment Policies
The Fund is a “non-diversified” investment company, as defined in the 1940 Act, which means that it is permitted to invest its assets in a more limited number of issuers than “diversified” investment companies. A diversified company may not, with respect to 75% of its total assets, invest more than 5% of its total assets in the securities of any one issuer and may not own more than 10% of the outstanding voting securities of any one issuer. However, the Fund does intend to comply with the diversification requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).
Under normal market conditions the Fund will invest at least 80% of its total assets in trade finance related securities.
Redemption
The Fund has adopted as a fundamental policy, which can only be changed by shareholder vote and approval of the SEC or its Staff, that: (i) the Redemption Pricing Date will be twenty-four (24) days after a shareholder has presented its Shares to the Transfer Agent in proper order for redemption (unless such twenty-fourth (24th) day falls on a weekend or holiday in which case it shall be the business day immediately prior); and (ii) the Redemption Payment Date shall not exceed thirty-one (31) days after the Shares have been presented in proper order for redemption.
Investment LIMITATIONS
Borrowing Money and Issuing Senior Securities
The Fund may borrow money, directly or indirectly, and issue senior securities to the maximum extent permitted under the 1940 Act, any rule or order thereunder, or any SEC staff interpretation thereof.
Investing in Real Estate
The Fund may not purchase or sell real estate, provided that this restriction does not prevent the Fund from investing in issuers which invest, deal, or otherwise engage in transactions in real estate or interests therein, or investing in securities that are secured by real estate or interests therein. The Fund may exercise its rights under agreements relating to such securities, including the right to enforce security interests and to hold real estate acquired by reason of such enforcement until that real estate can be liquidated in an orderly manner.
Investing in Commodities
The Fund may not purchase or sell physical commodities, provided that the Fund may purchase securities of companies that deal in commodities. For purposes of this restriction, investments in transactions involving futures contracts and options, forward currency contracts, swap transactions and other financial contracts that settle by payment of cash are not deemed to be investments in commodities. The Fund may exercise its rights under agreements relating to such instruments, including the right to enforce security interests and to hold commodities acquired by reason of such enforcement until the commodities can be liquidated in an orderly manner.
Underwriting
The Fund may not underwrite the securities of other issuers, except that the Fund may engage in transactions involving the acquisition, disposition or resale of its portfolio securities, under circumstances where it may be considered to be an underwriter under the Securities Act of 1933.
Lending
The Fund may not make loans to other persons, except by: (a) the acquisition of loans, loan interests, debt securities and other obligations in which the Fund is authorized to invest in accordance with its investment objectives and policies; (b) entering into repurchase agreements; and (c) lending its portfolio securities.
Concentration
The Fund will not make investments that will result in the concentration of its investments in the securities of issuers primarily engaged in the same industry. For purposes of this restriction, the term concentration has the meaning set forth in the 1940 Act, any rule or order thereunder, or any SEC staff interpretation thereof. Government securities and municipal securities will not be deemed to constitute an industry.

The above limitations cannot be changed unless authorized by the Board and by the vote of a majority of the Fund's outstanding voting securities, as defined by the 1940 Act. The following limitations, however, may be changed by the Board without shareholder approval. Shareholders will be notified before any material change in these limitations becomes effective.
Purchases on Margin
The Fund will not purchase securities on margin, provided that the Fund may obtain short-term credits necessary for the clearance of purchases and sales of securities, and further provided that the Fund may make margin deposits in connection with its use of financial options and futures, forward and spot currency contracts, swap transactions and other financial contracts or derivative instruments.
Pledging Assets
The Fund will not mortgage, pledge, or hypothecate any of its assets, provided that this shall not apply to the transfer of securities in connection with any permissible borrowing or to collateral arrangements in connection with permissible activities.
APPLICATION OF CONCENTRATION RESTRICTION
In applying the Fund's concentration restriction: (a) utility companies will be divided according to their services, for example, gas, gas transmission, electric and telephone will each be considered a separate industry; (b) financial service companies will be classified according to the end users of their services, for example, automobile finance, bank finance and diversified finance will each be considered a separate industry; and (c) asset-backed securities will be classified according to the underlying assets securing such securities. To conform to the current view of the SEC staff that only domestic bank deposit instruments may be excluded from industry concentration limitations, as a matter of non-fundamental policy, the Fund will not exclude foreign bank instruments from industry concentration limitation tests so long as the policy of the SEC remains in effect. Section 8(b)(1)(E) of the 1940 Act defines “concentration” as those investments concentrated in a particular industry or group of industries. The investment of more than 25% of the value of the Fund's total assets in any one industry will constitute “concentration”.
Additional Information
For purposes of the above limitations, the Fund considers certificates of deposit and demand and time deposits issued by a U.S. branch of a domestic bank or savings association having capital, surplus and undivided profits in excess of $100,000,000 at the time of investment to be “cash items.”
With respect to the “Borrowing Money and Issuing Senior Securities” investment limitation, please note that Section 18(f)(1) of the 1940 Act prohibits an open-end investment company from issuing any class of senior security, or selling any class of senior security of which it is the issuer, except that the investment company may borrow from a bank provided that immediately after any such borrowing there is asset coverage of at least 300% for all its borrowings. Except with respect to borrowing money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value or net assets will not result in a violation of such limitation.
non-fundamental names rule policy
The Fund will invest its assets so that at least 80% of its net assets (plus any borrowings for investment purposes) are invested in trade finance-related securities. The Fund will notify shareholders in advance of any change in its investment policy that would enable the Fund to invest, under normal circumstances, less than 80% of its net assets in trade finance-related securities.
Account and Share Information
VOTING RIGHTS
Each Share of the Fund gives the shareholder one vote in elections of the Board of Trustees and other matters submitted to shareholders for vote. All Shares of the Fund have equal voting rights. All Shares of the Trust have equal voting rights, except that in matters affecting only a particular Fund or class, only Shares of that Fund or class are entitled to vote.
Members of the Board of Trustees may be removed by the Board or by shareholders at a meeting of the shareholders by a vote of 75% of outstanding Shares.
As of July 8, 2019, the following shareholders owned of record, beneficially, or both, 5% or more of outstanding Shares: Federated Total Return Bond Fund, Warrendale, PA, owned approximately 42,510,582 Shares (61.68%) and Federated Floating Rate Strategic Income Fund, Warrendale, PA, owned approximately 12,878,328 Shares (18.68%).
Shareholders owning 25% or more of outstanding Shares may be in control and be able to affect the outcome of certain matters presented for a vote of shareholders.

Federated Total Return Bond Fund is a portfolio of Federated Total Return Series, Inc. which is organized in the State of Maryland.
Management of the Trust
Board of Trustees
The Board is responsible for managing the Trust's business affairs and for exercising all the Trust's powers except those reserved for the shareholders. The following tables give information about each Board member and the senior officers of the Fund. Where required, the tables separately list Board members who are “interested persons” of the Fund (i.e., “Interested” Board members) and those who are not (i.e., “Independent” Board members). Unless otherwise noted, the address of each person listed is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779. The address of all Independent Board members listed is 4000 Ericsson Drive, Warrendale, PA 15086-7561; Attention: Mutual Fund Board. As of December 31, 2018, the Trust comprised one portfolio, and the Federated Fund Complex consisted of 40 investment companies (comprising 102 portfolios). Unless otherwise noted, each Officer is elected annually. Unless otherwise noted, each Board member oversees all portfolios in the Federated Fund Complex and serves for an indefinite term.
As of July 8, 2019, the Fund's Board and Officers as a group owned less than 1% of the Fund's outstanding Shares.
qualifications of Independent Trustees
Individual Trustee qualifications are noted in the “Independent Trustees Background and Compensation” chart. In addition, the following characteristics are among those that were considered for each existing Trustee and will be considered for any Nominee Trustee.
■	Outstanding skills in disciplines deemed by the Independent Trustees to be particularly relevant to the role of Independent Trustee and to the Federated funds, including legal, accounting, business management, the financial industry generally and the investment industry particularly.
■	Desire and availability to serve for a substantial period of time, taking into account the Board's current mandatory retirement age of 75 years.
■	No conflicts which would interfere with qualifying as independent.
■	Appropriate interpersonal skills to work effectively with other Independent Trustees.
■	Understanding and appreciation of the important role occupied by Independent Trustees in the regulatory structure governing regulated investment companies.
■	Diversity of background.
Interested Trustees Background and Compensation
Name Birth Date Positions Held with Trust Date Service Began	Principal Occupation(s) for Past Five Years, Other Directorships Held and Previous Position(s)	Aggregate Compensation From Fund (past fiscal year)	Total Compensation From Fund and Federated Fund Complex (past calendar year)
J. Christopher Donahue* Birth Date: April 11, 1949 President and Trustee Indefinite Term Began serving: February 2008	Principal Occupations: Principal Executive Officer and President of certain of the Funds in the Federated Fund Complex; Director or Trustee of the Funds in the Federated Fund Complex; President, Chief Executive Officer and Director, Federated Investors, Inc.; Chairman and Trustee, Federated Investment Management Company; Trustee, Federated Investment Counseling; Chairman and Director, Federated Global Investment Management Corp.; Chairman and Trustee, Federated Equity Management Company of Pennsylvania; Trustee, Federated Shareholder Services Company; Director, Federated Services Company.
Previous Positions: President, Federated Investment Counseling; President and Chief Executive Officer, Federated Investment Management Company, Federated Global Investment Management Corp. and Passport
	Research, Ltd.; Chairman, Passport Research, Ltd.	$0	$0

Name Birth Date Positions Held with Trust Date Service Began	Principal Occupation(s) for Past Five Years, Other Directorships Held and Previous Position(s)	Aggregate Compensation From Fund (past fiscal year)	Total Compensation From Fund and Federated Fund Complex (past calendar year)
John B. Fisher* Birth Date: May 16, 1956 Trustee Indefinite Term Began serving: May 2016	Principal Occupations: Principal Executive Officer and President of certain of the Funds in the Federated Fund Complex; Director or Trustee of certain of the Funds in the Federated Fund Complex; Vice President, Federated Investors, Inc.; President, Director/Trustee and CEO, Federated Advisory Services Company, Federated Equity Management Company of Pennsylvania, Federated Global Investment Management Corp., Federated Investment Counseling, Federated Investment Management Company; President of some of the Funds in the Federated Fund Complex and Director, Federated Investors Trust Company.
	Previous Positions: President and Director of the Institutional Sales Division of Federated Securities Corp.; President and Director of Federated Investment Counseling; President and CEO of Passport Research, Ltd.; Director, Edgewood Securities Corp.; Director, Federated Services Company; Director, Federated Investors, Inc.; Chairman and Director, Southpointe Distribution Services, Inc. and President, Technology, Federated Services Company.	$0	$0
*	Reasons for “interested” status: J. Christopher Donahue and John B. Fisher are interested due to their beneficial ownership of shares of Federated Investors, Inc. and due to positions they hold with Federated and its subsidiaries.
Independent Trustees Background, Qualifications and Compensation
Name Birth Date Positions Held with Trust Date Service Began	Principal Occupation(s) and Other Directorships Held for Past Five Years, Previous Position(s) and Qualifications	Aggregate Compensation From Fund (past fiscal year)	Total Compensation From Fund and Federated Fund Complex (past calendar year)
John T. Collins Birth Date: January 24, 1947 Trustee Indefinite Term Began serving: September 2013	Principal Occupations: Director or Trustee of the Federated Fund Complex; formerly, Chairman and CEO, The Collins Group, Inc. (a private equity firm) (Retired).
Other Directorships Held: Director, Chairman of the Compensation Committee, KLX Energy Services Holdings, Inc. (oilfield services); former Director of KLX Corp (aerospace).
	Qualifications: Mr. Collins has served in several business and financial management roles and directorship positions throughout his career. Mr. Collins previously served as Chairman and CEO of The Collins Group, Inc. (a private equity firm) and as a Director of KLX Corp. Mr. Collins serves as Chairman Emeriti, Bentley University. Mr. Collins previously served as Director and Audit Committee Member, Bank of America Corp.; Director, FleetBoston Financial Corp.; and Director, Beth Israel Deaconess Medical Center (Harvard University Affiliate Hospital).	$1,529.66	$275,000
G. Thomas Hough Birth Date: February 28, 1955 Trustee Indefinite Term Began serving: August 2015	Principal Occupations: Director or Trustee of the Federated Fund Complex; formerly, Vice Chair, Ernst & Young LLP (public accounting firm) (Retired).
Other Directorships Held: Director, Member of Governance and Compensation Committees, Publix Super Markets, Inc.; Director, Chair of the Audit Committee, Equifax, Inc.; Director, Member of the Audit Committee, Haverty Furniture Companies, Inc.
	Qualifications: Mr. Hough has served in accounting, business management and directorship positions throughout his career. Mr. Hough most recently held the position of Americas Vice Chair of Assurance with Ernst & Young LLP (public accounting firm). Mr. Hough serves on the President's Cabinet and Business School Board of Visitors for the University of Alabama and is on the Business School Board of Visitors for Wake Forest University. Mr. Hough previously served as an Executive Committee member of the United States Golf Association.	$1,529.66	$275,000

Name Birth Date Positions Held with Trust Date Service Began	Principal Occupation(s) and Other Directorships Held for Past Five Years, Previous Position(s) and Qualifications	Aggregate Compensation From Fund (past fiscal year)	Total Compensation From Fund and Federated Fund Complex (past calendar year)
Maureen Lally-Green Birth Date: July 5, 1949 Trustee Indefinite Term Began serving: August 2009	Principal Occupations: Director or Trustee of the Federated Fund Complex; Dean of the Duquesne University School of Law; Professor and Adjunct Professor of Law, Duquesne University School of Law; formerly, Interim Dean of the Duquesne University School of Law; formerly, Associate General Secretary and Director, Office of Church Relations, Diocese of Pittsburgh.
Other Directorships Held: Director, CNX Resources Corporation (formerly known as CONSOL Energy Inc.).
	Qualifications: Judge Lally-Green has served in various legal and business roles and directorship positions throughout her career and currently serves as the Dean of the School of Law of Duquesne University. Judge Lally-Green previously served as a member of the Superior Court of Pennsylvania and as a Professor of Law, Duquesne University School of Law. Judge Lally-Green also currently holds the positions on not for profit or for profit boards of directors as follows: Director and Chair, UPMC Mercy Hospital; Director and Vice Chair, Our Campaign for the Church Alive!, Inc.; Regent, Saint Vincent Seminary; Member, Pennsylvania State Board of Education (public); and Director CNX Resources Corporation (formerly known as CONSOL Energy Inc.). Judge Lally-Green has held the positions of: Director, Auberle; Director, Epilepsy Foundation of Western and Central Pennsylvania; Director, Ireland Institute of Pittsburgh; Director, Saint Thomas More Society; Director and Chair, Catholic High Schools of the Diocese of Pittsburgh, Inc.; Director, Pennsylvania Bar Institute; Director, Saint Vincent College; and Director and Chair, North Catholic High School, Inc.	$1,529.66	$275,000
Charles F. Mansfield, Jr. Birth Date: April 10, 1945 Trustee Indefinite Term Began serving: February 2008	Principal Occupations: Director or Trustee of the Federated Fund Complex; Management Consultant and Author. Other Directorships Held: None. Qualifications: Mr. Mansfield has served as a Marine Corps officer and in several banking, business management, educational roles and directorship positions throughout his long career. He remains active as a Management Consultant and Author.	$1,390.59	$250,000
Thomas M. O'Neill Birth Date: June 14, 1951 Trustee Indefinite Term Began serving: February 2008	Principal Occupations: Director or Trustee, Chair of the Audit Committee of the Federated Fund Complex; Sole Proprietor, Navigator Management Company (investment and strategic consulting).
Other Directorships Held: None.
	Qualifications: Mr. O'Neill has served in several business, mutual fund and financial management roles and directorship positions throughout his career. Mr. O'Neill serves as Director, Medicines for Humanity and Director, The Golisano Children's Museum of Naples, Florida. Mr. O'Neill previously served as Chief Executive Officer and President, Managing Director and Chief Investment Officer, Fleet Investment Advisors; President and Chief Executive Officer, Aeltus Investment Management, Inc.; General Partner, Hellman, Jordan Management Co., Boston, MA; Chief Investment Officer, The Putnam Companies, Boston, MA; Credit Analyst and Lending Officer, Fleet Bank; Director and Consultant, EZE Castle Software (investment order management software); and Director, Midway Pacific (lumber).	$1,722.42	$310,000

Name Birth Date Positions Held with Trust Date Service Began	Principal Occupation(s) and Other Directorships Held for Past Five Years, Previous Position(s) and Qualifications	Aggregate Compensation From Fund (past fiscal year)	Total Compensation From Fund and Federated Fund Complex (past calendar year)
P. Jerome Richey Birth Date: February 23, 1949 Trustee Indefinite Term Began serving: September 2013	Principal Occupations: Director or Trustee of the Federated Fund Complex; Management Consultant; Retired; formerly, Senior Vice Chancellor and Chief Legal Officer, University of Pittsburgh and Executive Vice President and Chief Legal Officer, CNX Resources Corporation (formerly known as CONSOL Energy Inc.).
Other Directorships Held: None.
	Qualifications: Mr. Richey has served in several business and legal management roles and directorship positions throughout his career. Mr. Richey most recently held the positions of Senior Vice Chancellor and Chief Legal Officer, University of Pittsburgh. Mr. Richey previously served as Chairman of the Board, Epilepsy Foundation of Western Pennsylvania and Chairman of the Board, World Affairs Council of Pittsburgh. Mr. Richey previously served as Chief Legal Officer and Executive Vice President, CNX Resources Corporation (formerly known as CONSOL Energy Inc.) and Board Member, Ethics Counsel and Shareholder, Buchanan Ingersoll & Rooney PC (a law firm).	$1,390.59	$250,000
John S. Walsh Birth Date: November 28, 1957 Trustee Indefinite Term Began serving: February 2008	Principal Occupations: Director or Trustee and Chair of the Board of Directors or Trustees, of the Federated Fund Complex; President and Director, Heat Wagon, Inc. (manufacturer of construction temporary heaters); President and Director, Manufacturers Products, Inc. (distributor of portable construction heaters); President, Portable Heater Parts, a division of Manufacturers Products, Inc.
Other Directorships Held: None.
	Qualifications: Mr. Walsh has served in several business management roles and directorship positions throughout his career. Mr. Walsh previously served as Vice President, Walsh & Kelly, Inc. (paving contractors).	$1,858.72	$335,000
OFFICERS*
Name Birth Date Positions Held with Trust Date Service Began	Principal Occupation(s) and Previous Position(s)
Lori A. Hensler Birth Date: January 6, 1967 Treasurer Officer since: April 2013	Principal Occupations: Principal Financial Officer and Treasurer of the Federated Fund Complex; Senior Vice President, Federated Administrative Services; Financial and Operations Principal for Federated Securities Corp. and Edgewood Services, Inc.; and Assistant Treasurer, Federated Investors Trust Company. Ms. Hensler has received the Certified Public Accountant designation.
Previous Positions: Controller of Federated Investors, Inc.; Senior Vice President and Assistant Treasurer, Federated Investors Management Company; Treasurer, Federated Investors Trust Company; Assistant Treasurer, Federated Administrative Services, Federated Administrative Services, Inc., Federated Securities Corp., Edgewood Services, Inc., Federated Advisory Services Company, Federated Equity Management Company of Pennsylvania, Federated Global Investment Management Corp., Federated Investment Counseling, Federated Investment Management Company, Passport Research, Ltd. and Federated MDTA, LLC; Financial and Operations Principal for Federated Securities Corp., Edgewood Services, Inc. and Southpointe Distribution Services, Inc.
Peter J. Germain Birth Date: September 3, 1959 CHIEF LEGAL OFFICER, SECRETARY and EXECUTIVE VICE PRESIDENT Officer since: January 2008	Principal Occupations: Mr. Germain is Chief Legal Officer, Secretary and Executive Vice President of the Federated Fund Complex. He is General Counsel, Chief Legal Officer, Secretary and Executive Vice President, Federated Investors, Inc.; Trustee and Senior Vice President, Federated Investors Management Company; Trustee and President, Federated Administrative Services; Director and President, Federated Administrative Services, Inc.; Director and Vice President, Federated Securities Corp.; Director and Secretary, Federated Private Asset Management, Inc.; Secretary, Federated Shareholder Services Company; and Secretary, Retirement Plan Service Company of America. Mr. Germain joined Federated in 1984 and is a member of the Pennsylvania Bar Association.
Previous Positions: Deputy General Counsel, Special Counsel, Managing Director of Mutual Fund Services, Federated Investors, Inc.; Senior Vice President, Federated Services Company; and Senior Corporate Counsel, Federated Investors, Inc.
Stephen Van Meter Birth Date: June 5, 1975 CHIEF COMPLIANCE OFFICER AND SENIOR VICE PRESIDENT Officer since: July 2015	Principal Occupations: Senior Vice President and Chief Compliance Officer of the Federated Fund Complex; Vice President and Chief Compliance Officer of Federated Investors, Inc. and Chief Compliance Officer of certain of its subsidiaries. Mr. Van Meter joined Federated in October 2011. He holds FINRA licenses under Series 3, 7, 24 and 66.
Previous Positions: Mr. Van Meter previously held the position of Compliance Operating Officer, Federated Investors, Inc. Prior to joining Federated, Mr. Van Meter served at the United States Securities and Exchange Commission in the positions of Senior Counsel, Office of Chief Counsel, Division of Investment Management and Senior Counsel, Division of Enforcement.

Name Birth Date Positions Held with Trust Date Service Began	Principal Occupation(s) and Previous Position(s)
Robert J. Ostrowski Birth Date: April 26, 1963 Chief Investment Officer Officer since: February 2008	Principal Occupations: Robert J. Ostrowski joined Federated in 1987 as an Investment Analyst and became a Portfolio Manager in 1990. He was named Chief Investment Officer of Federated's taxable fixed-income products in 2004 and also serves as a Senior Portfolio Manager. Mr. Ostrowski became an Executive Vice President of the Fund's Adviser in 2009 and served as a Senior Vice President of the Fund's Adviser from 1997 to 2009. Mr. Ostrowski has received the Chartered Financial Analyst designation. He received his M.S. in Industrial Administration from Carnegie Mellon University.
Chris McGinley Birth Date: July 28, 1978 Vice President Officer since: June 2012 Portfolio Manager since: December 2009	Principal Occupations: Chris McGinley has been the Fund's Portfolio Manager since December 2009. He is Vice President of the Trust with respect to the Fund. Mr. McGinley joined Federated in 2004 as an associate research analyst in the international fixed-income department. He became an Assistant Vice President of the Fund's Adviser in 2005. Mr. McGinley worked in Senator Rick Santorum's office in 2001 and from 2002 to 2004 he served as Legislative Correspondent for Senator Santorum. Mr. McGinley earned his B.S. and received his M.P.I.A. from the University of Pittsburgh.
Ihab Salib Birth Date: December 14, 1964 VICE PRESIDENT Officer since: June 2012 Portfolio Manager since: August 2009	Principal Occupations: Ihab Salib has been the Fund's Portfolio Manager since August 2009. He is Vice President of the Trust with respect to the Fund. Mr. Salib joined Federated in April 1999 as a Senior Fixed-Income Trader/Assistant Vice President of the Fund's Adviser. In July 2000, he was named a Vice President of the Fund's Adviser and in January 2007 he was named a Senior Vice President of the Fund's Adviser. He has served as a Portfolio Manager since January 2002. From January 1994 through March 1999, Mr. Salib was employed as a Senior Global Fixed-Income Analyst with UBS Brinson, Inc. Mr. Salib received his B.A. with a major in Economics from Stony Brook University.
*	Officers do not receive any compensation from the Fund.
In addition, the Fund has appointed an Anti-Money Laundering Compliance Officer.
DIRECTOR/TRUSTEE EMERITUS PROGRAM
The Board has created a position of Director/Trustee Emeritus, whereby an incumbent Director/Trustee who has attained the age of 75 and completed a minimum of five years of service as a director/trustee, may, in the sole discretion of the Committee of Independent Directors/Trustees (“Committee”), be recommended to the full Board of Directors/Trustees of the Fund to serve as Director/Trustee Emeritus.
A Director/Trustee Emeritus that has been approved as such receives an annual fee in an amount equal to a percent of the annual base compensation paid to a Director/Trustee. Effective August 16, 2013, in the case of a Director/Trustee Emeritus who had previously served at least five years but less than 10 years as a Director/Trustee, the percent will be 10%. In the case of a Director/Trustee Emeritus who had previously served at least 10 years as a Director/Trustee, the percent will be 20%. Directors/Trustees Emeritus appointed prior to August 16, 2013 are paid 20% of the annual base compensation. In addition, the Director/Trustee Emeritus will be reimbursed for any expenses incurred in connection with their service, including expenses of travel and lodging incurred in attendance at Board meetings. Director/Trustee Emeritus will continue to receive relevant materials concerning the Funds, will be expected to attend at least one regularly scheduled quarterly meeting of the Board of Directors/Trustees each year and will be available to consult with the Committees or its representatives at reasonable times as requested by the Chairman; however, a Director/Trustee Emeritus does not have any voting rights at Board meetings and is not subject to election by shareholders of the Funds.
The Director/Trustee Emeritus will be permitted to serve in such capacity at the pleasure of the Committee, but the annual fee will cease to be paid at the end of the calendar year during which he or she has attained the age of 80 years, thereafter the position will be honorary.
The following table shows the fees paid to each Director/Trustee Emeritus for the Fund's most recently ended fiscal year and the portion of that fee paid by the Fund or Trust.1
EMERITUS Trustees and Compensation
Director/Trustee Emeritus	Compensation From Trust (past fiscal year)	Total Compensation Paid to Director/Trustee Emeritus[1]
Nicholas Constantakis	$113.08	$50,000.00
Peter E. Madden	$113.08	$50,000.00
1	The fees paid to each Director/Trustee are allocated among the funds that were in existence at the time the Director/Trustee elected Emeritus status, based on each fund's net assets at that time.

BOARD LEADERSHIP STRUCTURE
As required under the terms of certain regulatory settlements, the Chairman of the Board is not an interested person of the Fund and neither the Chairman, nor any firm with which the Chairman is affiliated, has a prior relationship with Federated or its affiliates or (other than his position as a Trustee) with the Fund.
Committees of the Board
Board Committee	Committee Members	Committee Functions	Meetings Held During Last Fiscal Year
Executive	J. Christopher Donahue John T. Collins John S. Walsh	In between meetings of the full Board, the Executive Committee generally may exercise all the powers of the full Board in the management and direction of the business and conduct of the affairs of the Trust in such manner as the Executive Committee shall deem to be in the best interests of the Trust. However, the Executive Committee cannot elect or remove Board members, increase or decrease the number of Trustees, elect or remove any Officer, declare dividends, issue shares or recommend to shareholders any action requiring shareholder approval.	One
Audit	John T. Collins G. Thomas Hough Maureen Lally-Green Thomas M. O'Neill	The purposes of the Audit Committee are to oversee the accounting and financial reporting process of the Fund, the Fund's internal control over financial reporting and the quality, integrity and independent audit of the Fund's financial statements. The Committee also oversees or assists the Board with the oversight of compliance with legal requirements relating to those matters, approves the engagement and reviews the qualifications, independence and performance of the Fund's independent registered public accounting firm, acts as a liaison between the independent registered public accounting firm and the Board and reviews the Fund's internal audit function.	Seven
Nominating	John T. Collins G. Thomas Hough Maureen Lally-Green Charles F. Mansfield, Jr. Thomas M. O'Neill P. Jerome Richey John S. Walsh	The Nominating Committee, whose members consist of all Independent Trustees, selects and nominates persons for election to the Fund's Board when vacancies occur. The Committee will consider candidates recommended by shareholders, Independent Trustees, officers or employees of any of the Fund's agents or service providers and counsel to the Fund. Any shareholder who desires to have an individual considered for nomination by the Committee must submit a recommendation in writing to the Secretary of the Fund, at the Fund's address appearing on the back cover of this SAI. The recommendation should include the name and address of both the shareholder and the candidate and detailed information concerning the candidate's qualifications and experience. In identifying and evaluating candidates for consideration, the Committee shall consider such factors as it deems appropriate. Those factors will ordinarily include: integrity, intelligence, collegiality, judgment, diversity, skill, business and other experience, qualification as an “Independent Trustee,” the existence of material relationships which may create the appearance of a lack of independence, financial or accounting knowledge and experience and dedication and willingness to devote the time and attention necessary to fulfill Board responsibilities.	One
BOARD'S ROLE IN RISK OVERSIGHT
The Board's role in overseeing the Fund's general risks includes receiving performance reports for the Fund and risk management reports from Federated's Chief Risk Officer at each regular Board meeting. The Chief Risk Officer is responsible for enterprise risk management at Federated, which includes risk management committees for investment management and for investor services. The Board also receives regular reports from the Fund's Chief Compliance Officer regarding significant compliance risks.
On behalf of the Board, the Audit Committee plays a key role overseeing the Fund's financial reporting and valuation risks. The Audit Committee meets regularly with the Fund's Principal Financial Officer and outside auditors, as well as with Federated's Chief Audit Executive to discuss financial reporting and audit issues, including risks relating to financial controls.

Board Ownership Of Shares In The Fund And In The Federated Family Of Investment Companies As Of December 31, 2018
Interested Board Member Name	Dollar Range of Shares Owned in Federated Project and Trade Finance Core Fund	Aggregate Dollar Range of Shares Owned in Federated Family of Investment Companies
J. Christopher Donahue	None	Over $100,000
John B. Fisher	None	Over $100,000
Independent Board Member Name
John T. Collins	None	Over $100,000
G. Thomas Hough	None	Over $100,000
Maureen Lally-Green	None	Over $100,000
Charles F. Mansfield, Jr.	None	$50,001-$100,000
Thomas M. O'Neill	None	Over $100,000
P. Jerome Richey	None	Over $100,000
John S. Walsh	None	Over $100,000
Investment Advisory and Other Services
Investment Adviser
The Adviser conducts investment research and makes investment decisions for the Fund. The Adviser is a wholly owned subsidiary of Federated. The Adviser shall not be liable to the Trust or any Fund shareholder for any losses that may be sustained in the purchase, holding, or sale of any security or for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed upon it by its contract with the Trust.
The Fund's investment advisory contract provides for payment to the Adviser of an annual investment advisory fee of 0.10% of the Fund's average daily net assets. The Adviser may voluntarily waive a portion of its fee or reimburse the Fund for certain operating expenses. The Adviser and its affiliates have agreed to voluntarily waive their fees (if any) and reimburse the Fund such that the Fund pays operating expenses associated with the operation and maintenance of the Fund (excluding fees and expenses that may be charged by the Adviser and its affiliates) in an amount up to 0.15% of the Fund's average net assets. Examples of such operating expenses include, but are not limited to, legal fees, auditor fees, director fees, custody fees, transfer agency fees and other service provider expenses. Waivers and/or reimbursements by the Adviser for purposes of the 0.15% voluntary expense limit described above exclude operating expenses: (1) associated with premiums for risk insurance policies on portfolio securities or other assets that have been or may be purchased for the benefit of the Fund by the Adviser from time to time, and (2) certain legal fees paid by the Fund (such as, for example, litigation expenses) related to specific investments purchased or held by the Fund. In each case, such operating expenses will be paid directly by the Fund. The Adviser and its affiliates reserve the right to modify or eliminate these voluntary waiver and/or reimbursement arrangements at any time in its sole discretion. For the fiscal years ending March 31st of 2017, 2018 and 2019, the Adviser earned $511,172, $524,526 and $586,051, respectively, for investment advisory services. The fees listed are what the Fund accrued for investment advisory services. However, the net fees paid by the Fund for investment advisory services for all three years after waivers and reimbursements was $0.
In December 2017, Federated Investors, Inc. became a signatory to the Principles for Responsible Investment (PRI). The PRI is an investor initiative in partnership with the United Nations Environment Programme Finance Initiative and the United Nations Global Compact. Commitments made as a signatory to the PRI are not legally binding, but are voluntary and aspirational. They include efforts, where consistent with our fiduciary responsibilities, to incorporate environmental, social and corporate governance (ESG) issues into investment analysis and investment decision making, to be active owners and incorporate ESG issues into our ownership policies and practices, to seek appropriate disclosure on ESG issues by the entities in which we invest, to promote acceptance and implementation of the PRI within the investment industry, to enhance our effectiveness in implementing the PRI, and to report on our activities and progress towards implementing the PRI. Being a signatory to the PRI does not obligate Federated to take, or not take, any particular action as it relates to investment decisions or other activities.
In July 2018, Federated acquired a 60% interest in Hermes Fund Managers Limited (Hermes), which operates as Hermes Investment Management, a pioneer of integrated ESG investing. Hermes' experience with ESG issues contributes to Federated's understanding of material risks and opportunities these issues may present.

Portfolio Manager Information
As a general matter, certain conflicts of interest may arise in connection with a portfolio manager's management of a fund's investments, on the one hand, and the investments of other funds/pooled investment vehicles or accounts (collectively, including the Fund, as applicable, “accounts”) for which the portfolio manager is responsible, on the other. For example, it is possible that the various accounts managed could have different investment strategies that, at times, might conflict with one another to the possible detriment of the Fund. Alternatively, to the extent that the same investment opportunities might be desirable for more than one account, possible conflicts could arise in determining how to allocate them. Other potential conflicts can include, for example, conflicts created by specific portfolio manager compensation arrangements (including, for example, the allocation or weighting given to the performance of the Fund or other accounts or activities for which the portfolio manager is responsible in calculating the portfolio manager's compensation), and conflicts relating to selection of brokers or dealers to execute Fund portfolio trades and/or specific uses of commissions from Fund portfolio trades (for example, research or “soft dollars”). The Adviser has adopted policies and procedures and has structured the portfolio managers' compensation in a manner reasonably designed to safeguard the Fund from being negatively affected as a result of any such potential conflicts.
The following information about the Fund's Portfolio Managers is provided as of June 30, 2019.
Ihab Salib, Portfolio Manager
Types of Accounts Managed by Ihab Salib	Total Number of Additional Accounts Managed/Total Assets*	Additional Accounts/Assets Managed that are Subject to Advisory Fee Based on Account Performance
Registered Investment Companies	13/$1.3 billion	0/$0
Other Pooled Investment Vehicles	7/$646.3 million	0/$0
Other Accounts	0/$0	2/$530.4 million
*	None of the Accounts has an advisory fee that is based on the performance of the account.
Dollar value range of shares owned in the Fund: None.
Ihab Salib is paid a fixed base salary and a variable annual incentive. Base salary is determined within a market competitive position-specific salary range, based on the portfolio manager's experience and performance. The annual incentive amount is determined based primarily on Investment Product Performance (IPP) and may also include a discretionary component based on a variety of factors deemed relevant, such as financial measures and performance and may be paid entirely in cash, or in a combination of cash and restricted stock of Federated Investors, Inc. (“Federated”). The total combined annual incentive opportunity is intended to be competitive in the market for this portfolio manager role.
IPP is measured on a rolling one, three and five calendar year pre-tax gross total return basis versus the Fund's benchmark (i.e., ICE BofAML 1-Month London Interbank Offered Rate (LIBOR)). Performance periods are adjusted if a portfolio manager has been managing an account for less than five years; accounts with less than one year of performance history under a portfolio manager may be excluded. As noted above, Mr. Salib is also the portfolio manager for other accounts in addition to the Fund. Such other accounts may have different benchmarks and performance measures. The allocation or weighting given to the performance of the Fund or other accounts or activities for which Mr. Salib is responsible when his compensation is calculated may be equal or can vary.
In addition, Mr. Salib has oversight responsibility for other portfolios that he does not personally manage and serves on one or more Investment Teams that establish guidelines on various performance drivers (e.g., currency, duration, sector, volatility and/or yield curve) for taxable, fixed-income funds. A portion of the IPP score is based on Federated's senior management's assessment of team contributions.
For purposes of calculating the annual incentive amount, each account managed by the portfolio manager currently is categorized into one of three IPP groups (which may be adjusted periodically). Within each performance measurement period and IPP group, IPP currently is calculated on the basis of an assigned weighting to each account managed or activity engaged in by the portfolio manager and included in the IPP groups. At the account level, the weighting assigned to the Fund is lesser than or equal to the weighting assigned to certain other accounts or activities used to determine IPP (but can be adjusted periodically). A portion of the bonus tied to the IPP score may be adjusted based on management's assessment of overall contributions to fund performance and any other factors as deemed relevant.
Any individual allocations from the discretionary pool may be determined, by executive management on a discretionary basis using various factors, such as, for example, on a product, strategy or asset class basis, and considering overall contributions and any other factors deemed relevant (and may be adjusted periodically).

Christopher McGinley, Portfolio Manager
Types of Accounts Managed by Christopher McGinley	Total Number of Additional Accounts Managed/Total Assets*
Registered Investment Companies	6/$64.2 million
Other Pooled Investment Vehicles	1/$102.8 million
Other Accounts	0/$0
*	None of the Accounts has an advisory fee that is based on the performance of the account.
Dollar value range of shares owned in the Fund: None.
Christopher McGinley is paid a fixed base salary and a variable annual incentive. Base salary is determined within a market competitive position-specific salary range, based on the portfolio manager's experience and performance. The annual incentive amount is determined based primarily on Investment Product Performance (IPP) and may also include a discretionary component based on a variety of factors deemed relevant, such as financial measures and performance, and is paid entirely in cash. The total combined annual incentive opportunity is intended to be competitive in the market for this portfolio manager role.
IPP is measured on a rolling one, three and five calendar year pre-tax gross total return basis versus the Fund's benchmark (i.e., ICE BofAML 1-Month London Interbank Offered Rate (LIBOR)). Performance periods are adjusted if a portfolio manager has been managing an account for less than five years; accounts with less than one year of performance history under a portfolio manager may be excluded. As noted above, Mr. McGinley is also the portfolio manager for other accounts in addition to the Fund. Such other accounts may have different benchmarks and performance measures. The allocation or weighting given to the performance of the Fund or other accounts for which Mr. McGinley is responsible when his compensation is calculated may be equal or can vary.
For purposes of calculating the annual incentive amount, each account managed by the portfolio manager currently is categorized into one of three IPP groups (which may be adjusted periodically). Within each performance measurement period and IPP group, IPP currently is calculated on the basis of an assigned weighting to each account managed by the portfolio manager and included in the IPP groups. At the account level, the weighting assigned to the Fund is greater than or equal to the weighting assigned to other accounts used to determine IPP (but can be adjusted periodically). A portion of the bonus tied to the IPP score may be adjusted based on management's assessment of overall contributions to account performance and any other factors as deemed relevant.
Any individual allocations from the discretionary pool may be determined, by executive management on a discretionary basis using various factors, such as, for example, on a product, strategy or asset class basis, and considering overall contributions and any other factors deemed relevant (and may be adjusted periodically).
Maarten Offeringa, Portfolio Manager
Types of Accounts Managed by Maarten Offeringa	Total Number of Additional Accounts Managed/Total Assets*
Registered Investment Companies	0/$0
Other Pooled Investment Vehicles	0/$0
Other Accounts	0/$0
*	None of the Accounts has an advisory fee that is based on the performance of the account.
Dollar value range of shares owned in the Fund: None.
Maarten Offeringa is paid a fixed base salary and a variable annual incentive. Base salary is determined within a market competitive position-specific salary range, based on the portfolio manager's experience and performance. The annual incentive amount is determined based primarily on Investment Product Performance (IPP) and may also include a discretionary component based on a variety of factors deemed relevant, such as financial measures and performance, and is paid entirely in cash. The total combined annual incentive opportunity is intended to be competitive in the market for this portfolio manager role.

IPP is measured on a rolling one, three and five calendar year pre-tax gross total return basis versus the Fund's benchmark (i.e., ICE BofAML 1-Month London Interbank Offered Rate (LIBOR)). Performance periods are adjusted if a portfolio manager has been managing an account for less than five years; accounts with less than one year of performance history under a portfolio manager may be excluded. As noted above, Mr. Offeringa is also the portfolio manager for other accounts in addition to the Fund. Such other accounts may have different benchmarks and performance measures. The allocation or weighting given to the performance of the Fund or other accounts for which Mr. Offeringa is responsible when his compensation is calculated may be equal or can vary.
For purposes of calculating the annual incentive amount, each account managed by the portfolio manager currently is categorized into one of three IPP groups (which may be adjusted periodically). Within each performance measurement period and IPP group, IPP currently is calculated on the basis of an assigned weighting to each account managed by the portfolio manager and included in the IPP groups. At the account level, the weighting assigned to the Fund is greater than or equal to the weighting assigned to other accounts used to determine IPP (but can be adjusted periodically). Additionally, a portion of Mr. Offeringa's IPP score is based on the performance of the accounts for which he provides research and analytic support. A portion of the bonus tied to the IPP score may be adjusted based on management's assessment of overall contributions to account performance and any other factors as deemed relevant.
Any individual allocations from the discretionary pool may be determined, by executive management on a discretionary basis using various factors, such as, for example, on a product, strategy or asset class basis, and considering overall contributions and any other factors deemed relevant (and may be adjusted periodically).
Services Agreement
Federated Advisory Services Company, an affiliate of the Adviser, provides certain support services to the Adviser. The fee for these services is paid by the Adviser and not by the Fund.
Other Related Services
Affiliates of the Adviser may, from time to time, provide certain electronic equipment and software to institutional customers in order to facilitate the purchase of Fund Shares offered by the placement agent.
Code Of Ethics Restrictions On Personal Trading
As required by Rule 17j-1 of the Investment Company Act of 1940 and Rule 204A-1 under the Investment Advisers Act (as applicable), the Fund, its Adviser and its placement agent have adopted codes of ethics. These codes govern securities trading activities of investment personnel, Fund Trustees and certain other employees. Although they do permit these people to trade in securities, including those that the Fund could buy, as well as Shares of the Fund, they also contain significant safeguards designed to protect the Fund and its shareholders from abuses in this area, such as requirements to obtain prior approval for, and to report, particular transactions.
Voting Proxies On Fund Portfolio Securities
The Board has delegated to the Adviser authority to vote proxies on the securities held in the Fund's portfolio. The Board has also approved the Adviser's policies and procedures for voting the proxies, which are described below.
Proxy Voting Policies
The Adviser's general policy is to cast proxy votes in favor of management proposals and shareholder proposals that the Adviser anticipates will enhance the long-term value of the securities being voted. Generally, this will mean voting for proposals that the Adviser believes will improve the management of a company, increase the rights or preferences of the voted securities, or increase the chance that a premium offer would be made for the company or for the voted securities. This approach to voting proxy proposals will be referred to hereafter as the “General Policy.”
The following examples illustrate how the General Policy may apply to management proposals and shareholder proposals submitted for approval or ratification by holders of the company's voting securities. However, whether the Adviser supports or opposes a proposal will always depend on the specific circumstances described in the proxy statement and other available information.
On matters related to the board of directors, generally the Adviser will vote to elect nominees to the board in uncontested elections except in certain circumstances, such as where the director: (1) had not attended at least 75% of the board meetings during the previous year; (2) serves as the company's chief financial officer; (3) has committed himself or herself to service on a large number of boards, such that we deem it unlikely that the director would be able to commit sufficient focus and time to a particular company; (4) is the chair of the nominating or governance committee when the roles of chairman of the board and CEO are combined and there is no lead independent director; (5) served on the compensation committee during a period in which compensation appears excessive relative to performance and peers; or (6) served on a board that did not implement a shareholder proposal that Federated supported and received more than 50% shareholder support the previous year. In addition, the Adviser will generally vote in favor of; (7) a full slate of directors, where the directors are elected as a group and not individually, unless more than half of the nominees are not independent; (8) shareholder proposals to declassify the board of directors; (9) shareholder proposals to require a majority voting standard in the election of directors; (10) shareholder proposals to separate the roles of chairman of the board and CEO; and (11) a proposal to require a company's audit committee to be comprised entirely of independent directors.
On other matters of corporate governance, generally the Adviser will vote in favor of: (1) proposals to grant shareholders the right to call a special meeting if owners of at least 25% of the outstanding stock agree; (2) a proposal to require independent tabulation of proxies and/or confidential voting of shareholders; (3) a proposal to ratify the board's selection of auditors, unless: (a) compensation for non-audit services exceeded 50% of the total compensation received from the company; or (b) the previous auditor was dismissed because of a disagreement with the company; (4) a proposal to repeal a shareholder rights plan (also known as a “poison pill”) and against the adoption of such a plan, unless the plan is designed to facilitate, rather than prevent, unsolicited offers for the company; (5) shareholder proposals to eliminate supermajority requirements in company bylaws; and (6) shareholder proposals calling for “Proxy Access,” that is, a bylaw change allowing shareholders owning at least 3% of the outstanding common stock for at least three years to nominate candidates for election to the board of directors. The Adviser will generally withhold support from shareholder proposals to grant shareholders the right to act by written consent, especially if they already have the right to call a special meeting.
On environmental and social matters, generally the Adviser will vote in favor of shareholder proposals calling for: (1) enhanced disclosure of the company's approach to mitigating climate change and other environmental risks; (2) managing risks related to manufacturing or selling certain products, such as guns and opioids; (3) monitoring gender pay equity; and (4) achieving and maintaining diversity on the board of directors. Generally, the Adviser will not support shareholder proposals calling for limitations on political activity by the company, including political contributions, lobbying and memberships in trade associations.
On matters of capital structure, generally the Adviser will vote against a proposal to authorize or issue shares that are senior in priority or voting rights to the voted securities, and in favor of a proposal to: (1) reduce the amount of shares authorized for issuance (subject to adequate provisions for outstanding convertible securities, options, warrants, rights and other existing obligations to issue shares); (2) grant authorities to issue shares with and without pre-emptive rights unless the size of the authorities would threaten to unreasonably dilute existing shareholders; and (3) authorize a stock repurchase program.
On matters relating to management compensation, generally the Adviser will vote in favor of stock incentive plans (including plans for directors) that align the recipients of stock incentives with the interests of shareholders, without creating undue dilution, and against: (1) the advisory vote on executive compensation plans (“Say On Pay”) when the plan has failed to align executive compensation with corporate performance; (2) the advisory vote on the frequency of the Say On Pay vote when the frequency is other than annual; (3) proposals that would permit the amendment or replacement of outstanding stock incentives having more favorable terms (e.g., lower purchase prices or easier vesting requirements); and (4) executive compensation plans that do not disclose the maximum amounts of compensation that may be awarded or the criteria for determining awards.
On matters relating to corporate transactions, the Adviser will generally vote in favor of mergers, acquisitions, and sales of assets if the Advisers' analysis of the proposed business strategy and the transaction price would have a positive impact on the total return for shareholders.
In addition, the Adviser will not vote any proxy if it determines that the consequences or costs of voting outweigh the potential benefit of voting. For example, if a foreign market requires shareholders voting proxies to retain the voted shares until the meeting date (thereby rendering the shares “illiquid” for some period of time), the Adviser will not vote proxies for such shares. In addition, the Adviser is not obligated to incur any expense to send a representative to a shareholder meeting or to translate proxy materials into English.
To the extent that the Adviser is permitted to loan securities, the Adviser will not have the right to vote on securities while they are on loan. However, the Adviser will take all reasonable steps to recall shares prior to the record date when the meeting raises issues that the Adviser believes materially affect shareholder value, including, but not limited to, excessive compensation, mergers and acquisitions, contested elections and weak oversight by the audit committee. However, there can be no assurance that the Adviser will have sufficient notice of such matters to be able to terminate the loan in time to vote thereon.
If proxies are not delivered in a timely or otherwise appropriate basis, the Adviser may not be able to vote a particular proxy.
For an Adviser that employs a quantitative investment strategy for certain funds or accounts that does not make use of qualitative research (“Non-Qualitative Accounts”), the Adviser may not have the kind of research to make decisions about how to vote proxies for them. Therefore, the Adviser will vote the proxies of these Non-Qualitative Accounts as follows: (a) in accordance with the Standard Voting Instructions (defined below) adopted by the Adviser with respect to issues subject to the proxies; (b) if the

Adviser is directing votes for the same proxy on behalf of a regular qualitative account and a Non-Qualitative Account, the Non-Qualitative Account would vote in the same manner as the regular qualitative account; (c) if neither of the first two conditions apply, as the proxy voting service is recommending; and (d) if none of the previous conditions apply, as recommended by the Proxy Voting Committee (“Proxy Committee”).
Proxy Voting Procedures
The Adviser has established a Proxy Voting Committee (“Proxy Committee”), to exercise all voting discretion granted to the Adviser by the Board in accordance with the proxy voting policies. To assist it in carrying out the day-to-day operations related to proxy voting, the Proxy Committee has created the Proxy Voting Management Group (PVMG). The day-to-day operations related to proxy voting are carried out by the Proxy Voting Operations Team (PVOT) and overseen by the PVMG. Besides voting the proxies, this work includes engaging with investee companies on corporate governance matters, managing the proxy voting service, soliciting voting recommendations from the Adviser's investment professionals, bringing voting recommendations to the Proxy Committee for approval, filing with regulatory agencies any required proxy voting reports, providing proxy voting reports to clients and investment companies as they are requested from time to time, and keeping the Proxy Committee informed of any issues related to corporate governance and proxy voting.
The Adviser has compiled a list of specific voting instructions based on the General Policy (the “Standard Voting Instructions”). The Standard Voting Instructions and any modifications to them are approved by the Committee. The Standard Voting Instructions sometimes call for an investment professional to review the ballot question and provide a voting recommendation to the Committee (a “case-by-case vote”). In some situations, such as when the Fund owning the shares to be voted is managed according to a quantitative or index strategy, the investment professionals may not have the kind of research necessary to develop a voting recommendation. In those cases, the final vote would be determined as follows. If the investment professionals managing another fund or account are able to develop a voting recommendation for the ballot question, that final voting decision would also apply to the quantitative or index Fund's proxy. Otherwise, the final voting decision would follow the voting recommendation of the proxy voting service (see below). The foregoing notwithstanding, the Committee always has the authority to determine a final voting decision.
The Adviser has hired a proxy voting service to obtain, vote and record proxies in accordance with the directions of the Proxy Committee. The Proxy Committee has supplied the proxy voting services with the “Standard Voting Instructions.” The Proxy Committee retains the right to modify the Standard Voting Instructions at any time or to vote contrary to them at any time in order to cast proxy votes in a manner that the Proxy Committee believes is in accordance with the General Policy. The proxy voting service may vote any proxy as directed in the Standard Voting Instructions without further direction from the Proxy Committee. However, if the Standard Voting Instructions require case-by-case handling for a proposal, the PVOT will work with the investment professionals and the proxy voting service to develop a voting recommendation for the Proxy Committee and to communicate the Proxy Committee's final voting decision to the proxy voting service. Further, if the Standard Voting Instructions require the PVOT to analyze a ballot question and make the final voting decision, the PVOT will report such votes to the Proxy Committee on a quarterly basis for review.
Conflicts of Interest
The Adviser has adopted procedures to address situations where a matter on which a proxy is sought may present a potential conflict between the interests of the Fund (and its shareholders) and those of the Adviser or placement agent. This may occur where a significant business relationship exists between the Adviser (or its affiliates) and a company involved with a proxy vote.
A company that is a proponent, opponent or the subject of a proxy vote and which to the knowledge of the Proxy Committee has this type of significant business relationship, is referred to below as an “Interested Company.”
The Adviser has implemented the following procedures in order to avoid concerns that the conflicting interests of the Adviser or its affiliates have influenced proxy votes. Any employee of the Adviser or its affiliates who is contacted by an Interested Company regarding proxies to be voted by the Adviser must refer the Interested Company to a member of the Proxy Committee, and must inform the Interested Company that the Proxy Committee has exclusive authority to determine how the proxy will be voted. Any Proxy Committee member contacted by an Interested Company must report it to the full Proxy Committee and provide a written summary of the communication. Under no circumstances will the Proxy Committee or any member of the Proxy Committee make a commitment to an Interested Company regarding the voting of proxies or disclose to an Interested Company how the Proxy Committee has directed such proxies to be voted. If the Standard Voting Instructions already provide specific direction on the proposal in question, the Proxy Committee shall not alter or amend such directions. If the Standard Voting Instructions require the Proxy Committee to provide further direction, the Proxy Committee shall do so in accordance with the proxy voting policies, without regard for the interests of the Adviser with respect to the Interested Company. If the Proxy Committee provides any direction as to the voting of proxies relating to a proposal affecting an Interested Company, it must disclose annually to the Fund's Board information regarding: the significant business relationship; any material communication with the Interested Company; the matter(s) voted on; and how, and why, the Adviser voted as it did.
In certain circumstances it may be appropriate for the Adviser to vote in the same proportion as all other shareholders, so as to not affect the outcome beyond helping to establish a quorum at the shareholders' meeting. This is referred to as “proportional voting.” If the Fund owns shares of another Federated mutual fund, the Adviser will proportionally vote the client's proxies for that fund or seek direction from the Board or the client on how the proposal should be voted. If the Fund owns shares of an unaffiliated mutual fund, the Adviser may proportionally vote the Fund's proxies for that fund depending on the size of the position. If the Fund owns shares of an unaffiliated exchange traded fund, the Adviser will proportionally vote the Fund's proxies for that fund.
Downstream Affiliates
If the Proxy Committee gives further direction, or seeks to vote contrary to the Standard Voting Instructions, for a proxy relating to a portfolio company in which the Fund owns more than 10% of the portfolio company's outstanding voting securities at the time of the vote (“Downstream Affiliate”), the Proxy Committee must first receive guidance from counsel to the Proxy Committee as to whether any relationship between the Adviser and the portfolio company, other than such ownership of the portfolio company's securities, gives rise to an actual conflict of interest. If counsel determines that an actual conflict exists, the Proxy Committee must address any such conflict with the executive committee of the board of directors or trustees of any investment company client prior to taking any action on the proxy at issue.
Proxy Advisers' Conflicts of Interest
Proxy advisory firms may have significant business relationships with the subjects of their research and voting recommendations. For example, a proxy voting service client may be a public company with an upcoming shareholders' meeting and the proxy voting service has published a research report with voting recommendations. In another example, a proxy voting service board member also sits on the board of a public company for which the proxy voting service will write a research report. These and similar situations give rise to an actual or apparent conflict of interest.
In order to avoid concerns that the conflicting interests of the engaged proxy voting service have influenced proxy voting recommendations, the Adviser will take the following steps:
■	A due diligence team made up of employees of the Adviser and/or its affiliates will meet with the proxy voting service on an annual basis and determine through a review of their policies and procedures and through inquiry that the proxy voting service has established a system of internal controls that provide reasonable assurance that their voting recommendations are not influenced by the business relationships they have with the subjects of their research.
■	Whenever the standard voting guidelines call for voting a proposal in accordance with the proxy voting service recommendation and the proxy voting service has disclosed that they have a conflict of interest with respect to that issuer, the PVOT will take the following steps: (a) the PVOT will obtain a copy of the research report and recommendations published by another proxy voting service for that issuer; (b) the Head of the PVOT, or his designee, will review both the engaged proxy voting service research report and the research report of the other proxy voting service and determine what vote will be cast. The PVOT will report all proxies voted in this manner to the Proxy Committee on a quarterly basis. Alternatively, the PVOT may seek direction from the Committee on how the proposal shall be voted.
Proxy Voting Report
A description of the policies and procedures that the Fund uses to determine how to vote proxies, if any, relating to securities held in the Fund's portfolio, as well as a report on “Form N-PX” of how the Fund voted any such proxies during the most recent 12-month period ended June 30, are available, without charge and upon request, by calling 1-800-341-7400. A report on “Form N-PX” of how the Fund voted any such proxies during the most recent 12-month period ended June 30 is available via the Proxy Voting Record (Form N-PX) link associated with the Fund at www.FederatedInvestors.com under the “Private Funds” section of the “Products” tab, where you will be directed to a statement of agreement that you are an “accredited investor” before proceeding. Click “I agree” to agree to the terms then you will be taken to the “Private Funds” home page where you can select the appropriate asset class or category. Select a Fund to access the “Documents” tab. Form N-PX filings are also available at the SEC's website at www.sec.gov.

PORTFOLIO HOLDINGS INFORMATION
Information concerning the Fund's portfolio holdings is available at www.Federatedinvestors.com under the “Private Funds” section of the “Products” tab, where you will be directed to a statement of agreement that you are an “accredited investor” before proceeding. Click “I agree” to agree to the terms then you will be taken to the “Private Funds” home page where you can select the appropriate asset class or category. Select a Fund to access the “Characteristics” tab. You may also obtain this information by calling 1-800-341-7400. A complete listing of the Fund's portfolio holdings as of the end of each calendar quarter is posted on the website 30 days (or the next business day) after the end of the quarter and remains posted for six months thereafter.
Summary portfolio composition information as of the close of each month is posted on the website 15 days (or the next business day) after month-end and remains posted until replaced by the information for the succeeding month. The summary portfolio composition information may include identification of the Fund's top 10 holdings.
You may also access portfolio information as of the end of the Fund's fiscal quarters at www.Federatedinvestors.com under the “Private Funds” section of the “Products” tab by following the directions given above. The Fund's Annual Shareholder Report and Semi-Annual Shareholder Report contain complete listings of the Fund's portfolio holdings as of the end of the Fund's second and fourth fiscal quarters. Fiscal quarter information is made available on the website within 70 days after the end of the fiscal quarter. This information is also available in reports filed with the SEC at the SEC's website at www.sec.gov.
Each fiscal quarter, the Fund will file with the SEC a complete schedule of its monthly portfolio holdings on “Form N-PORT.” The Fund's holdings as of the end of the third month of every fiscal quarter, as reported on Form N-PORT, will be publicly available on the SEC's website at www.sec.gov within 60 days of the end of the fiscal quarter upon filing. You may also access this information via the link to the Fund and share class name at www.FederatedInvestors.com.
The disclosure policy of the Fund and the Adviser prohibits the disclosure of portfolio holdings information to any investor or intermediary before the same information is made available to other investors. Employees of the Adviser or its affiliates who have access to nonpublic information concerning the Fund's portfolio holdings are prohibited from trading securities on the basis of this information. Such persons must report all personal securities trades and obtain pre-clearance for all personal securities trades other than mutual fund shares.
Firms that provide administrative, custody, financial, accounting, legal or other services to the Fund may receive nonpublic information about the Fund's portfolio holdings for purposes relating to their services. The Fund may also provide portfolio holdings information to publications that rate, rank or otherwise categorize investment companies and to commodities exchange clearing corporations in connection with qualifying the Fund's Shares for use as margin collateral. Traders or portfolio managers may provide “interest” lists to facilitate portfolio trading if the list reflects only that subset of the portfolio for which the trader or portfolio manager is seeking market interest. A list of service providers, publications and other third parties who may receive nonpublic portfolio holdings information appears in the Appendix to this SAI.
The furnishing of nonpublic portfolio holdings information to any third party (other than authorized governmental or regulatory personnel) requires the prior approval of the President of the Adviser and of the Chief Compliance Officer of the Fund. The President of the Adviser and the Chief Compliance Officer will approve the furnishing of nonpublic portfolio holdings information to a third party only if they consider the furnishing of such information to be in the best interests of the Fund and its shareholders. In that regard, and to address possible conflicts between the interests of Fund shareholders and those of the Adviser and its affiliates, the following procedures apply. No consideration may be received by the Fund, the Adviser, any affiliate of the Adviser or any of their employees in connection with the disclosure of portfolio holdings information. Before information is furnished, the third party must sign a written agreement that it will safeguard the confidentiality of the information, will use it only for the purposes for which it is furnished and will not use it in connection with the trading of any security. Persons approved to receive nonpublic portfolio holdings information will receive it as often as necessary for the purpose for which it is provided. Such information may be furnished as frequently as daily and often with no time lag between the date of the information and the date it is furnished. The Board receives and reviews annually a list of the persons who receive nonpublic portfolio holdings information and the purposes for which it is furnished.
Brokerage Transactions And Investment Allocation
Equity securities may be traded in the over-the-counter market through broker/dealers acting as principal or agent, or in transactions directly with other investors. Transactions may also be executed on a securities exchange or through an electronic communications network. The Adviser seeks to obtain best execution of trades in equity securities by balancing the costs inherent in trading, including opportunity costs, market impact costs and commissions. As a general matter, the Adviser seeks to add value to its investment management by using market information to capitalize on market opportunities, actively seek liquidity and discover price. The Adviser continually monitors its trading results in an effort to improve execution. Fixed-income securities are generally traded in an over-the-counter market on a net basis (i.e., without commission) through dealers acting as principal or in transactions directly with the issuer. Dealers derive an undisclosed amount of compensation by offering securities at a higher price than they bid for them. Some fixed-income securities may have only one primary market maker. The Adviser seeks to use dealers it believes to be actively and effectively trading the security being purchased or sold, but may not always obtain the lowest purchase price or highest sale price with respect to a fixed-income security. The Adviser's receipt of research services (as described below) may also be a factor in the Adviser's selection of brokers and dealers. The Adviser may also direct certain portfolio trades to a broker that, in turn, pays a portion of the Fund's operating expenses. The Adviser makes decisions on portfolio transactions and selects brokers and dealers subject to review by the Fund's Board.
Investment decisions for the Fund are made independently from those of other accounts managed by the Adviser and accounts managed by affiliates of the Adviser. Except as noted below, when the Fund and one or more of those accounts invests in, or disposes of, the same security, available investments or opportunities for sales will be allocated among the Fund and the account(s) in a manner believed by the Adviser to be equitable. While the coordination and ability to participate in volume transactions may benefit the Fund, it is possible that this procedure could adversely impact the price paid or received and/or the position obtained or disposed of by the Fund. Investments for Federated Kaufmann Fund and other accounts managed by that fund's portfolio managers in initial public offerings (IPO) are made independently from any other accounts, and much of their non-IPO trading may also be conducted independently from other accounts. Trading and allocation of investments, including IPOs, for accounts managed by Federated MDTA LLC are also made independently from the Fund. Investment decisions and trading for certain separately managed or wrap-fee accounts, and other accounts, of the Adviser and/or certain investment adviser affiliates of the Adviser also are generally made and conducted independently from the Fund. It is possible that such independent trading activity could adversely impact the prices paid or received and/or positions obtained or disposed of by the Fund.
Brokerage and Research Services
Brokerage services include execution of trades and products and services that relate to the execution of trades, including communications services related to trade execution, clearing and settlement, trading software used to route orders to market centers, software that provides algorithmic trading strategies and software used to transmit orders to direct market access (DMA) systems. Research services may include: advice as to the advisability of investing in securities; security analysis and reports; economic studies; industry studies; receipt of quotations for portfolio evaluations; and similar services. Research services assist the Adviser and its affiliates in terms of their overall investment responsibilities to funds and investment accounts for which they have investment discretion. However, particular brokerage and research services received by the Adviser and its affiliates may not be used to service every fund or account, and may not benefit the particular funds and accounts that generated the brokerage commissions. In addition, brokerage and research services paid for with commissions generated by the Fund may be used in managing other funds and accounts. To the extent that receipt of these services may replace services for which the Adviser or its affiliates might otherwise have paid, it would tend to reduce their expenses. The Adviser and its affiliates exercise reasonable business judgment in selecting brokers to execute securities transactions where receipt of research services is a factor. They determine in good faith that commissions charged by such persons are reasonable in relationship to the value of the brokerage and research services provided.
PLACEMENT AGENT
The Fund's placement agent is Federated Securities Corp., located at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.
Administrator
Federated Administrative Services (FAS), a subsidiary of Federated, provides administrative personnel and services, including certain legal, compliance, recordkeeping and financial reporting services (“Administrative Services”), necessary for the operation of the Fund. FAS does not charge the Fund an Administrative Services fee but is entitled to reimbursement for certain out-of-pocket expenses incurred in providing Administrative Services to the Fund.
Custodian
State Street Bank and Trust Company, Boston, Massachusetts, is custodian for the securities and cash of the Fund. Foreign instruments purchased by the Fund are held by foreign banks participating in a network coordinated by State Street Bank and Trust Company.
Transfer Agent And Dividend Disbursing Agent
State Street Bank and Trust Company, the Fund's registered transfer agent, maintains all necessary shareholder records.

Independent Registered Public Accounting Firm
The independent registered public accounting firm for the Fund, KPMG LLP, conducts its audits in accordance with the standards of the Public Company Accounting Oversight Board (United States), which require it to plan and perform its audits to provide reasonable assurance about whether the Fund's financial statements and financial highlights are free of material misstatement.
Securities Lending Activities
The services provided to the Fund by Citibank, N.A. as securities lending agent may include the following: selecting securities previously identified by the Fund as available for loan to be loaned; locating borrowers identified in the securities lending agency agreement; negotiating loan terms; monitoring daily the value of the loaned securities and collateral; requiring additional collateral as necessary; marking to market non-cash collateral; instructing the Fund's custodian with respect to the transfer of loaned securities; indemnifying the Fund in the event of a borrower default; and arranging for return of loaned securities to the Fund at loan termination.
The Fund did not participate in any securities lending activities during the Fund's most recently completed fiscal year.
Gross income from securities lending activities	$00.00
Fees and/or compensation for securities lending activities and related services
Fees paid to securities lending agent from a revenue split	$00.00
Fees paid for any cash collateral management service (including fees deducted from a pooled cash collateral reinvestment vehicle) that are not included in the revenue split	—
Administrative fees not included in revenue split	—
Indemnification fee not included in revenue split	—
Rebate (paid to borrower)	$00.00
Other fees not included in revenue split (specify)	—
Aggregate fees/compensation for securities lending activities	$00.00
Net income from securities lending activities	$00.00
Capital Stock and Other Securities
Capital Stock
Holders of the Fund's Shares of beneficial interest will have equal rights to participate in distributions made by the Fund, equal rights to the Fund's assets upon dissolution and equal voting rights; the Fund does not allow cumulative voting. Investors will have no preemptive or other right to subscribe to any additional shares of beneficial interest or other securities issued by the Trust.
Shareholder Information
Beneficial interests in the Fund have not been registered and are issued in reliance on Section 4(a)(2) of the 1933 Act and Regulation D (including, without limitation, Rule 506(c) thereunder).
Purchase of Fund Shares
Shares of the Fund may be purchased any day the NYSE is open. Purchases should be made in accordance with procedures established by the Fund's Transfer Agent.
Purchase orders for Shares of the Fund will receive the NAV next determined after the purchase order is received in proper form by the Transfer Agent.
Payment by federal funds must be received by the Trust's custodian, State Street Bank and Trust Company, by 3:00 p.m. (Eastern time) the next business day following the receipt of the purchase order.
The Fund reserves the right to cease accepting investments in the Fund at any time or to reject any investment order.
Purchases In-Kind
You may contact the Placement Agent to request a purchase of Shares using securities you own. The Fund reserves the right to determine whether to accept your securities and the minimum market value to accept. The Fund will value your securities in the same manner as it values its assets. An in-kind purchase may be treated as a sale of your securities for federal tax purposes; please consult your tax adviser regarding potential tax liability.

Redemption of Fund Shares
THIS FUND IS NOT A MUTUAL FUND. As an investor you have only limited opportunities to redeem Fund Shares. A mutual fund offers an investor the opportunity to redeem shares held any day the mutual fund is open for business. The Fund is an extended payment fund. As an extended payment fund, a shareholder must follow the guidelines below to redeem and receive payment for those redeemed Shares.
Extended Payment Process for Redeemed Shares
Shareholders wishing to redeem Fund Shares must submit their redemption requests (the “Redemption Request”) in proper order to the Fund's Transfer Agent. Once the Shares have been presented to the transfer agent and the transfer agent has confirmed the order is in proper form, the Fund has up to thirty-one (31) days to make payment to the redeeming shareholder. The price of the redeemed Shares will be determined as of the closing NAV of the Fund twenty-four (24) days after receipt of a Redemption Request or if such date is a weekend or holiday, the preceding business day (the “Redemption Pricing Date”). For example, if a shareholder requests to redeem Shares in proper order on November 15th, the price of the Shares redeemed would be the closing net asset value of the Fund on December 9th (twenty-four (24) days after receipt of the Redemption Request), and the Fund will make payment to the redeeming shareholder by December 16th (seven (7) days after the Redemption Pricing Date and thirty-one (31) days after the shareholder's Redemption Request). However, if a Redemption Request is received on June 10th, the twenty-fourth (24th)day after the receipt of the Redemption Request would fall on July 4th (a holiday and a day that the Fund is not open for business), therefore the Redemption Pricing Date would be the prior business day (July 3rd, assuming it is a weekday) and the Fund will make payment to the redeeming shareholder no more than thirty-one (31) days after the Redemption Request, or in this example July 11th. The same principal will apply if a Redemption Pricing Date falls on a weekend or any other day the Fund is not open for business. Under normal circumstances, the Fund will make payment to the redeeming shareholder one business day after the Redemption Pricing Date (the “Redemption Payment Date”). However, the Fund reserves the right to make payment up to seven (7) days after the Redemption Pricing Date, provided such date does not exceed thirty-one (31) days after the Shares have been presented for redemption in proper order.
The Fund has adopted as a fundamental policy, which can only be changed by shareholder vote and approval of the SEC or its Staff, that: (i) the Redemption Pricing Date will be twenty-four (24) days after a shareholder has presented its Shares to the Transfer Agent in proper order for redemption (unless such twenty-fourth (24th) day falls on a weekend or holiday in which case it shall be the business day immediately prior); and (ii) the Redemption Payment Date shall not exceed thirty-one (31) days after the Shares have been presented in proper order for redemption.
Shareholders that redeem Shares will incur the risk that the value of their Shares presented for redemption will be worth less on the Redemption Pricing Date than on the date they presented the Shares for redemption.
Redemption In-Kind
Although the Fund intends to pay Share redemptions in cash, it reserves the right to pay the redemption price in whole or in part through a redemption-in-kind (a payment of portfolio securities instead of cash).
Pricing of Fund Shares
The net asset value (NAV) of the Fund is determined as of the end of regular trading (normally, 4:00 p.m. Eastern time) each day the NYSE is open. The NAV per Share of the Fund is computed by dividing the value of the Fund's assets, less all liabilities, by the total number of Shares outstanding.
The Board has ultimate responsibility for determining the fair value of investments for which market quotations are not readily available. The Board has appointed a Valuation Committee comprised of officers of the Fund, the Adviser and certain of the Adviser's affiliated companies to assist in determining fair value and in overseeing the calculation of the NAV. The Board has also authorized the use of pricing services recommended by the Valuation Committee to provide price evaluations of the current fair value of certain investments for purposes of calculating the NAV. The fair value method may be used to value trade finance related securities or other securities.
The Board of Trustees has approved and monitors the procedures under which trade finance related securities are valued. Trade finance related securities that meet certain criteria and are deemed to have prices that are readily available and reliable are valued by an independent pricing service. Other trade finance related securities are valued at their fair value. In connection with determining the fair value of trade finance related securities, the Valuation Committee will in good faith make an assessment of fair value. The factors that may be considered by the Valuation Committee when making this assessment are: (1) the cost and/or repayment performance of the underlying trade finance security; (2) the last reported price at which the investment was traded; (3) information regarding the investment or the issuer; (4) information on the sector in which the issuer is active or the country or region where the issuer is located; (5) changes in financial conditions and business prospects disclosed in the issuer's financial statements and other reports; (6) publicly announced transactions (such as tender offers and mergers) involving the issuer; (7) comparisons to other investments or to financial indices that are correlated to the investment; (8) with respect to fixed-income investments, changes in market yields and spreads; (9) with respect to investments that have been suspended from trading, the circumstances leading to the suspension; and (10) other factors that might affect the investment's value.
The fair value of each trade finance related security is periodically reviewed and approved by the Valuation Committee and by the Board of Trustees based upon procedures approved by the Board of Trustees.
In calculating its NAV, the Fund generally values investments as follows:
■	Equity securities listed on a U.S. securities exchange or traded through the U.S. national market system are valued at their last reported sale price or official closing price in their principal exchange or market. If a price is not readily available, such equity securities are valued based upon the mean of closing bid and asked quotations from one or more dealers.
■	Other equity securities traded primarily in the United States are valued based upon the mean of closing bid and asked quotations from one or more dealers.
■	Equity securities traded primarily through securities exchanges and regulated market systems outside the United States are valued at their last reported sale price or official closing price in their principal exchange or market. These prices may be adjusted for significant events occurring after the closing of such exchanges or market systems as described below. If a price is not readily available, such equity securities are valued based upon the mean of closing bid and asked quotations from one or more dealers.
■	Fixed-income securities are fair valued using price evaluations provided by a pricing service approved by the Board. The methods used by pricing services to determine such price evaluations are described below. If a price evaluation from a pricing service is not readily available, such fixed-income securities are fair valued based upon price evaluations from one or more dealers.
■	Futures contracts listed on exchanges are valued at their reported settlement price. Option contracts listed on exchanges are valued based upon the mean of closing bid and asked quotations reported by the exchange or from one or more futures commission merchants.
■	OTC derivative contracts are fair valued using price evaluations provided by a pricing service approved by the Board. The methods used by pricing services to determine such price evaluations are described below. If a price evaluation from a pricing service is not readily available, such derivative contracts may be fair valued based upon price evaluations from one or more dealers or using a recognized pricing model for the contract.
■	Shares of other mutual funds or non-exchange-traded investment companies are valued based upon their reported NAVs. The prospectuses for these mutual funds explain the circumstances under which they will use fair value pricing and the effects of using fair value pricing.
If any price, quotation, price evaluation or other pricing source is not readily available when the NAV is calculated, if the Fund cannot obtain price evaluations from a pricing service or from more than one dealer for an investment within a reasonable period of time as set forth in the Fund's valuation policies and procedures, or if information furnished by a pricing service, in the opinion of the Valuation Committee, is deemed not representative of the fair value of such security, the Fund will use the fair value of the investment determined in accordance with the procedures described below. There can be no assurance that the Fund could purchase or sell an investment at the price used to calculate the Fund's NAV. The Fund will not use a pricing service or dealer who is an affiliated person of the Adviser to value investments.
Noninvestment assets and liabilities are valued in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The NAV calculation includes expenses, dividend income, interest income, other income and realized and unrealized investment gains and losses through the date of the calculation. Changes in holdings of investments and in the number of outstanding Shares are included in the calculation not later than the first business day following such change. Any assets or liabilities denominated in foreign currencies are converted into U.S. dollars using an exchange rate obtained from one or more currency dealers.
The Fund follows procedures that are common in the mutual fund industry regarding errors made in the calculation of its NAV. This means that, generally, the Fund will not correct errors of less than one cent per Share or errors that did not result in net dilution to the Fund.
Fair Valuation and Significant Events Procedures
The Board has ultimate responsibility for determining the fair value of investments for which market quotations are not readily available. The Board has appointed a Valuation Committee comprised of officers of the Fund, the Adviser and certain of the Adviser's affiliated companies to assist in determining fair value and in overseeing the calculation of the NAV. The Board has also authorized the use of pricing services recommended by the Valuation Committee to provide price evaluations of the current fair value of certain investments for purposes of calculating the NAV.

Security Pricing Services
Debtdomain GLMS Pte Ltd.
Markit Group Limited
Pricing Service Valuations. Based on the recommendations of the Valuation Committee, the Board has authorized the Fund, subject to Board oversight, to use pricing services that provide daily fair value evaluations of the current value of certain investments, primarily fixed-income securities and OTC derivatives contracts. Different pricing services may provide different price evaluations for the same security because of differences in their methods of evaluating market values. Factors considered by pricing services in evaluating an investment include the yields or prices of investments of comparable quality, coupon, maturity, call rights and other potential prepayments, terms and type, reported transactions, indications as to values from dealers and general market conditions. A pricing service may find it more difficult to apply these and other factors to relatively illiquid or volatile investments, which may result in less frequent or more significant changes in the price evaluations of these investments. If a pricing service determines that it does not have sufficient information to use its standard methodology, it may evaluate an investment based on the present value of what investors can reasonably expect to receive from the issuer's operations or liquidation.
Special valuation considerations may apply with respect to the Fund's “odd-lot” positions, if any, as the Fund may receive lower prices when it sells such positions than it would receive for sales of institutional round lot positions. Typically, these securities are valued assuming orderly transactions of institutional round lot sizes, but the Fund may hold or, from time to time, transact in such securities in smaller, odd lot sizes.
The Valuation Committee engages in oversight activities with respect to the Fund's pricing services, which includes, among other things, monitoring significant or unusual price fluctuations above predetermined tolerance levels from the prior day, back-testing of pricing services' prices against actual sale transactions, conducting periodic due diligence meetings and reviews, and periodically reviewing the inputs, assumptions and methodologies used by these pricing services. If information furnished by a pricing service is not readily available or, in the opinion of the Valuation Committee, is deemed not representative of the fair value of such security, the security will be fair valued by the Valuation Committee in accordance with procedures established by the Trustees as discussed below in “Fair Valuation Procedures.”
Some pricing services provide a single price evaluation reflecting the bid-side of the market for an investment (a “bid” evaluation). Other pricing services offer both bid evaluations and price evaluations indicative of a price between the prices bid and asked for the investment (a “mid” evaluation). The Fund normally uses bid evaluations for any U.S. Treasury and Agency securities, mortgage-backed securities and municipal securities. The Fund normally uses mid evaluations for any other types of fixed-income securities and any OTC derivative contracts.
Fair Valuation Procedures. The Board has established procedures for determining the fair value of investments for which price evaluations from pricing services or dealers and market quotations are not readily available. The procedures define an investment's “fair value” as the price that the Fund might reasonably expect to receive upon its current sale. The procedures assume that any sale would be made to a willing buyer in the ordinary course of trading. The procedures require consideration of factors that vary based on the type of investment and the information available. Factors that may be considered in determining an investment's fair value include: (1) the last reported price at which the investment was traded; (2) information provided by dealers or investment analysts regarding the investment or the issuer; (3) changes in financial conditions and business prospects disclosed in the issuer's financial statements and other reports; (4) publicly announced transactions (such as tender offers and mergers) involving the issuer; (5) comparisons to other investments or to financial indices that are correlated to the investment; (6) with respect to fixed-income investments, changes in market yields and spreads; (7) with respect to investments that have been suspended from trading, the circumstances leading to the suspension; and (8) other factors that might affect the investment's value.
The Valuation Committee is responsible for the day-to-day implementation of these procedures subject to Board oversight. The Valuation Committee may also authorize the use of a financial valuation model to determine the fair value of a specific type of investment. The Board periodically reviews and approves the fair valuations made by the Valuation Committee and any changes made to the procedures.
Using fair value to price investments may result in a value that is different from an investment's most recent closing price and from the prices used by other mutual funds to calculate their NAVs. The application of the fair value procedures to an investment represent a good faith determination of an investment's fair value. There can be no assurance that the Fund could obtain the fair value assigned to an investment if it sold the investment at approximately the time at which the Fund determines its NAV per share.

Significant Events. The Board has adopted procedures requiring an investment to be priced at its fair value whenever the Adviser determines that a significant event affecting the value of the investment has occurred between the time as of which the price of the investment would otherwise be determined and the time as of which the NAV is computed. An event is considered significant if there is both an affirmative expectation that the investment's value will change in response to the event and a reasonable basis for quantifying the resulting change in value. Examples of significant events that may occur after the close of the principal market on which a security is traded, or the time of a price evaluation provided by a pricing service or a dealer, include:
■	With respect to securities traded principally in foreign markets, significant trends in U.S. equity markets or in the trading of foreign securities index futures contracts;
■	Political or other developments affecting the economy or markets in which an issuer conducts its operations or its securities are traded; and
■	Announcements concerning matters such as acquisitions, recapitalizations or litigation developments, or a natural disaster affecting the issuer's operations or regulatory changes or market developments affecting the issuer's industry.
The Board has adopted procedures whereby the Valuation Committee uses a pricing service to provide factors to update the fair value of equity securities traded principally in foreign markets from the time of the close of their respective foreign stock exchanges to the pricing time of the Fund. The pricing service uses models that correlate changes between the closing and opening price of equity securities traded primarily in non-U.S. markets to changes in prices in U.S.-traded securities and derivative contracts. The pricing service seeks to employ the model that provides the most significant correlation based on a periodic review of the results. The model uses the correlation to adjust the reported closing price of a foreign equity security based on information available up to the close of the NYSE.
For other significant events, the Fund may seek to obtain more current quotations or price evaluations from alternative pricing sources. If a reliable alternative pricing source is not available, the fair value of the investment is determined using the methods discussed above in “Fair Valuation Procedures.” The Board has ultimate responsibility for any fair valuations made in response to a significant event.
Taxation of the Fund
The Fund intends to elect to be treated and to qualify each year as a RIC under the Code. Accordingly, the Fund must, among other things, meet the following requirements regarding the source of its income and the diversification of its assets:
(i) The Fund must derive in each taxable year at least 90% of its gross income from the following sources: (a) dividends, interest (including tax-exempt interest), payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or foreign currencies; and (b) interests in “qualified publicly traded partnerships'' (as defined in the Code).
(ii) The Fund must diversify its holdings so that, at the end of each quarter of each taxable year: (a) at least 50% of the market value of the Fund's total assets is represented by cash and cash items, U.S. government securities, the securities of other regulated investment companies and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund's total assets and not more than 10% of the outstanding voting securities of such issuer; and (b) not more than 25% of the market value of the Fund's total assets is invested in the securities (other than U.S. government securities and the securities of other regulated investment companies): of (I) any one issuer; (II) any two or more issuers that the Fund controls and that are determined to be engaged in the same business or similar or related trades or businesses; or (III) any one or more ‘‘qualified publicly traded partnerships'' (as defined in the Code).
As a RIC, the Fund generally will not be subject to U.S. federal income tax on income and gains that the Fund distributes to its shareholders provided that it distributes each taxable year at least the sum of: (i) 90% of the Fund's investment company taxable income (which includes, among other items, dividends, interest and the excess of any net short-term capital gain over net long-term capital loss and other taxable income, other than any net capital gain, reduced by deductible expenses) determined without regard to the deduction for dividends paid; and (ii) 90% of the Fund's net tax-exempt interest (the excess of its gross tax-exempt interest over certain disallowed deductions). The Fund intends to distribute substantially all of such income each year. The Fund will be subject to income tax at regular corporate rates on any taxable income or gains that it does not distribute to its shareholders.
In order to avoid incurring a 4% federal excise tax obligation, the Code requires that the Fund distribute (or be deemed to have distributed) by December 31 of each calendar year an amount at least equal to the sum of: (i) 98% of its ordinary income (and not taking into account any capital gain or loss) for such year; (ii) 98.2% of its capital gain net income (which is the excess of its realized net long term capital gain over its realized net short-term capital loss), generally computed on the basis of the one-year period ending on October 31 of such year, after reduction by any available capital loss carryforwards; and (iii) 100% of any ordinary income and capital gain net income from the prior year (as previously computed) that were not paid out during such year and on which the Fund paid no federal income tax. While the Fund intends to distribute any ordinary income and capital gain in the manner necessary to minimize imposition of the 4% excise tax, there can be no assurance that sufficient amounts of the Fund's ordinary income and capital gain will be distributed to avoid entirely the imposition of the tax. In that event, the Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirement.
Distributions of any taxable net investment income and net short-term capital gain will generally be taxable as ordinary income. Distributions of the Fund's net capital gain designated as capital gain dividends, if any, will be taxable to shareholders as long-term capital gains, regardless of the length of time they held their Shares. Distributions, if any, in excess of the Fund's earnings and profits will first reduce the adjusted tax basis of a holder's Shares and, after that basis has been reduced to zero, will constitute capital gains to the shareholder (assuming the Shares are held as a capital asset). The Fund's distributions generally will not qualify either for the dividends received deduction generally available to corporate taxpayers or as qualified dividend income subject to favorable tax treatment for individual taxpayers. “Qualified dividend income” means dividends received by the Fund from U.S. corporations and qualifying foreign corporations, provided that the Fund satisfies certain holding period and other requirements in respect of the stock of such corporations.
Dividends and other distributions declared by the Fund in October, November or December of any year and payable to shareholders of record on a date in any of those months will be deemed to have been paid by the Fund and received by the shareholders on December 31 of that year if the distributions are paid by the Fund during the following January. Accordingly, those distributions will be taxed to shareholders for the year in which that December 31 falls. The Fund will inform shareholders of the source and tax status of all distributions promptly after the close of each calendar year.
Dividends and interest received, and gains realized, by the Fund on foreign securities may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions (collectively “foreign taxes”) that would reduce the return on its securities. Tax conventions between certain countries and the United States, however, may reduce or eliminate foreign taxes, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.
The Fund believes that substantially all of its investment strategies will generate qualifying income for purposes of the Fund meeting the requirements for treatment as a RIC under current federal income tax law. Interest received by the Fund in connection with its trade finance investments will be qualifying income for purposes of such requirements, but income from engaging in lending or other business activities would not be qualifying income. The Fund must take into account the distinction between these types of income in structuring its participation in trade finance investments. Also, the Code expressly provides the U.S. Treasury with authority to issue regulations that would exclude foreign currency gains from qualifying income if such gains are not directly related to a fund's business of investing in stock or securities. While to date the U.S. Treasury has not exercised this regulatory authority, there can be no assurance that it will not issue regulations in the future (possibly with retroactive application) that would treat some or all of the Fund's foreign currency gains as non-qualifying income for RIC purposes, which may affect the Fund's status as a RIC for all years to which such regulations are applicable. The Fund will be treated as a single, separate entity for federal income tax purposes so that income earned and capital gains and losses realized by the Trust's other portfolios will be separate from those realized by the Fund.
Tax Basis Information
The Fund's Transfer Agent is required to provide you with the cost basis information on the sale of any of your Shares in the Fund, subject to certain exceptions.
Foreign Investments
If the Fund purchases foreign securities, its investment income may be subject to foreign withholding or other taxes that could reduce the return on these securities. Tax treaties between the United States and foreign countries, however, may reduce or eliminate the amount of foreign taxes to which the Fund would be subject. The effective rate of foreign tax cannot be predicted since the amount of Fund assets to be invested within various countries is uncertain. However, the Fund intends to operate so as to qualify for treaty-reduced tax rates when applicable.
Distributions from the Fund may be based on estimates of book income for the year. Book income generally consists solely of the income generated by the securities in the portfolio, whereas tax-basis income includes, in addition, gains or losses attributable to currency fluctuation. Due to differences in the book and tax treatment of fixed-income securities denominated in foreign currencies, it is difficult to project currency effects on an interim basis. Therefore, to the extent that currency fluctuations cannot be anticipated, a portion of distributions to shareholders could later be designated as a return of capital, rather than income, for income tax purposes, which may be of particular concern to certain trusts.
Certain foreign corporations may qualify as Passive Foreign Investment Companies (PFIC). There are special rules prescribing the tax treatment of such an investment by the Fund, which could subject the Fund to federal income tax.

If more than 50% of the value of the Fund's assets at the end of the tax year is represented by stock or securities of foreign corporations, the Fund will qualify for certain Code provisions that allow its shareholders to claim a foreign tax credit or deduction on their U.S. income tax returns. The Code may limit a shareholder's ability to claim a foreign tax credit. Shareholders who elect to deduct their portion of the Fund's foreign taxes rather than take the foreign tax credit must itemize deductions on their income tax returns.
Financial Statements
The Financial Statements for the Fund for the fiscal year ended March 31, 2019, are incorporated herein by reference to the Annual Report to Shareholders of Federated Project and Trade Finance Core Fund dated March 31, 2019.

Addresses
Federated Project and Trade Finance Core Fund
Federated Investors Funds
4000 Ericsson Drive
Warrendale, PA 15086-7561
Placement Agent
Federated Securities Corp.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222-3779
Investment Adviser
Federated Investment Management Company
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222-3779
Investment Sub-Adviser
Federated Investors (UK) LLP
150 Cheapside
London, EC2V 6ET, United Kingdom
Custodian, Transfer Agent and Dividend Disbursing Agent
State Street Bank and Trust Company
P.O. Box 219318
Kansas City, MO 64121-9318
Independent Registered Public Accounting Firm
KPMG LLP
Two Financial Center
60 South Street
Boston, MA 02111

Appendix
The following is a list of persons, other than the Adviser and its affiliates, that have been approved to receive nonpublic portfolio holdings information concerning the Federated Fund Complex; however, certain persons below might not receive such information concerning the Fund:
CUSTODIAN(S)
State Street Bank and Trust Company
Securities Lending Agent
Citibank, N.A.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
KPMG LLP
LEGAL COUNSEL
Goodwin Procter LLP
K&L Gates LLP
Financial Printer(S)
Donnelley Financial Solutions
Proxy Voting Administrator
Glass Lewis & Co., LLC
SECURITY PRICING SERVICES
Interactive Data Corporation
Markit Group Limited
Standard & Poor's Financial Services LLC
Telemet America
Thomson Reuters Corporation
RATINGS AGENCIES
Fitch, Inc.
Moody's Investors Service, Inc.
Standard & Poor's Financial Services LLC
Other SERVICE PROVIDERS
Other types of service providers that have been approved to receive nonpublic portfolio holdings information include service providers offering, for example, trade order management systems, portfolio analytics, or performance and accounting systems, such as:
Bank of America Merrill Lynch
Barclays Inc.
Bloomberg L.P.
Citibank, N.A.
Electra Information Systems
FactSet Research Systems Inc.
FISGlobal
Informa Investment Solutions, Inc.
Institutional Shareholder Services
Investortools, Inc.
MSCI ESG Research LLC
Sustainalytics U.S. Inc.
The Yield Book, Inc.
Wolters Kluwer N.V.

Item 28. Exhibits

(a)
1	Conformed Copy of Certificate of Trust (effective August 29, 2007)	(1)
2	Conformed Copy of Agreement and Declaration of Trust (effective August 15, 2008)	(5)
3	Conformed Copy of Amendment #1 (effective August 17, 2018) to the Agreement and Declaration of Trust	(18)

(b)
1	Copy of By-Laws (effective August 15, 2008)	(5)
2	Copy of Amendment 1 to By-Laws (effective June 1, 2013)	(11)
3	Copy of Amendment 2 to By-Laws (effective August 17, 2018)	(18)

(c)	Not applicable

(d)
1	Conformed Copy of Subadvisory Agreement (effective September 1, 2008) among FIMCO, FCT III and GML Capital LLP	(3)
2	Conformed copy of Investment Advisory Contract (effective March 1, 2008) between Registrant and Federated Investment Management Company	(14)
3	Conformed copy of Subadvisory Agreement (effective November 18, 2013) among FIMCO, FCT III and Federated Investors (UK) LLP	(14)

(e)
1	Conformed copy of Exclusive Placement Agent Agreement of Federated Project and Trade Finance Core Fund (effective March 1, 2008)	(14)

(f)	Not applicable

(g)
1	Conformed copy of Custodian Contract between Registrant and State Street Bank and Trust Company and Federated Services Company, dated December 1, 1993, as amended.	(1)
2	Conformed copy of the Fourth and Fifth Amendments to the Custodian Contract between Registrant and State Street Bank and Trust Company and Federated Services Company, dated December 1, 1993.	(6)
3	Conformed copy of the Amended and Restated Master Custodian Agreement between registrant and State Street Bank and Trust investment company dated March 1, 2017, and copy of Appendix A.	(16)
4	Conformed copy of Appendix A to the Amended and Restated Master Custodian Agreement between registrant and State Street Bank and Trust investment company dated December 10, 2017.	(17)

(h)
1	Conformed copy of Financial Administration and Accounting Services Agreement, dated January 1, 2007	(1)
2	Conformed copy of Transfer Agency and Service Agreement between Registrant and State Street Bank and Trust Company, dated July 1, 2004, as amended	(1)
3	Conformed copy of Agreement for Administrative Services between Registrant and Federated Administrative Services, dated November 1, 2003, as amended	(1)
4	Conformed copy of Agreement for Administrative Services between Registrant and Federated Administrative Services, dated March 1,2011, as amended	(6)
5	Conformed copy of Amended and Restated Agreement for Administrative Services between Registrant and Federated Administrative Services, dated September 1, 2012	(9)
6	Conformed copy of Financial Administration and Accounting Services Agreement, with Amendments (dated March 1, 2015)	(12)
7	Conformed copy of Transfer Agency and Service Agreement between Registrant and State Street Bank and Trust Company, as amended through January 1, 2012	(12)
8	Conformed copy of First Amendment to Amended and Restated Agreement for Administrative Services between Registrant and Federated Administrative Services, dated March 1, 2013	(14)
9	Copy of Exhibit A to the Financial Administration and Accounting Services Agreement, dated April 1, 2016	(14)
10	Conformed copy of Services Agreement between Federated Investment Management Company and Federated Advisory Services Company (with amendments), revised April 12, 2016	(14)
11	Conformed copy of Amendment to the Financial Administration and Accounting Services Agreement dated March 1, 2017, and copy of Exhibit A.	(16)
12	Conformed copy of Transfer Agency and Service Agreement between registrant and State Street Bank and Trust Company dated 1/31/17 and copies of Exhibit A, Exhibit B, Schedule 2.1, and Schedule 2.2.	(16)
13	Second Amended and Restated Agreement for Administrative Services between Registrant and Federated Administrative Services, dated September 1, 2017	(17)
14	Copy of Exhibit A to the Financial Administration and Accounting Services Agreement, dated December 15, 2017	(17)
15	Copy of Exhibit A to the Transfer Agency and Service Agreement between registrant and State Street Bank and Trust Company, dated March 1, 2018	(17)
16	Copy of Exhibit A to the Transfer Agency and Service Agreement between registrant and State Street Bank and Trust Company, dated March 1, 2019	(+)

(i)	Not applicable

(j)	Not applicable

(k)	Not Applicable

(l)	Conformed copy of Initial Subscription Agreement	(3)

(m)	Not applicable

(n)	Not applicable

(o)
1	Conformed copy of Power of Attorney of Registrant (effective February 14, 2008)	(1)
2	Conformed copy of Power of Attorney of Trustee Maureen E. Lally-Green (effective August 14, 2009)	(4)
3	Conformed copy of Power of Attorney of Treasurer Lori A. Hensler (effective April 1, 2013)	(9)
4	Conformed copy of Power of Attorney of Trustee P. Jerome Richey (effective September 1, 2013)	(10)
5	Conformed copy of Power of Attorney of Trustee John T. Collins (effective September 1, 2013)	(10)
6	Conformed copy of Power of Attorney of Trustee G. Thomas Hough (effective August 11, 2015)	(13)
7	Conformed copy of Power of Attorney of Trustee John B. Fisher (effective May 11, 2016)	(14)

(p)
1	Code of Ethics for Access Persons – Federated Investors, Inc. (effective January 1, 2005)	(1)
2	Code of Ethics for GML Capital LLP (effective December 17, 2008)	(3)
3	Copy of Federated Investors, Inc. Code of Ethics for Access Persons (effective October 1, 2008)	(5)
4	Copy of Federated Investors, Inc. Code of Ethics for Access Persons (effective September 1, 2010)	(6)
5	Copy of Federated Investors, Inc. Code of Ethics for Access Persons (effective December 6, 2010)	(7)
6	Copy of Federated Investors, Inc. Code of Ethics for Access Persons (effective September 30, 2012)	(8)
7	Copy of Federated Investors, Inc. Code of Ethics for Access Persons (effective January 1, 2016)	(15)

+	Exhibit is being filed electronically with registration statement; indicate by footnote

ALL RESPONSES ARE INCORPORATED BY REFERENCE TO A POST-EFFECTIVE AMENDMENT (PEA) OF THE REGISTRANT FILED ON FORM N-1A (FILE NO. 811-22217)
1	Initial Registration Statement filed July 22, 2008
2	PEA No. 1 filed October 3, 2008
3	PEA No. 2 filed August 6, 2009
4	PEA No. 3 filed on December 15, 2009
5	PEA No. 4 filed on June 30, 2010
6	PEA No. 5 filed on May 27, 2011
7	PEA No. 7 filed on May 30, 2012
8	PEA No. 8 filed on May 2, 2013
9	PEA No. 9 filed on May 29, 2013
10	PEA No. 12 filed on November 18, 2013
11	PEA No. 13 filed on June 3, 2014
12	PEA No. 16 filed on May 29, 2015
13	PEA No. 17 filed on November 25, 2015
14	PEA No. 18 filed on May 26, 2016
15	PEA No. 19 filed on April 7, 2017
16	PEA No. 20 filed on May 30, 2017
17	PEA No. 21 filed on May 29, 2018
18	PEA No. 22 filed on May 29, 2019

Item 29 Persons Controlled by or Under Common Control with the Fund:
None

Item 30 Indemnification

Indemnification is provided to Officers and Trustees of the Registrant pursuant to Article V of Registrant's Declaration of Trust. The Investment Advisory Contract between the Registrant and Federated Investment Management Corp. ("Adviser") provides that, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under the Investment Advisory Contract on the part of Adviser, Adviser shall not be liable to the Registrant or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security. Registrant's Trustees and Officers are covered by an Investment Trust Errors and Omissions Policy.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, Officers, and controlling persons of the Registrant by the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by Trustees), Officers, or controlling persons of the Registrant in connection with the successful defense of any act, suit, or proceeding) is asserted by such Trustees, Officers, or controlling persons in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

Insofar as indemnification for liabilities may be permitted pursuant to Section 17 of the Investment Company Act of 1940 for Trustees, Officers, and controlling persons of the Registrant by the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware of the position of the Securities and Exchange Commission as set forth in Investment Company Act Release No. IC-11330. Therefore, the Registrant undertakes that in addition to complying with the applicable provisions of the Declaration of Trust or otherwise, in the absence of a final decision on the merits by a court or other body before which the proceeding was brought, that an indemnification payment will not be made unless in the absence of such a decision, a reasonable determination based upon factual review has been made (i) by a majority vote of a quorum of non-party Trustees who are not interested persons of the Registrant or (ii) by independent legal counsel in a written opinion that the indemnitee was not liable for an act of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties. The Registrant further undertakes that advancement of expenses incurred in the defense of a proceeding (upon undertaking for repayment unless it is ultimately determined that indemnification is appropriate) against an Officer, Trustee, or controlling person of the Registrant will not be made absent the fulfillment of at least one of the following conditions: (i) the indemnitee provides security for his undertaking; (ii) the Registrant is insured against losses arising by reason of any lawful advances; or (iii) a majority of a quorum of disinterested non-party Trustees or independent legal counsel in a written opinion makes a factual determination that there is reason to believe the indemnitee will be entitled to indemnification.

Item 31 Business and Other Connections of Investment Adviser: Federated Investment Management Company
For a description of the other business of the Investment Adviser, see the section entitled “Who Manages the Fund?” in Part A. The affiliations with the Registrant of two of the Trustees and five of the Officers of the Investment Adviser are included in Part B of this Registration Statement under "Who Manages and Provides Services to the Fund?" The remaining Trustees of the Investment Adviser and, in parentheses, their principal occupations are: Thomas R. Donahue, (Chief Financial Officer, Federated Investors, Inc.), 1001 Liberty Avenue, Pittsburgh, PA, 15222-3779, John B. Fisher, (Vice Chairman, Federated Investors, Inc.) 1001 Liberty Avenue, Pittsburgh, PA, 15222-3779 and James J. Gallagher, II, Partner, Morris James LLP, 500 Delaware Avenue, Suite 1500, Wilmington, DE 19801-1494. The business address of each of the Officers of the Investment Adviser is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779. These individuals are also officers of a majority of the Investment Advisers to the investment companies in the Federated Fund Complex described in Part B of this Registration Statement.
The Officers of the Investment Adviser are:
Chairman:	J. Christopher Donahue
President/ Chief Executive Officer:	John B. Fisher
Executive Vice Presidents:	Deborah A. Cunningham Robert J. Ostrowski
Senior Vice Presidents:

Todd Abraham

J. Scott Albrecht

Randall S. Bauer

Jonathan C. Conley

Mark E. Durbiano

Donald T. Ellenberger

Eamonn G. Folan

Richard J. Gallo

John T. Gentry

Susan R. Hill

William R. Jamison

Jeffrey A. Kozemchak

Anne H. Kruczek

Marian R. Marinack

Mary Jo Ochson

Jeffrey A. Petro

Ihab Salib

Michael W. Sirianni, Jr.

Steven J. Wagner

Paige Wilhelm

Vice Presidents:

Christopher S. Bodamer

G. Andrew Bonnewell

Hanan Callas

Leslie Ciferno

Jerome Conner

Lee R. Cunningham, II

Gregory Czamara, V

B. Anthony Delserone, Jr.

Joseph A. Delvecchio

Jason DeVito

Bryan Dingle

William Ehling

Ann Ferentino

Timothy P. Gannon

Kathryn P. Glass

James L. Grant

Patricia L. Heagy

Nathan H. Kehm

John C. Kerber

J. Andrew Kirschler

Allen J. Knizner

Tracey Lusk

Karen Manna

Daniel James Mastalski

Robert J. Matthews

Christopher McGinley

Keith E. Michaud

Karl Mocharko

Joseph M. Natoli

Gene Neavin

Bob Nolte

Liam O’Connell

Mary Kay Pavuk

John Polinski

Rae Ann Rice

Brian Ruffner

Thomas C. Scherr

John Sidawi

Kyle Stewart

Patrick J. Strollo, III

Mary Ellen Tesla

Timothy G. Trebilcock

Nicholas S. Tripodes

Anthony A. Venturino

Mark Weiss

George B. Wright

Christopher Wu

Assistant Vice Presidents:

John Badeer

Patrick Benacci

David B. Catalane

Nicholas Cecchini

James Chelmu

Joseph Engel

Brandon Ray Hochstetler

Nick Navari

Bradley Payne

John W. Scullion

Steven J. Slanika

Randal Stuckwish

James D. Thompson

Michael S. Wilson

Secretary:	G. Andrew Bonnewell
Assistant Secretaries:	Edward C. Bartley George F. Magera
Treasurer:	Thomas R. Donahue
Assistant Treasurers:	Jeremy D. Boughton Richard A. Novak
Chief Compliance Officer:	Stephen Van Meter

Item 31 Business and Other Connections of Investment Adviser: FEDERATED INVESTORS (UK) LLP
For a description of the other business of the Investment Adviser, see the section entitled “Management Organization and Capital Structure” in Part A. The affiliation with the Registrant of five of the Officers of the Investment Adviser is included in Part B of this Registration Statement under "Management of the Trust." The Trustees of the Investment Adviser and, in parentheses, their principal occupations are: Gordon J. Ceresino, (President, Federated International Management Limited; executive director for international distribution); Gregory P. Dulski, (Senior Corporate Counsel, Federated Investors, Inc.); and Denis McAuley III, (Vice President, Federated Investors, Inc.). The business address of the Trustees is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779. The business address of the Officers of the Investment Adviser is noted below.
The Officers of the Investment Adviser are:
President/ Chief Executive Officer:	Gordon J. Ceresino[1]
Senior Vice President:	Deborah A. Cunningham [1] Dennis Gepp[3] Robert Ostrowski[1]
Vice Presidents:	Patrick Bayliss[3] Gregory P. Dulski[1] Mohammed Hassan Elmi[3] Christopher McGinley[1] Gary Skedge[3] Robert J. Wagner[2]
Assistant Vice President	Ketan Shah[3]
Managing Director and Chief Investment Officer:	Dennis Gepp[3]
Chief Operating Officer:	Judith Benson[3]
Chief Compliance Officer:	Stephen Van Meter[1]
Treasurer:	Richard A. Novak[1]
Assistant Treasurer:	Jeremy D. Boughton[1]

1 Federated Investors Tower, 1001 Liberty Ave., Pittsburgh, PA 15222
2 4000 Ericsson Dr., Warrendale, PA 15086
3 150 Cheapside, London, EC2V 6ET, England

Item 32 Principal Underwriters:
(a)	Federated Securities Corp., the Distributor for shares of the Registrant, acts as principal underwriter for the following investment companies, including the Registrant:
Federated Adjustable Rate Securities Fund
Federated Adviser Series
Federated Core Trust
Federated Core Trust III
Federated Equity Funds
Federated Equity Income Fund, Inc.
Federated Fixed Income Securities, Inc.
Federated Global Allocation Fund
Federated Government Income Securities, Inc.
Federated Government Income Trust
Federated High Income Bond Fund, Inc.
Federated High Yield Trust
Federated Income Securities Trust
Federated Index Trust
Federated Institutional Trust
Federated Insurance Series
Federated International Series, Inc.
Federated Investment Series Funds, Inc.
Federated Managed Pool Series
Federated MDT Series
Federated Municipal Bond Fund, Inc.
Federated Municipal Securities Income Trust
Federated Premier Municipal Income Fund
Federated Project and Trade Finance Tender Fund
Federated Short-Intermediate Duration Municipal Trust
Federated Total Return Government Bond Fund
Federated Total Return Series, Inc.
Federated U.S. Government Securities Fund: 1-3 Years
Federated U.S. Government Securities Fund: 2-5 Years
Federated World Investment Series, Inc.
Intermediate Municipal Trust
Money Market Obligations Trust

(b)
(1) Positions and Offices with Distributor	(2) Name	(3) Positions and Offices With Registrant
Executive Vice President, Assistant Secretary and Director:	Thomas R. Donahue
President and Director:	Paul Uhlman
Vice President and Director:	Peter J. Germain
Director:	Frank C. Senchak

(1) Positions and Offices with Distributor	(2) Name	(3) Positions and Offices With Registrant
Executive Vice Presidents:	Michael Bappert Peter W. Eisenbrandt Solon A. Person, IV
Senior Vice Presidents:

Irving Anderson

Daniel G. Berry

Jack Bohnet

Bryan Burke

Scott J. Charlton

Steven R. Cohen

James S. Conley

Stephen R. Cronin

Charles L. Davis, Jr.

Michael T. Dieschborg

Michael T. DiMarsico

Jack C. Ebenreiter

Timothy J. Franklin

James Getz, Jr.

Scott A. Gunderson

Dayna C. Haferkamp

Vincent L. Harper, Jr.

Bruce E. Hastings

Donald Jacobson

Jeffrey S. Jones

Harry J. Kennedy

Michael Koenig

Edwin C. Koontz

Anne H. Kruczek

Jane E. Lambesis

Jerry Landrum

Hans W. Lange, Jr.

Michael Liss

Diane Marzula

Amy Michaliszyn

Richard C. Mihm

Vincent T. Morrow

Alec H. Neilly

Keith Nixon

James E. Ostrowski

Stephen Otto

Richard P. Paulson

Richard A. Recker

Diane M. Robinson

Brian S. Ronayne

Timothy A. Rosewicz

Tom Schinabeck

Edward L. Smith

John Staley

William C. Tustin

Michael N. Vahl

Lewis C. Williams

Michael Wolff

Daniel R. Wroble

Erik Zettlemayer

Paul Zuber

Vice Presidents:

Frank Amato

Catherine M. Applegate

Robert W. Bauman

Marc Benacci

Christopher D. Berg

Bill Boarts

Matthew A. Boyle

Edward R. Bozek

Edwin J. Brooks, III

Thomas R. Brown

Mark Carroll

Dan Casey

Stephen J. Costlow

Mary Ellen Coyne

Kevin J. Crenny

David G. Dankmyer

Christopher T. Davis

Donald Edwards

Mark A. Flisek

Stephen Francis

David D. Gregoire

Raymond J. Hanley

George M. Hnaras

Scott A. Holick

Robert Hurbanek

Ryan W. Jones

Todd Jones

Scott D. Kavanagh

Susan C. Kelley

Patrick Kelly

Nicholas R. Kemerer

Robert H. Kern

Shawn E. Knutson

Crystal C. Kwok

Joseph R. Lantz

David M. Larrick

John P. Liekar

Jonathan Lipinski

Paul J. Magan

Margaret M. Magrish

Meghan McAndrew

Martin J. McCaffrey

Brian McInis

John C. Mosko

Mark J. Murphy

Catherine M. Nied

Ted Noethling

John A. O’Neill

Mark Patsy

Marcus Persichetti

Chris Prado

Max E. Recker

Emory Redd

Matt Ryan

Eduardo G. Sanchez

John Shrewsbury

Peter Siconolfi

Justin Slomkowski

Bradley Smith

John R. Stanley

Mark Strubel

Jonathan Sullivan

Jeffrey B. Turner

David Wasik

G. Walter Whalen

Theodore Williams

Brian R. Willer

Littell L. Wilson

James J. Wojciak

Assistant Vice Presidents:

Debbie Adams-Marshall

Kenneth C. Baber

Raisa E. Barkaloff

Zachary J. Bono

Edward R. Costello

Chris Jackson

Kristen C. Kiesling

Anthony W. Lennon

Stephen R. Massey

Carol McEvoy McCool

John K. Murray

Melissa R. Ryan

Carol Anne Sheppard

Michael A. Smith

Scott A. Vallina

Laura Vickerman

James Wagner

Secretary:	Kary A. Moore
Assistant Secretaries:	Edward C. Bartley
Thomas R. Donahue
George F. Magera
Treasurer:	Richard A. Novak
Assistant Treasurer:	Jeremy D. Boughton
Chief Compliance Officer:	Stephen Van Meter

(c)	Not Applicable

Item 33 Location of Accounts and Records:
All accounts and records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 through 31a-3 promulgated thereunder are maintained at one of the following locations:

Federated Core Trust III	Federated Investors Funds 4000 Ericsson Drive Warrendale, PA 15086-7561 (Notices should be sent to the Agent for Service at the address listed on the facing page of this filing.)
Federated Administrative Services (“Administrator”)	Federated Investors Tower 1001 Liberty Avenue Pittsburgh, PA 15222-3779
Federated Investment Management Company (“Adviser”)	Federated Investors Tower 1001 Liberty Avenue Pittsburgh, PA 15222-3779
Federated Investors (UK) LLP (“Sub-Adviser”)	150 Cheapside London EC2v 6ET United Kingdom
State Street Bank and Trust Company (“Transfer Agent, Dividend Disbursing Agent” and “Custodian”)	P.O. Box 219318 Kansas City, MO 64121-9318

Item 34 Management Services:
Not applicable.

Item 35 Undertakings:
Registrant hereby undertakes to comply with the provisions of Section 16(c) of the 1940 Act with respect to the removal of Trustees and the calling of special shareholder meetings by shareholders.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Federated Core Trust III, has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Pittsburgh and Commonwealth of Pennsylvania, on the 29th day of July, 2019.

FEDERATED CORE TRUST III
BY: /s/ George F. Magera George F. Magera, Assistant Secretary